As filed with the Securities and Exchange Commission on March 18, 2008.

Registration Statement No. 333-___________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

________________________

MRU ABS II LLC

(Exact name of registrant as specified in its charter)

Delaware	26-2178729
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

590 Madison Avenue, 13th Floor, Suite 200

New York, New York 10022

(646) 467-9261

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan A. Coblentz

Treasurer

MRU Holdings, Inc.

590 Madison Avenue

New York, New York 10022

(212) 398-1780

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

________________________

Copies to:

RICHARD L. FRIED, ESQ

STROOCK & STROOCK & LAVAN LLP

180 Maiden Lane

New York, New York 10038

LAURENCE PETTIT, ESQ

BAKER & MCKENZIE LLP

1114 Avenue of the Americas

New York, New York 10036

Approximate date of commencement of proposed sale to the public: from time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Student Loan Asset-Backed Notes	$750,000,000	$750,000,000	$29,475.00

(1)	Estimated solely for purposes of calculating the registration fee.
(2)	Registration fee is calculated on the basis of $39.30 per million offered.

________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS SUPPLEMENT

(To Prospectus dated _________, 20___)

$_________

MRU Student Loan Trust 20__-__

Issuing Entity

Student Loan Asset-Backed Notes

MRU ABS II LLC

Depositor

MRU Holdings, Inc.

Sponsor and Administrator

Securities Offered

•	Classes of notes listed in the table below.

Assets

•	Private student loans.

Credit Enhancement

•	Excess interest on the student loans.

•

Subordination of the class B notes and class C notes to the class A notes and subordination of the class C notes to the class B notes, each to the extent more fully described in this prospectus supplement.

•	Reserve account.

You should carefully consider the risk factors beginning on page S-__ of this prospectus supplement and on page 1 of the prospectus.

The notes offered hereby represent obligations of the issuing entity only and do not represent an interest in or obligations of the sponsor, the depositor, the administrator, the servicer or any of their affiliates.

The notes are not guaranteed or insured by the United States or any governmental agency.

A distribution date for the notes is the ___ day of each ________, ________, ________ and ________, commencing in ______ 20__, or if the ___ is not a business day, then the next business day.

	Initial Class Balance	Interest Rate (per annum)	Final Maturity Date	Price	Discounts and Commissions(1)	Proceeds to the Issuing Entity(2)
Class A-1 Notes	$__________	Three-month LIBOR plus ____%	______, 20__	______%	______%	______%
Class A-2 Notes	$__________	Three-month LIBOR plus ____%	______, 20__	______%	______%	______%
Class A-3 Notes	$__________	Three-month LIBOR plus ____%	______, 20__	______%	______%	______%
Class B-1 Notes	$__________	Three-month LIBOR plus ____%	______, 20__	______%	______%	______%
Class B-2 Notes	$__________	Three-month LIBOR plus ____%	______, 20__	______%	______%	______%
Class C Notes	$__________	Three-month LIBOR plus ____%	______, 20__	______%	______%	______%
Total	$_________					$________(2)

[(1) Subject to indemnification and expense reimbursement agreements with the underwriter.]

[(2) Before deducting expenses estimated to be $________.]

The offered notes are offered by the underwriter named below, subject to prior sale, when, as and if accepted by the underwriter, subject to approval of certain legal matters by counsel for the underwriter. The underwriter reserves the right to withdraw, cancel or modify the offer and to reject orders in whole or in part. It is expected that delivery of the Series 20__-__notes will be made in book-entry-only form on or about _______, 20__.

[This prospectus supplement and the accompanying prospectus constitute the Irish prospectus (the “Irish Prospectus”) for the purpose of Directive 2003/71/EC (the “Prospectus Directive”). Reference throughout this document to the prospectus supplement and the accompanying prospectus shall be taken to read “Irish Prospectus” for such purpose. Application has been made to the Irish Financial Services Regulatory Authority (the “Financial Regulator in Ireland”), as competent authority under the Prospectus Directive for the Irish Prospectus to be approved. The approval relates only to the offered notes which are to be admitted to trading on the regulated market of The Irish Stock Exchange Limited (the “Irish Stock Exchange”). Application has been made to the Irish Stock Exchange for the offered notes to be admitted to the Official List and to trading on its regulated market. There can be no assurance that this listing will be obtained. The issuance and settlement of the offered notes is not conditioned on the listing of the offered notes on the Irish Stock Exchange.]

Neither the Securities and Exchange Commission nor any other federal regulatory authority or state securities commission has approved or recommended the securities described in this prospectus supplement or determined if this prospectus supplement is truthful or complete. No securities commission or regulatory authority has reviewed the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

_______________________

____________
Underwriter
_______________________

_______, 20__

Table of Contents

Prospectus Supplement

       Page

Summary Of Terms	S-1
Risk Factors	S-12
Formation Of The Issuing Entity	S-18
Use Of Proceeds	S-19
The Servicer	S-19
The Depositor	S-19
The Administrator And The Sponsor	S-20
The Trustees	S-20
Securities Previously Issued By Affiliates Of The Sponsor	S-23
The Private Trust Student Loans	S-24
Prepayment And Yield Considerations	S-34
The Servicing Agreement	S-38
Deposit Agreement	S-41
The Administration Agreement	S-41
[The Verification Agent Agreement]	S-42
The Indenture	S-42
Description Of The Notes	S-48
U.S. Federal Income Tax Consequences	S-60
ERISA Considerations	S-60
Underwriting	S-63
Legal Matters	S-64
Ratings	S-64
Legal Proceedings	S-65
Listing And General Information	S-65
Glossary Of Terms	G-1

[Insert TOC for Prospectus]

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND

THE ACCOMPANYING PROSPECTUS

Information about the notes is included in two separate sections of this document that provide progressively more detailed information. These two sections are:

(a)  This prospectus supplement, which describes the specific terms of the securities being offered; and

(b)  The accompanying prospectus which begins after the end of this prospectus supplement and which provides general information, some of which may not apply to your particular class of offered notes.

You should rely on information contained in this document. No one has been authorized to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

The notes may not be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Statements in this prospectus supplement and the prospectus regarding the planned purchase of eligible student loans by the issuing entity and the related issuance of the notes, including statements regarding the collateral pool composition, structure of the planned transaction and the issuing entity’s timing and ability to pay the notes, as well as any other statements that are not purely historical, constitute “forward-looking statements.” These forward-looking statements are based on our plans, estimates and expectations as of the date of this prospectus supplement. The inclusion of this forward-looking information should not be regarded as a representation by us, the issuing entity or any other person that the future results, plans, estimates or expectations expressed or implied in the forward-looking statements will actually be achieved. You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors, which may cause the performance of the issuing entity, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include factors affecting prepayment, default and recovery rates on the trust student loans, legislative and regulatory initiatives, and the other factors set forth under the caption “Risk Factors” in this prospectus supplement. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this prospectus supplement.

[IRISH STOCK EXCHANGE INFORMATION

We accept our responsibility for the information contained in this prospectus supplement and the accompanying prospectus. To the best of our knowledge and belief the information contained in this prospectus supplement and the accompanying prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information.

Reference in this prospectus supplement and the accompanying prospectus to documents incorporated by reference and any website addresses set forth in this prospectus supplement and the accompanying prospectus will not be deemed to constitute a part of the prospectus filed with the Irish Stock Exchange in connection with the listing of the offered notes.

___________ will act as the listing agent, and ___________ will act as the paying agent in Ireland for the offered notes.]

SUMMARY OF TERMS

•

This summary highlights selected information from this prospectus supplement. It does not contain all of the information that you need to consider in making your investment decision. You should read carefully this entire prospectus supplement in order to understand all of the terms of the offering of the securities.

•	This summary provides an overview to aid your understanding and is qualified by the full description of this information in this prospectus supplement.
•	You can find a glossary of certain capitalized terms used in this prospectus supplement in the glossary.

PRINCIPAL PARTIES

Depositor

MRU ABS II LLC

Issuing Entity

MRU Student Loan Trust 20__-__

Administrator and Sponsor

MRU Holdings, Inc.

Servicers

________________

________________

[Special Servicer

________________]

Owner Trustee

________________

Indenture Trustee, [Verification Agent], [Back-up Administrator] and Custodian

________________

The following diagram summarizes the relationship of the principal parties in the transaction:

DATES

Distribution Dates

•

A distribution date for the notes is the ___ day of each ________, ________, ________ and ________ commencing in ______ 20__ or if the ___ day of any such month is not a business day, the distribution date will be the next business day.

Record Dates

•	Distributions of interest and principal will be payable to holders of record as of the close of business on the record date, which is the business day before the related distribution date.

Cut Off Dates

•	The cut off date for each student loan we acquire will be the date such loans are transferred to the issuing entity. We will receive payments made on each student loan on and after its cut off date.

Statistical Cut Off Date

•	Close of business on _______, 20__.
•	All statistical information relating to the trust student loans is presented as of the statistical cut off date.

Closing Date

•	On or about _______, 20__.

Interest accrual periods

•

The initial interest accrual period for the notes will be from the closing date to but excluding the first distribution date; thereafter, interest on the notes will accrue from the most recent distribution date to but excluding the current distribution date.

DESCRIPTION OF THE NOTES

General

The original principal amount for each class of the Series 20__-__notes is listed on the cover page of this prospectus supplement. The notes will bear interest at three-month LIBOR, except for the initial interest accrual period, plus the margin set forth on the cover page of this prospectus supplement.

The offered notes will be issued in book-entry form through The Depository Trust Company, Clearstream Banking, société anonyme, Luxembourg and Euroclear. You will not be entitled to receive definitive certificates representing your interests in the offered notes, except in certain limited circumstances.

The offered notes will be available in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof.

Offered Notes

Senior Notes

•	Class A-1 notes
•	Class A-2 notes
•	Class A-3 notes

Subordinate Notes

•	Class B-1 notes
•	Class B-2 notes
•	Class C notes

To the extent more fully described under “Description of the Notes—Credit Enhancement—Subordination of the Subordinate Notes:”

•	The class C notes are subordinate to the class A notes and class B notes; and
•	The class B notes are subordinate to the class A notes.

Non-Offered Securities

•	The issuing entity also will issue privately a single class of certificates to the depositor. We refer to these certificates as the “owner trust certificates.”
•	The owner trust certificates will not have a principal balance and will not bear interest.
•	The owner trust certificates will only be entitled to distributions on any distribution date after all other required payments, deposits and distributions are made.
•	Any information in this prospectus supplement relating to the owner trust certificates is solely for informational purposes to further a better understanding of the offered notes.

Interest Payments

Interest on the Notes

•

The rate of interest on the notes for each interest accrual period will be an annual rate equal to the sum of the then applicable three-month LIBOR plus the margin listed on the cover page of this prospectus supplement.

•	However, based on the expected closing date, for the initial interest accrual period LIBOR will be determined by the following formula:

X + ((__/__)•(Y-X))

where, X = ____-month LIBOR, and Y = ____-month LIBOR, as of the second business day before the start of the initial interest accrual period.

•	Interest on the notes will be computed on the basis of the actual number of days elapsed in the related interest accrual period divided by 360.

Subordinate Note Interest Triggers

A Class B Note Interest Trigger will be in effect for a distribution date if (a) both (i) the Cumulative Default Rate (as defined in the glossary) for such distribution date equals or exceeds the Cumulative Default Rate listed below for the distribution date occurring on or most recently prior to such distribution date and (ii) on the last day of the related collection period, the ratio of (x) the sum of the pool balance (as defined under “Glossary of Terms”) plus the amount on deposit in the reserve account to (y) the aggregate outstanding principal balance of the class A notes and the class B notes is less than ____% or (b) the sum of the pool balance plus the amount on deposit in the reserve account (less any cumulative shortfall of interest on the class B notes) is less than the aggregate outstanding principal balance of the class A notes.

Distribution Date	Cumulative Default Rate
_______, 20__	______%
_______, 20__	______%
_______, 20__	______%
_______, 20__	______%
_______, 20__	______%
_______, 20__	______%
_______, 20__	______%
_______, 20__	______%
_______, 20__	______%
_______, 20__	______%
_______, 20__	______%

If a Class B Note Interest Trigger is in effect, interest on the class B notes will be subordinated to the payment of principal on the class A notes, and interest on the class C notes will be subordinated to the payment of principal on the class A notes and the class B notes.

A Class C Note Interest Trigger will be in effect for a distribution date if (a) both (i) the Cumulative Default Rate for such distribution date equals or exceeds the Cumulative Default Rate listed below for the distribution date occurring on or most recently prior to such distribution date and (ii) on the last day of the related collection period, the ratio of (x) the sum of the pool balance plus the amount on deposit in the reserve account to (y) the aggregate outstanding principal balance of the class A notes, the class B notes and the class C notes is less than ____% or (b) the sum of the pool balance plus the amount on deposit in the reserve account (less any cumulative shortfall of interest on the class B notes and class C notes) is less than the aggregate outstanding principal balance of the class A notes and the class B notes.

Distribution Date	Cumulative Default Rate
_______, 20__	______%
_______, 20__	______%
_______, 20__	______%
_______, 20__	______%
_______, 20__	______%
_______, 20__	______%
_______, 20__	______%
_______, 20__	______%
_______, 20__	______%
_______, 20__	______%
_______, 20__	______%

If a Class C Note Interest Trigger is in effect, interest on the class C notes will be subordinated to the payment of principal on the class A notes and the class B notes.

Principal Payments

Principal payments on the Series 20__-__notes will be allocated on each distribution date, to the extent of available funds, in an amount equal to the principal distribution amount.

For each distribution date, the principal distribution amount is equal to the amount necessary so that (a) (i) the sum of the pool balance at the end of the preceding collection period plus amounts on deposit in the reserve account after giving effect to the payments allocated on that distribution date, less (ii) the greater of (x) ____% of the amount described in clause (a)(i) of this paragraph or (y) ____% of the aggregate principal balance, plus accrued interest expected to be capitalized, as of the respective cut off date of the trust student loans acquired by the issuing entity on the closing date and during the acquisition period equals (b) the outstanding principal balance of the offered notes after giving effect to the payments allocated on that distribution date.

Turbo of Principal

On each distribution date on which a Turbo Trigger is in effect, all available funds remaining in the collection account after clause (12) below under “Distributions—Distribution Dates” will be distributed as principal in accordance with the same priorities as described under clauses (7), (9) and (11) below under “Distributions—Distribution Dates.”

A Turbo Trigger will be in effect if:

(a)

The outstanding principal balance of the trust student loans plus accrued interest expected to be capitalized is equal to or less than ____% of the aggregate principal balance of the trust student loans plus accrued interest expected to be capitalized as of the respective cut off date; or

(b)

The Cumulative Default Rate for the applicable distribution date exceeds the Cumulative Default Rate listed below for the distribution date occurring on or most recently prior to such distribution date.

Distribution Date	Cumulative Default Rate
_______, 20__	______%
_______, 20__	______%
_______, 20__	______%
_______, 20__	______%
_______, 20__	______%
_______, 20__	______%
_______, 20__	______%
_______, 20__	______%
_______, 20__	______%
_______, 20__	______%
_______, 20__	______%

Credit Enhancement

•	Excess interest on the trust student loans.
•

Subordination of the class B notes and the class C notes (we refer to these notes as the “subordinate notes”) to the class A notes (we refer to these notes as the “senior notes”); and subordination of the class C notes to the class B notes to the extent more fully described under “Description of the Notes-–Credit Enhancement–Subordination of the Subordinate Notes.”

•	Reserve account.

Distributions

Payments

On each distribution date if a Class B Note Interest Trigger or Class C Note Interest Trigger is not in effect, the following deposits and distributions will be made to the extent of available funds in the order indicated below.

(1)	To make any payment of servicer fees then due and payable to the servicer;
(2)

Pro rata: indenture trustee fees and expenses up to the amount specified in the indenture; owner trustee fees and expenses up to the amount specified in the trust agreement; servicer expenses up to the amount specified in the servicing agreements; administrator fees and expenses up to the amount specified in the administration agreement; and [verification agent fees and expenses up to the amount specified in the verification agent agreement];

(3)	To the holders of each class of class A notes, interest on a pro rata basis;
(4)	To the holders of the class B notes, interest on a pro rata basis, excluding any carry-over interest distribution amount (as defined under “Glossary of Terms”);
(5)	To the holders of the class C notes, interest, excluding any carry-over interest distribution amount;
(6)	To the reserve account, an amount, if any, necessary to reinstate the reserve account to the required reserve amount;
(7)	To the holders of the class A notes, the class A principal distribution amount (as defined under “Glossary of Terms”);

(8)	To the holders of the class B notes, any carry-over interest distribution amount on a pro rata basis;
(9)	To the holders of the class B notes, the class B principal distribution amount (as defined under “Glossary of Terms”);
(10)	To the holders of the class C notes, any carry-over interest distribution amount;
(11)	To the holders of the class C notes, the class C principal distribution amount (as defined under “Glossary of Terms”);
(12)

Pro rata: all amounts in excess of the maximum amounts specified in clause (2) for indenture trustee fees and expenses; owner trustee fees and expenses; servicer indemnities and expenses; administrator fees and expenses; [verification agent fees and expenses]; and fees and expenses of any other service providers (including but not limited to the custodian);

(13)

If a Turbo Trigger is in effect, to the holders of the notes any remaining amounts as payment of principal until paid in full, allocated in the same manner and priority as the principal distribution amount for such distribution date; and

(14)	Any remaining amounts will be paid to the owner trust certificateholders.

Payment of the Principal Distribution Amount

Prior to an event of default, on each distribution date, the principal distribution amount for the notes will be allocated as follows:

Prior to the _______, 20__ distribution date (also referred to as the “Stepdown Date”) or on or after the Stepdown Date if a Subordinate Note Principal Trigger has occurred and remains in effect, the principal distribution amount will be allocated to the class A-1 notes, the class A-2 notes and the class A-3 notes, sequentially in ascending numerical order, to pay principal until each such class is paid in full, then, to the class B-1 notes and the class B-2, notes sequentially in ascending numerical order, to pay principal until each such class is paid in full, and finally, to the class C notes to pay principal until such class is paid in full.

On and after the Stepdown Date and so long as no Subordinate Note Principal Trigger has occurred and remains in effect:

•

The Class A Percentage (as defined below) of the principal distribution amount will be allocated to the class A-1 notes, class A-2 notes and class A-3 notes, sequentially in ascending numerical order, to pay principal until each such class is paid in full;

•

The Class B Percentage (as defined below) of the principal distribution amount will be allocated to the class B-1 notes and class B-2 notes, sequentially in ascending numerical order, to pay principal until such class is paid in full; and

•	The Class C Percentage (as defined below) of the principal distribution amount will be allocated to the class C notes to pay principal until such class is paid in full;

The Class A Percentage at any time equals the percentage equivalent of a fraction, the numerator of which is the aggregate outstanding principal balance of the class A notes and the denominator of which is the sum of the aggregate outstanding principal balance of all the notes.

The Class B Percentage at any time equals the percentage equivalent of a fraction, the numerator of which is the aggregate outstanding principal balance of the class B notes and the denominator of which is the sum of the aggregate outstanding principal balance of all the notes.

The Class C Percentage at any time equals the percentage equivalent of a fraction, the numerator of which is the aggregate outstanding principal balance of the class C notes and the denominator of which is the sum of the aggregate outstanding principal balance of all the notes.

If an event of default with respect to payment on the notes occurs and continues, on each distribution date, cash available to be distributed following payment for any fees and expenses will be allocated in respect of interest and principal to each class of class A notes on a pro rata basis until each such class is paid in full, then to each class of class B notes on a pro rata basis first to pay any interest and any carry-over interest distribution amount and then to pay principal until such class is paid in full and finally, to the class C notes first to pay any interest and carry-over interest distribution amount and then to pay principal until such class is paid in full.

Subordinate Note Principal Trigger

A Subordinate Note Principal Trigger will occur on any distribution date on and after the Stepdown Date if either:

•	A Note Parity Trigger occurs and is continuing; or
•	The Cumulative Default Rate exceeds ___%.

A Note Parity Trigger will occur if (a) the sum of the pool balance plus amounts on deposit in the reserve account at the end of the preceding collection period is less than (b) the outstanding principal balance of the offered notes after giving effect to the payments allocated on that distribution date.

Final Maturity Dates

The unpaid principal amount of each class of offered notes will be payable in full on the applicable final maturity date listed on the cover page of this prospectus supplement.

TRUST PROPERTY

Formation of the Issuing Entity

The issuing entity is a Delaware statutory trust. The only activities of the issuing entity will be acquiring, owning and servicing the trust student loans and the other assets of the issuing entity, issuing and making payments on the notes and other related activities.

The Issuing Entity’s Assets

The assets of the issuing entity will include:

•	Private student loans.
•	Collections and other payments on the trust student loans.
•	Funds in the acquisition fund account.
•	Funds in the reserve account.

On the closing date, the sum of the outstanding principal balance of the trust student loans plus accrued interest expected to be capitalized, the acquisition fund account and the reserve account will be no less than approximately ____% of the outstanding principal amount of the offered notes.

Trust Student Loans

The trust student loans are private student loans that are not reinsured by the United States Department of Education or any other government agency.

The trust student loans will be acquired by the issuing entity from the depositor with proceeds from the sale of the notes.

The trust student loans have the characteristics set forth below as of the statistical cut off date. Unless otherwise specified, percentages are of the principal balance of the trust student loans as of the statistical cut off date (including certain interest accrued to be capitalized).

Aggregate Characteristics as of the statistical cut off date.

•	Aggregate outstanding principal balance of trust student loans: $_________
•	Aggregate outstanding principal and accrued interest expected to be capitalized of trust student loans: $_________
•	Weighted average remaining term of trust student loans: ____ months
•	Percentage of cosigned trust student loans: ____%
•	Weighted average FICO score of all trust student loans: ____
•	Weighted average annual interest rate: ____%

The aggregate characteristics of the trust student loans as of the closing date (other than the aggregate principal amount and accrued interest expected to be capitalized) will be similar in all material respects to the trust student loans as of the statistical cut off date.

Acquisition Fund Account

Approximately, $__________ of the proceeds of the sale of the Series 20__-__notes will be deposited in the acquisition fund account, of which approximately $_________ will be used on the closing date by the issuing entity to purchase student loans [and approximately $_________ will be used on the closing date to pay certain costs of issuing the notes]. Until ______, 20__, the remaining $______ of the proceeds from the sale of the Series 20__-__ notes in the acquisition fund account, representing approximately ___% of the proceeds to the issuing entity from the sale of the Series 20__-__ notes and approximately ___% of the aggregate principal balance of the student loans, including accrued interest, will be used by the issuing entity to purchase additional private student loans. Each private student loan will be acquired at a price equal to ____% of its outstanding principal balance plus accrued interest expected to be capitalized. Following the end of the acquisition period, the proceeds of the Series 20__-__notes remaining in the acquisition fund account will be transferred to the collection account.

Reserve Account

There will be a reserve account to pay the fees and expenses of the issuing entity and interest on the offered notes. Initially, the amount in the reserve account will be approximately $________ in cash. Funds will be withdrawn from the reserve account to the extent that the amount of available funds is insufficient to pay any of the items specified in clauses (1) through (5) as described above under “Distributions-Payments” on any distribution date. Starting with the ______ 20__ distribution date, the required aggregate amount of funds in the reserve account will step down according to the schedule described under “Description of the Notes – Accounts – Reserve Account.” The applicable amount set forth in such schedule is referred to in this prospectus supplement as the “required reserve amount.” The required reserve amount will not step-down below $________.

If the aggregate amount of funds on deposit in the reserve account on any distribution date beginning with the distribution date in ______ 20__ (after giving effect to all deposits or withdrawals therefrom on such distribution date) exceeds the required reserve amount for that distribution date, any excess funds in the reserve account will be deposited into the collection account for distribution as available funds on the distribution date to the persons and in the order of priority specified above under “Distributions” (including to the holders of the owner trust certificates after payment of all other amounts). Amounts on deposit in the reserve account also will be available, if necessary, to pay principal on each class of offered notes on its respective final maturity date.

Notwithstanding the foregoing, the class B notes will not receive any amounts from the reserve account if a Class B Note Interest Trigger is then in effect and the Class C Notes will not receive any amounts from the reserve account if a Class C Note Interest Trigger is then in effect.

FEES

All fees described below will be paid from funds in the collection account in the priority as described under “Description of the Notes—Distributions and Payments.”

Indenture Trustee	Initial fee of $_____ and annual fee of $_____
Owner Trustee	Initial fee of $______ and annual fee of $_______
Administrator	Annual fee of $______
[Verification Agent]	[Monthly fee equal to 1/12 of ___% of the aggregate outstanding principal balance of the trust student loans, subject to an annual minimum of $______]
[Irish Paying Agent]	[$_____ per listed security per annum]

SERVICER FEES*

Servicers	_________

U.S. FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes: (1) the class A and class B notes will be treated as indebtedness to a noteholder other than the owner of the owner trust certificates and not as an equity interest in the issuing entity, (2) the class C notes should be treated as indebtedness to a noteholder and not as an equity interest in the issuing entity, and (3) the issuing entity will not be classified as an association or a publicly traded partnership taxable as a corporation.

Tax counsel to the issuing entity will deliver a tax opinion reflecting the conclusions stated above. See the section titled “U.S. Federal Income Tax Consequences” in this prospectus supplement.

ERISA CONSIDERATIONS

Any person who purchases or acquires class A or class B notes, or any interest therein, will be deemed to represent, warrant and covenant either:

(a)	The purchaser is not, and is not acquiring the notes on behalf of, as a fiduciary of, or with assets of, a Plan (as defined in “ERISA Considerations” in this prospectus supplement); or
(b)	(1)	The notes are rated investment grade or better as of the date of purchase;

(2)       The purchaser believes that the notes are properly treated as indebtedness under applicable local law without substantial equity features for purposes of the Plan Asset Regulation (as defined in “ERISA Considerations” in this prospectus supplement) and agrees to so treat the notes; and

(3)       The acquisition, holding and disposition of the notes does not and will not result in a non-exempt prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended, also known as ERISA, or section 4975 of the Code.

Any person who purchases or acquires class A or class B notes, or any interest therein, who is acting on behalf of, as a fiduciary of, or with assets of, a foreign plan, a governmental plan or a church plan that is not a Plan will be deemed to represent, warrant and covenant that the acquisition, holding and disposition of the notes does not and will not result in a violation of Similar Law (as defined in “ERISA Considerations” in this prospectus supplement).

Any person who purchases or acquires class C notes, or any interest therein, will be deemed to represent, warrant and covenant that such purchaser is not, and is not acquiring the class C notes on behalf of, as a fiduciary of, or with assets of, (i) a Plan (as defined in “ERISA Considerations” in this prospectus supplement) or (ii) a foreign plan, a governmental plan or a church plan that is not a Plan but that is subject to Similar Law (as defined in “ERISA Considerations” in this prospectus supplement).

See the section titled “ERISA Considerations” in this prospectus supplement.

RATINGS

The class A-1 notes, class A-2 notes and class A-3 notes must be rated in the [highest] rating category of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

The class B-1 notes and class B-2 notes must be rated in one of the [three highest] rating categories of each of the rating agencies listed above. The class C notes must be rated in one of the [four highest] rating categories of Moody’s Investors Service, Inc.

[LISTING INFORMATION

Application has been made to the Financial Regulator in Ireland, as competent authority under the Prospectus Directive, for the Irish Prospectus to be approved. The approval from the Financial Regulator in Ireland relates only to the offered notes which are to be admitted to trading on the regulated market of the Irish Stock Exchange. Application has been made to the Irish Stock Exchange for the offered notes to be admitted to the Official List and to trading on its regulated market. There can be no assurance that such listing will be obtained. You may consult with the Irish listing agent to determine the status of the offered notes.]

IDENTIFICATION NUMBERS

Class	CUSIP Number	ISIN	European Common Code
Class A-1 Notes	__________	__________	__________
Class A-2 Notes	__________	__________	__________
Class A-3 Notes	__________	__________	__________
Class B-1 Notes	__________	__________	__________
Class B-2 Notes	__________	__________	__________
Class C Notes	__________	__________	__________

Risk Factors

You should consider the following risk factors together with all the information contained in this prospectus supplement in deciding whether to purchase any of the notes.

You may have difficulty selling your notes

[No application has been made to list the offered notes on a securities exchange.] If the notes are not listed on a securities exchange and you want to sell your notes, you will have to locate a purchaser that is willing to purchase them. The underwriter intends to make a secondary market for the offered notes. The underwriter will do so by offering to buy the notes from investors that wish to sell. However, the underwriter will not be obligated to make offers to buy the notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset backed securities, and there may be similar times in the future. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

If the issuing entity assets are insufficient to make payments on the notes, you may incur a loss

The issuing entity is not permitted to have any significant assets or sources of funds other than the trust student loans and rights under the reserve account, the acquisition fund account and the collection account. You will have no claim to any amounts properly distributed to the owner issuing entity certificateholders or any service provider.

If the reserve account is exhausted, the issuing entity will depend solely on payments with respect to the trust student loans to make payments on your notes and you could suffer a loss.

The characteristics of the pool of student loans may change from that which is described in this prospectus supplement

During the acquisition period we may use proceeds from the offered notes to acquire additional student loans. Proceeds from the sale of the offered notes may be used to acquire additional student loans through _______, 20__. The student loans so acquired may cause the characteristics of the pool of student loans held by the issuing entity to differ significantly from the characteristics described in this prospectus supplement. The characteristics that may differ include the distribution by loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining term. You should consider potential variances when making your investment decision concerning the offered notes. See “The Private Trust Student Loans.”

Certain characteristics of the trust student loans will vary from the characteristics of the trust student loans described in this prospectus supplement due to payments received over time. Distribution by loan type and weighted average interest rates may vary as a result of variations in the effective rates of interest applicable to the trust student loans and the remaining terms of their deferral and forbearance periods.

[The issuing entity’s acquisition of student loans at a premium may result in losses]

[The sum of the outstanding principal balance of the trust student loans plus accrued interest expected to be capitalized, the acquisition fund account and the reserve account on the closing date will be no less than approximately ____% of the outstanding principal amount of the offered notes. There can be no assurance that after the closing date the aggregate principal amount of the notes will be equal to or less than the sum of the principal amount of the trust student loans plus the amounts on deposit in the reserve account and the collection account. If an event of default occurs under the indenture, and the trust student loans are liquidated at a time when the outstanding principal amount of the notes exceeds the sum of the principal amount of the trust student loans and the amounts on deposit in the reserve account and the collection account, the noteholders may suffer a loss.]

Investors in the subordinate notes are subject to variability of cash flows and face greater risk of loss

Although interest (excluding any carry-over interest distribution amount) on the class B notes and class C notes will be paid prior to principal on the class A notes, if a Class B Note Interest Trigger or Class C Note Interest Trigger is in effect for any particular class of subordinate notes, interest on the related class or classes of subordinate notes will be subordinated to the payment of principal on the class A notes and, if applicable, one or more other classes of subordinate notes. Principal on the subordinate notes will not begin to be paid until the Stepdown Date and then only so long as no Subordinate Note Principal Trigger has occurred and remains in effect. Moreover, the subordinate notes will not receive any payments of principal after the Stepdown Date if a Subordinate Note Principal Trigger occurs and is continuing until the class A notes have been paid in full (and, if applicable, the class or classes of subordinate notes with a higher payment priority have been paid in full). Thus, investors in the subordinate notes will bear losses on the trust student loans prior to the losses being borne by holders of the senior notes (and, if applicable, the class or classes of subordinate notes with a higher payment priority).

Subordination of the subordinate notes results in a greater risk of loss for some noteholders

Class C noteholders bear a greater risk of loss than class A noteholders and class B noteholders; class B noteholders bear a greater risk of loss than class A noteholders; and, among the Class A noteholders and the Class B noteholders, those with a higher class numerical designation bear a greater risk of loss than those with a lower class numerical designation because:

•            In general, prior to the Stepdown Date, distributions of principal will be made, first, to the class A notes, in ascending numerical designation, then, only after the outstanding amount of each class A note has been reduced to zero, to the class B notes, in ascending numerical designation, then, only after the outstanding amount of each class B note has been reduced to zero, to the class C notes. Holders of those classes of notes receiving principal later have a greater risk of suffering a loss on their investments as compared to holders of notes whose principal payments have an earlier sequential priority.

•            Distributions of interest on the class B notes will be subordinate to the payment of interest and, in some circumstances, payments of principal on the class A notes. Distributions of principal on the class B notes will be subordinate to the payment of both interest and principal on the class A notes. Holders of the class B notes have a greater risk of suffering a loss on their investments as compared to holders of the class A notes.

•            Distributions of interest on the class C notes will be subordinate to the payment of interest on the class A notes and class B notes and, in some circumstances, payments of principal on the class A notes and the class B notes. Distributions of principal on the class C notes will be subordinate to the payment of both interest and principal on the class A notes and the class B notes. Holders of the class C notes have a greater risk of suffering a loss on their investments as compared to holders of the class A notes and the class B notes.

Following the Stepdown Date and so long as no Subordinate Note Principal Trigger has occurred and remains in effect, the class B notes and class C notes will start receiving principal payments. As the outstanding principal balances of the class B notes and class C notes are reduced, the class A notes and, if applicable, the class B notes will have less credit enhancement than if the notes continued to have principal paid sequentially.

Payment priorities on the securities will change upon certain events of default	Upon the occurrence of an event of default with respect to the notes and the acceleration of the notes:
• Payment of the principal of and interest on the class B notes will be fully subordinated to the payment in full of all amounts due and payable on the class A notes;

FICO scores may not accurately predict the performance of the trust student loans.

FICO scores are obtained by MRU Holdings, Inc. in connection with student loan applications to help it assess a borrower’s creditworthiness. FICO scores are generated by models developed by a third party that analyze data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default over a two-year time period. The FICO score is based on the historical credit data of the borrower and co-signers (if any), including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). Lenders have varying ways of analyzing FICO scores and, as a result, the analysis of FICO scores across the industry is not consistent. In addition, it should be noted that FICO scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a student loan. Furthermore, FICO scores were not developed specifically for use in connection with student loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a FICO score does not take into consideration the effect of student loan characteristics (which may differ from general consumer loan characteristics) on the probability of repayment by the borrower. In addition, the FICO score of each borrower or co-signer under a student loan is measured at the time of origination and is not subsequently updated and therefore may not provide an accurate measure of each borrower or co-signer’s credit risk as of any subsequent date, such as the date on which the related trust student loan enters repayment. There can be no assurance that the FICO scores will be an accurate predictor of the likelihood of repayment of the trust student loans.

Effect of the Servicemembers Civil Relief Act of 2003; deferment for armed forces personnel

Under the Servicemembers Civil Relief Act of 2003, loans entered into by persons on active duty in military service prior to their period of active duty may bear interest at no more than 6% per year during the period of active service and for a grace period thereafter. Installment payments must be reduced correspondingly. The Servicemembers Civil Relief Act of 2003 also limits the ability of a loan servicer to take legal action against the borrower during the borrower’s period of active military duty and for a grace period thereafter. Certain fees and penalties are also suspended. Finally, under the servicing procedures adopted for the trust student loans, armed forces personnel may be granted additional deferments for repayment so long as they are serving on overseas duty.

The Class B and Class C notes are subordinated to the Class A notes and have a greater risk of loss

Payments of interest and principal on Class B notes are subordinated in priority of payment to payments of interest and principal due on Class A notes. Payments of interest and principal on Class C notes are subordinated in priority of payment to payments of interest and principal due on Class B notes. Class B notes and Class C notes are subordinated to Class A notes, and Class C notes are also subordinate to Class B notes, as to the direction of remedies upon an event of default. Consequently, holders of Class B notes and Class C notes may bear a greater risk of losses or delays in payment than holders of Class A Notes. As a result, the Class C notes and Class B notes will be very sensitive to losses on the student loans and the timing of those losses. If you are a holder of a Class B note or a Class C note, if the actual rate and amount of losses on the student loans exceeds your expectations and any available credit enhancement is insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than you anticipate, and you could suffer a loss.

Failure to pay interest due on any Class B notes or Class C notes issued under the indenture will not constitute an event of default so long as any Class A notes issued under that indenture are outstanding. Similarly, failure to pay interest due on the Class C will not constitute an event of default so long as any Class B notes are outstanding.

FORMATION OF THE ISSUING ENTITY

MRU Student Loan Trust 20__-__ is a newly formed Delaware statutory trust. The issuing entity will be governed by an Amended and Restated Trust Agreement dated on or about _______, 20__ among the depositor and ______________, as owner trustee for the transactions described in this prospectus supplement. We refer to this agreement as the “trust agreement.” The beneficial ownership of the issuing entity is expected to be held by the depositor.

The issuing entity has taken steps in structuring these transactions that are intended to make it unlikely that the voluntary or involuntary application for relief by the sponsor under bankruptcy or insolvency laws will result in the consolidation of the assets and liabilities of the issuing entity with those of the sponsor or any affiliate of the sponsor. Pursuant to its trust agreement, the issuing entity may not engage in any activity other than:

(a)       Entering into a deposit agreement with the depositor for the acquisition of private student loans, servicing and custodial agreements supporting the student loans (referred to in this prospectus supplement as the “trust student loans”) acquired by the issuing entity from the depositor on the closing date, the Indenture dated as of _______, 20__ between the issuing entity and __________________, as indenture trustee (we refer to this agreement as the “indenture”), and all related agreements, documents and instruments;

(b)        Issuing notes under the indenture;

(c)         Issuing certificates under the trust agreement;

(d)        Undertaking all rights, duties and obligations under the issuing entity’s agreements; and

(e)        Entering into and performing under the related agreements, documents or instruments and otherwise engaging in any lawful act or activity under Delaware law governing statutory trusts, so long as the same are necessary, appropriate or suitable to accomplish the object or purposes described in (a), (b), (c) and (d).

The trust agreement will appoint an owner trustee, ______________________, which is unaffiliated with the beneficial owners of the issuing entity, to act as owner trustee of the issuing entity. MRU Holdings, Inc., as administrator, will be responsible for performing substantially all of the duties of the issuing entity, to a certain extent subject to the direction of the beneficial owners of the trust.

On the closing date, the property of the issuing entity will consist of:

(a)          The trust student loans;

(b)          All funds collected in respect thereof after the cut off date;

(c)        All moneys and investments on deposit in the acquisition fund account and the reserve account; and

(d)        The rights of the issuing entity under the indenture, the deposit agreement, the servicing agreements, the administration agreement, the [verification agent agreement] and the custodial agreement.

Capitalization

As of the closing date, the capitalization of the issuing entity after giving effect to the issuance of the notes and before deducting expenses of the offering will be as follows:

Class A-1 Notes	$
Class A-2 Notes	$
Class A-3 Notes	$
Class B-1 Notes	$
Class B-2 Notes	$
Class C Notes	$
Equity	$
Total	$

USE OF PROCEEDS

Approximately $________ of the proceeds from the sale of the notes will be deposited into the acquisition fund account and approximately $________ of the proceeds from the sale of the notes will be deposited into the reserve account. The issuing entity will use approximately $__________ of the proceeds deposited into the acquisition fund account to acquire from the depositor private student loans on the closing date [and approximately $_________ to pay certain costs of issuing the notes] and the balance of these funds are expected to be used by the issuing entity to acquire from the depositor private student loans during the acquisition period, ending no later than _______, 20__. Each private student loan will be acquired at a price equal to ____% of its outstanding principal balance plus accrued interest expected to be capitalized.

THE SERVICER

The trust student loans will be serviced by third party servicers under servicing agreements between each of them and the issuing entity.

THE DEPOSITOR

MRU ABS II LLC, the depositor for the securitization, is a wholly-owned subsidiary of MRU Holdings, Inc. The depositor was formed as a Delaware limited liability company on March 7, 2008. The depositor has only limited purposes, which include acquiring student loans from the sponsor, transferring the student loans to the issuing entity and other incidental and related activities. The depositor relies entirely on this securitization in order to fund its acquisition of the student loans. At the time of closing the depositor has no continuing duties after the issuance of the offered notes (other than as administrator described below) either related to the offered notes or the trust student loans. However, under the terms of the deposit agreement, upon discovery of a breach of any representation or warranty that has a materially adverse effect on the issuing entity, the depositor will have repurchase and reimbursement obligations that are substantially the same as those of MRU Holdings, Inc. Its principal executive offices are at 590 Madison Avenue, 13th Floor, Suite 200, New York, New York 10022, and its telephone number is (646) 467-9261.

The depositor has taken steps intended to prevent any application for relief by MRU Holdings, Inc. under any insolvency law to result in consolidation of its assets and liabilities with those of MRU Holdings, Inc. The depositor cannot, without the affirmative vote of 100% of its board of managers, including the affirmative vote of each independent manager, do any of the following:

•	Engage in any business or activity other than its limited purposes (described above);

•	Incur any indebtedness other than in certain limited circumstances;
•	Dissolve or liquidate, in whole or in part;
•	Consolidate with or merge into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity; or
•

Institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against us, or file a petition seeking or consenting to, reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestor of us or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any action in furtherance of any of the above.

There can be no assurance that the activities of MRU Holdings, Inc. or the depositor would not result in a court concluding that some or all of its assets and liabilities of the depositor or those of the issuing entity should be substantively consolidated with or restored to or made a part of those of MRU Holdings, Inc. in a proceeding under the United States Bankruptcy Code. If a court were to reach that conclusion or a filing were made under the United States Bankruptcy Code, or if an attempt were made to litigate any of the foregoing issues, then delays in distributions on the securities could occur or reductions in the amounts of the distributions could result.

THE ADMINISTRATOR AND THE SPONSOR

MRU Holdings, Inc. is the sponsor of the transaction. It will also act as the administrator for the trust student loans. The administrator will perform various duties as described below. The services provided by the administrator include, among others:

•	Responding to requests from borrowers, educational institutions, the trustees and others with respect to the trust student loans;
•

Administering the issuing entity’s accounting and financial reporting activities, including maintaining financial records concerning the trust student loans and preparing statistical reports and cash flow projections to the extent required by the indenture; and

•	Retaining and managing special servicers and other professional service providers to collect defaulted trust student loans.

The administrator will receive an administration fee as described under “Summary of Terms—Fees” above.

THE TRUSTEES

The Indenture Trustee

__________________________. is a ____________________, organized under the laws of _______________. It maintains a corporate trust office at ______________________________. _______________________________, has been, and currently is, serving as indenture trustee and trustee for approximately $___ billion of student loan asset-backed notes.

Responsibilities of the Indenture Trustee Upon an Event of Default Relating to the Indenture

If an event of default occurs and continues, the holders of a majority in interest of the highest priority class or classes of notes outstanding, voting as a single class, may, by written notice to the issuer and the indenture trustee, direct the indenture trustee to declare the notes immediately due and payable, at which time the unpaid principal amount of the notes and unpaid interest through the date of acceleration become immediately due and payable. If these amounts remain unpaid by the issuer, the indenture trustee may (and if the holders of a majority in interest of the affected class or classes of notes outstanding direct, in writing, the indenture trustee will) initiate a legal proceeding to collect these funds from the issuer.

If an event of default occurs and continues without remedy, the indenture trustee may (or, if the holders of a majority in interest of the affected class or classes of notes outstanding direct, in writing, the indenture trustee will) institute proceedings for the collection or foreclosure, exercise the remedies of a secured party available under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the holders of the notes. The indenture trustee may also sell the indenture trust estate in certain circumstances. The indenture trustee is to be compensated for its fees, costs and expenses (including, but not limited to, reasonable attorneys fees and expenses) incurred in undertaking any of the actions described in this paragraph out of any amounts recovered for the noteholders.

If an event of default has occurred and continues, the indenture trustee will, at the direction of the holders of two-thirds in interest of the affected class or classes of notes outstanding, exercise all rights, remedies, powers, privileges and claims of the issuer.

If the issuer becomes the subject of a bankruptcy proceeding, the indenture trustee may (or, if the holders of a majority in interest of the affected class or classes of notes outstanding direct, the indenture trustee will) file and pursue a claim for the unpaid amounts of interest and principal due on the notes and will maintain certain other involvement and participation in the bankruptcy proceeding as the indenture trustee shall, in its sole discretion, deem necessary to preserve the rights of the noteholders.

The indenture trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers at the discretion of the holders of notes unless the holders have offered to the indenture trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request. No provision of the indenture will require the indenture trustee to expend or risk its owns funds or otherwise incur financial liability in the performance of any of its duties under the indenture or in the exercise of its rights or powers.

If a default under the indenture occurs and continues, the indenture trustee will mail to each holder of the notes notice of the default within 90 days after it occurs. Except in the case of a default in payment of principal of or interest on the notes, the indenture trustee may withhold the notice to the holders of the notes if a committee of its corporate trust officers determines in good faith that withholding the notice is in the interests of noteholders. Except in the case of a default in the payment of the principal of or interest on any notes, the indenture trustee is protected in withholding such notice if one or more of its corporate trust officers determines in good faith that the withholding of such notice is in the interest of the noteholders.

Limitation of Liability of the Indenture Trustee

The indenture trustee is liable for its own negligent acts, its own negligent failure to act or its own willful misconduct, but is only responsible for undertaking the duties expressly outlined for it in the indenture and the transaction documents. The indenture trustee is not liable for any action it takes or omits to take in good faith reliance on certificates of officers of the issuer or the opinion of counsel furnished to it.

The indenture trustee is not liable for any error in judgment made in good faith by one of its corporate trust officers unless it is proved that the indenture trustee was negligent in ascertaining the relevant facts, and the indenture trustee is not liable for any action it takes or omits to take in good faith at the direction of the noteholders as permitted under the indenture.

The indenture trustee is not responsible for any misconduct or negligence on the part of, or for the supervision of, any agent, attorney, custodian or nominee it appoints with due care to carry out its duties under the indenture. The indenture trustee is not liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers unless such conduct constitutes willful misconduct, negligence or bad faith.

Indemnification of the Indenture Trustee

MRU Holdings, Inc. and the depositor are liable for and have agreed to indemnify the indenture trustee, as well as its successors and certain related parties such as its agents, against any and all liabilities, obligations, losses, damages, certain taxes, claims, actions, suits, costs, expenses and disbursements (including legal fees and expenses) of any kind which may be imposed on, incurred by or asserted at any time against the indenture trustee in any way relating to or arising out of the indenture or any document executed in connection therewith, or the action or inaction of the indenture trustee under the indenture (except for expenses arising or resulting from the indenture trustee’s negligence or willful misconduct).

Replacement of Indenture Trustee

The indenture trustee may resign at any time by notifying the issuer. The administrator will remove the indenture trustee if it fails to satisfy certain requirements, including the maintenance of at least $50,000,000 in capital and surplus and the maintenance of a certain debt rating, if it is insolvent or files for bankruptcy (or if certain other events relating to bankruptcy or insolvency occur), or if the indenture trustee becomes incapable of performing its duties.

No resignation or removal of the indenture trustee is effective until the acceptance of appointment by a successor. If a successor indenture trustee does not take office within 60 days after the indenture trustee resigns or is removed, or if the indenture trustee fails to satisfy certain financial requirements, including the maintenance of at least $50,000,000 in capital and surplus and the maintenance of a certain debt rating, as noted above, the resigning indenture trustee, the issuer or the holders of a majority in interest of the affected class or classes of notes outstanding may petition an appropriate court for the appointment of a successor indenture trustee.

Custodian

__________________________ also will serve as custodian of the trust student loans pursuant to a separate custodial agreement and will be paid a fee by the issuing entity for performing such services.

The custodian agrees to segregate by pool on its automatic data system and maintain continuous custody of all documents constituting each file in a fire resistant vault in accordance with customary standards for such custody. Such files will be clearly marked with appropriate notation in the custodian’s computer files to indicate that the files are held by the custodian pursuant to the custodial agreement in a custodial capacity only.

The Owner Trustee

_________________ has served as owner trustee in numerous asset-backed securities transactions involving student loan receivables.

_________________ is subject to various legal proceedings that arise from time to time in the ordinary course of business. __________________ does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

_________________ has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, _______________ has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement.

Limitation of Liability of the Owner Trustee

The owner trustee is not liable under any circumstances relating to the trust agreement or any trust related agreement except for expenses arising or resulting from its own gross negligence or willful misconduct, liens on the trust property resulting from claims against the owner trustee that are not related to its ownership or administration of the trust property or for certain taxes incurred by the owner trustee on its fees and compensation. Under no circumstance is the owner trustee liable for any indebtedness of the issuing entity under any trust related agreement.

The owner trustee is not liable for any error of judgment made in good faith by an authorized officer of the owner trustee. The owner trustee is not liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the instructions of the administrator or the owners.

The owner trustee is not liable for any default or failure of the administrator to carry out its obligations under the administration agreement.

Indemnification of the Owner Trustee

MRU Holdings, Inc. and the depositor are liable for and have agreed to indemnify the owner trustee, as well as its successors and certain related parties such as its agents, against any and all liabilities, obligations, losses, damages, certain taxes, claims, actions, suits, costs, expenses and disbursements (including legal fees and expenses) of any kind which may be imposed on, incurred by or asserted at any time against the owner trustee in any way relating to or arising out of the trust agreement, any trust related agreement, the administration of the trust property or the action or inaction of the owner trustee under the trust entity agreement (except for expenses arising or resulting from the owner trustee’s gross negligence or willful misconduct, liens on the issuing trust property resulting from claims against the owner trustee that are not related to its ownership or administration of the trust property, or for certain taxes incurred by the owner trustee on its fees and compensation).

Replacement of Owner Trustee

The owner trustee may resign at any time without cause by giving at least 60 days’ written notice to the administrator and the owners. However, such resignation is not effective until the appointment of and the acceptance of such appointment by a successor owner trustee.

The owners with an aggregate of at least an 85% interest in the issuing trust property may, at any time, remove the owner trustee without cause, with such removal becoming effective upon the appointment of and acceptance of such appointment by a successor owner trustee.

In the event of resignation or removal of the owner trustee, the owners are required to appoint a successor owner trustee. If a successor is not appointed within 30 days after resignation or removal of the owner trustee, the owner trustee or the owners may petition an appropriate court to appoint an acting successor to act until such time, if any, that a successor is appointed by the owners.

SECURITIES PREVIOUSLY ISSUED BY AFFILIATES OF THE SPONSOR

MRU Holdings, Inc. is the sponsor of the transaction. Securitization trusts for which MRU Holdings, Inc. was the sponsor have previously issued student loan asset backed securities having an aggregate initial principal balance of $_________. [Each of these trusts has paid in full all scheduled interest due and payable on each outstanding series of securities and there are no prior defaults or early amortization triggering events on any securitization organized by the sponsor.] The student loans owned by these trusts and pledged to secure the securities issued by each of them are not collateral for the notes offered by this trust. The notes issued by these trusts are not pari passu with the notes offered by this trust. See “Static Pool Information” below.

Static Pool Information

Static pool information material to this offering may be found at:

[insert web address]

Information provided through the internet address above will not be deemed to be a part of this prospectus supplement or the registration statement for the notes offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the student loan pool (if applicable) any period before January 1, 2006.

THE PRIVATE TRUST STUDENT LOANS

The pool of private student loans beneficially owned by MRU Student Loan Trust 20__-__ will include the private student loans to be acquired on the closing date and any additional private student loans which may be acquired during the acquisition period.

Eligible Private Student Loans

Each private student loan will be required to satisfy the following criteria:

•

contains terms in accordance with those required by the loan program under which it was originated (see “Description of the Private Student Loan Program” in the base prospectus), and other applicable requirements;

•	is not 60 days or more past due as of its cut off date;
•	does not have a borrower who is noted in the related records of the servicer as being currently involved in a bankruptcy proceeding, deceased or permanently disabled; and
•	does not have an interest cap other than required by New York law.

Additionally, at the end of the acquisition period, the aggregate pool of trust student loans will be required to satisfy certain criteria, including but not limited to the following (percentages are based on aggregate principal balance plus accrued interest expected to be capitalized):

•	percentage of non-cosigned loans cannot exceed ___%;
•	weighted average FICO score for non-cosigned loans cannot be less than ___;
•	weighted average FICO score for cosigned loans cannot be less than ___; and
•	percentage of proprietary school loans cannot exceed ___%.

Characteristics of the Private Trust Student Loans

The information presented in this prospectus supplement relating to the private student loans to be acquired on the closing date is derived from reports received from the servicer and the sponsor and sets forth certain characteristics as of the statistical cut off date. The depositor believes that the information set forth herein with respect to the private student loans as of the statistical cut off date is representative of the characteristics of the private student loans (other than the aggregate principal amount and accrued interest expected to be capitalized) as they will be constituted at the closing date. However, the actual characteristics of the student loans that we subsequently acquire may be different.

As of the statistical cut off date, the student loans expected to be acquired on the closing date had an aggregate outstanding principal balance and accrued interest expected to be capitalized of approximately $________. The percentages set forth in the tables below may not always add to 100% and the balances may not always add up to the total amount indicated due to rounding. Except as otherwise indicated, references to the principal balance of the student loans includes interest expected to be capitalized. In addition, the information regarding the distribution of the trust student loans by remaining repayment term is based in part from reports received from the servicer, some of which vary to a limited extent from the actual repayment terms of the student loans.

Composition of the Private Trust Student Loans (as of the Statistical Cut Off Date)
Outstanding Principal Balance (excluding Accrued Interest Expected to be Capitalized)	$_________
Total Accrued Interest Expected to be Capitalized	$_________
Total Outstanding Principal Balance and Accrued Interest Expected to be Capitalized	$_________
Number of Borrowers	_________
Average Outstanding Principal Balance Per Borrower	$_________
Number of Loans	_________
Average Outstanding Principal Balance Per Loan	$_________
Weighted Average Annual Interest Rate	_________%
Weighted Average Remaining Term to Maturity (in months)	_________
Weighted Average FICO Score for Cosigned Loans	_________
Weighted Average FICO Score for Non-Cosigned Loans	_________
Weighted Average FICO Score for All Loans	_________

Distribution of the Private Trust Student Loans by Borrower Outstanding Balance (as of the Statistical Cut Off Date)

Principal Range	Number of Borrowers	Outstanding Principal Balance	Percent of Aggregate Outstanding Principal Balance
Less than or equal to $________
$________ - $________
$________ - $________
$________ - $________
$________ - $________
$________ - $________
$________ - $________
$________ - $________
$________ - $________
$________ - $________
$________ - $________
$________ - $________
$________ - $________
Greater than $________
Total

Distribution of the Private Trust Student Loans by Current Interest Rate (as of the Statistical Cut Off Date)

Current Interest Rate	Number of Loans	Outstanding Principal Balance	Percent of Aggregate Outstanding Principal Balance
______% - ______%
______% - ______%
______% - ______%
______% - ______%
______% - ______%
Greater than ______%
Total

Distribution of the Private Trust Student Loans by Index (as of the Statistical Cut Off Date)

Index	Number of Loans	Outstanding Principal Balance	Percent of Aggregate Outstanding Principal Balance
1 Month LIBOR
3 Month LIBOR

Total

Distribution of the Private Trust Student Loans by Current Borrower Payment Status (as of the Statistical Cut Off Date)

Borrower Payment Status	Number of Loans	Outstanding Principal Balance	Percent of Aggregate Outstanding Principal Balance
In School
Grace
Deferment
Forbearance
Repayment
Total

Distribution of the Private Trust Student Loans by Remaining Term in Status (as of the Statistical Cut Off Date)

Weighted Average Months Remaining in Status
Borrower Payment Status	In School	Grace	Deferment	Forbearance	Repayment
In School
Grace
Deferment
Forbearance
Repayment

Distribution of the Private Trust Student Loans by Delinquency Days (as of the Statistical Cut Off Date)

Delinquency Days	Number of Loans	Outstanding Principal Balance	Percent of Aggregate Outstanding Principal Balance
Current
30-59 days
Total

Distribution of the Private Trust Student Loans by Remaining Term to Maturity (as of the Statistical Cut Off Date)

Remaining Term in Months	Number of Loans	Outstanding Principal Balance	Percent of Aggregate Outstanding Principal Balance
0 – 60
61 – 120
121 – 180
181 – 240
241 – 300
Greater than or equal to 301
Total

Distribution of the Private Trust Student Loans by Program or School Type (as of the Statistical Cut Off Date)

Program or School Type	Number of Loans	Outstanding Principal Balance	Percent of Aggregate Outstanding Principal Balance
Undergraduate
Graduate
Medical
Law
MBA
Proprietary
Engineering
Total

Distribution of the Private Trust Student Loans by Credit Score (as of the Statistical Cut Off Date)

All Loans

Credit Score	Number of Loans	Outstanding Principal Balance	Percent of Aggregate Outstanding Principal Balance of All Loans
> 800
791-800
781-790
771-780
761-770
751-760
741-750
731-740
721-730
711-720
701-710
691-700
681-690
671-680
661-670
651-660
641-650
631-640
621-630
620
Total

Distribution of the Private Trust Student Loans by Credit Score (as of the Statistical Cut Off Date) (continued)

Cosigned Loans

Credit Score	Number of Loans	Outstanding Principal Balance	Percent of Aggregate Outstanding Principal Balance of Cosigned Loans
> 800
791-800
781-790
771-780
761-770
751-760
741-750
731-740
721-730
711-720
701-710
691-700
681-690
671-680
661-670
651-660
641-650
631-640
621-630
620
Total

Distribution of the Private Trust Student Loans by Credit Score (as of the Statistical Cut Off Date) (continued)

Non-Cosigned Loans

Credit Score	Number of Loans	Outstanding Principal Balance	Percent of Aggregate Outstanding Principal Balance of Non-Cosigned Loans
> 800
791-800
781-790
771-780
761-770
751-760
741-750
731-740
721-730
711-720
701-710
691-700
681-690
671-680
661-670
651-660
641-650
Total

Distribution of the Private Trust Student Loans by Borrower State (as of the Statistical Cut Off Date)

State	Number of Loans	Outstanding Principal Balance	Percent of Aggregate Outstanding Principal Balance
Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina

Distribution of the Private Trust Student Loans by Borrower State (as of the Statistical Cut Off Date) (continued)

South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming
Others
Total

PREPAYMENT AND YIELD CONSIDERATIONS

The following information is given solely to illustrate the effect of prepayments of trust student loans on the weighted average life of the notes under the stated assumptions and is not a prediction of the payment rate that might actually be experienced.

General

The rate of payments on the principal balances and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the trust student loans. The rate of principal payments on the trust student loans will in turn be affected by the amortization schedules of the trust student loans and by the rate of principal prepayments. All of the trust student loans are prepayable at any time without penalty.

Prepayments

Prepayments, liquidations and purchases of the trust student loans will result in early distributions of principal amounts on the notes.

Because the rate of payment of principal of the trust student loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any security may vary from the anticipated yield will depend upon the following factors:

•	the degree to which a security is purchased at a discount or premium; and
•	the degree to which the timing of payments on a security is sensitive to prepayments, liquidations and purchases of the trust student loans.

Weighted Average Lives

The weighted average life of a security refers to the average amount of time that will elapse from the date of issuance of the security to the date the principal amount of the security is reduced to zero.

Greater than anticipated principal prepayments will increase the yield on notes having a principal amount purchased at a discount and will decrease the yield on those notes purchased at a premium.

The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the trust student loans and the recoveries, if any, on defaulted trust student loans and any guaranty payments will also affect the weighted average life of the notes.

Prepayments on pools of student loans can be calculated based on a variety of prepayment models. The model used to calculate prepayments in this prospectus supplement is based on prepayments assumed to occur at a constant prepayment rate, referred to in this prospectus supplement as “CPR.” CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that prepays during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = (Balance (including accrued interest to be capitalized) after scheduled payments) x (1-(1-CPR)^1/12)

Accordingly, monthly prepayments, assuming a $1,000 balance after scheduled payments, would be as follows for various levels of CPR:

CPR	0%	4%	7%	10%	15%
Monthly Prepayment	$___	$___	$___	$___	$___

The CPR model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The trust student loans will not prepay at any constant level of CPR, nor will all of the trust student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

The tables below show the weighted average remaining lives, expected maturity dates and percentages of original principal remaining of the notes at certain monthly distribution dates under various CPR scenarios.

Assumptions. For the sole purpose of calculating the information presented in the tables, it is assumed, among other things, that:

•	the cutoff date for the trust student loans is as of ___________, 20__;
•	the closing date is ___________, 20__;
•	all trust student loans remain in their current status until their status end date and then move to repayment, and no trust student loan moves from repayment to any other status;
•	no defaults occur on any of the trust student loans;
•	loans in deferment prepay at __% CPR;
•	____% of borrowers in a repayment status will pay on time;
•	depending on their selection, borrowers in a deferment status will either capitalize the interest on their loan or pay interest only during deferment;
•	it is assumed that one-month LIBOR remains fixed at _____% for the life of the transaction;
•	distributions on the notes begin on ___________, 20__ and will be made on the ___ calendar day of each month regardless of whether such day is a business day;
•	the interest rate for each class of outstanding notes at all times will be equal to:

Class A-1 notes: _____%

Class A-2 notes: _____%

Class A-3 notes: _____%

Class B-1 notes: _____%

Class B-2 notes: _____%

Class C notes: _____%

•	interest on the notes accrues on an actual/360 day count basis;
•

an administration fee equal to _____% per annum calculated on an _______ day count basis of the outstanding principal amount of the trust student loans paid monthly, beginning ___________, 20__, by the trust to the administrator;

•	trustee, paying agent and other fees in the amount of $________ paid monthly, beginning ___________, 20__, to the respective parties;
•

servicing fees are based upon the aggregate principal balance of the trust student loans serviced at the end of each month, multiplied by the applicable servicing fee divided by twelve, equal to (i) _____% during deferment, (ii) _____% during repayment;

•	the reserve account has an initial balance equal to $___________ and at all times a balance no less than $___________; and
•	all payments are assumed to be made at the end of the month; amounts on deposit in the reserve account are invested in eligible investments at the assumed reinvestment rate of _____% per annum.

The tables below have been prepared based on the assumptions described above and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and ages of the trust student loans could produce slower or faster principal payments than implied by the information in these tables, even if the dispersions of weighted average characteristics, remaining terms and ages of the trust student loans are the same as the assumed characteristics, remaining terms and ages.

Weighted Average Lives and Expected Maturity Dates of the Notes at Various CPRs

	Weighted Average Life (years)(1)
Class	0%	4%	7%	10%	15%
Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
Class B-1 Notes
Class B-2 Notes
Class C Notes

Class	Expected Maturity Date
Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
Class B-1 Notes
Class B-2 Notes
Class D Notes

(1)     The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on such note by the number of years from the date of issuance of such note to the related payment date, (y) adding the results and (z) dividing the sum by the original principal amount of such note.

Percentage of Initial Class A-1 Notes Principal at Various CPR Percentages

Distribution Date	0%	4%	7%	10%	15%
Closing
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____

Percentage of Initial Class A-2 Notes Principal at Various CPR Percentages

Distribution Date	0%	4%	7%	10%	15%
Closing
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____

Percentage of Initial Class A-3 Notes Principal at Various CPR Percentages

Distribution Date	0%	4%	7%	10%	15%
Closing
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____

Percentage of Initial Class B-1 Notes Principal at Various CPR Percentages

Distribution Date	0%	4%	7%	10%	15%
Closing
___________, 20____
___________, 20____

___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____

Percentage of Initial Class B-2 Notes Principal at Various CPR Percentages

Distribution Date	0%	4%	7%	10%	15%
Closing
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____

Percentage of Initial Class C Notes Principal at Various CPR Percentages

Distribution Date	0%	4%	7%	10%	15%
Closing
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____
___________, 20____

THE SERVICING AGREEMENT

[Description to be conformed to specific servicing arrangements.]

The trust student loans will be serviced by ____________, pursuant to the Student Loan Servicing Agreement between ____________ and the issuing entity dated ______, 20___. We refer to this agreement as the “servicing agreement.”

General Terms. Pursuant to the servicing agreement, ____________ will service and perform other related tasks with respect to the trust student loans in compliance with the servicing guidelines described below. The following summary describes certain terms of the servicing agreement. The summary is not complete, and is subject to and qualified in its entirety, by reference to all of the provisions of the servicing agreement. ____________’s duties include the following:

•	Prepare schedules of repayment invoices for each borrower;
•	Collect and maintain records of all payments of trust student loans;
•

Collect all payments required under the terms and provisions of the trust student loans as and when the payments become due, including any applicable late fees, and remit the payments received on each trust student loan to the indenture trustee;

•	Respond to inquiries and communications from borrowers regarding their student loans;
•	Ensure the safekeeping of loan documents delivered to ____________ relating to the trust student loans in accordance with procedures that ____________ has established for those purposes;
•	Furnish the issuing entity with a monthly report of collections; and
•

Reproduce, at ____________’s own cost and expense, records or data submitted to ____________ for processing should the records or data be lost or damaged while in the possession, control or custody of ____________ or its agents.

Reporting Obligations. ____________ will furnish the issuing entity with copies of all material reports, records and other documents and data as required by law or as otherwise required by the servicing agreement.

All records and reports relating to the servicing of the trust student loans are subject to review, audit and copying by the issuing entity, its designated representative and external and internal auditors, at ____________’s principal office, at the times and subject to the conditions set forth in the servicing agreement.

Termination by the Issuing Entity. The servicing agreement may be terminated at the option of the issuing entity, upon the occurrence of any of the following:

(a) Any of the representations and warranties made in or pursuant to the servicing agreement are not true or are erroneous in any material respect;

(b)  ____________ fails to perform or observe any of the provisions or covenants set forth in the servicing agreement and its referenced schedules and exhibits in any material respect;

(c)  ____________ discontinues business, generally does not pay its debts as the debts become due, commences a voluntary case or other proceeding under any applicable bankruptcy or other similar law or consents to the appointment of a receiver, custodian, trustee, interim trustee or liquidator for itself or all or a substantial part of its assets, makes a general assignment for the benefit of creditors, admits by answer, default or otherwise the material allegations of petitions filed against it in any bankruptcy, reorganization, insolvency or other proceedings relating to relief of debtors, suffers or permits to continue unstayed and in effect for thirty (30) consecutive days, any judgment, which approves a petition seeking reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator for itself or all or a substantial part of its assets, or takes or omits to take any action in order thereby to affect the foregoing;

(d)  Any event or occurrence with respect to ____________ that has a material adverse effect on (i) the business, assets, financial condition or operations of ____________, (ii) the ability of ____________ to perform its obligations under the servicing agreement, (iii) the collectability or enforceability of a material amount of student loans or (iv) the status, existence, perfection, priority or enforceability of the indenture trustee's first priority perfected security interest in the student loans; or

(e)  Delivery by the issuing entity to ____________ of thirty (30) days prior written notice of the trust’s election to terminate the servicing agreement.

In the event of a default listed in (a) or (b) above, ____________ will have the right to cure the breach or error to the trust’s full satisfaction, within thirty (30) days of written notice from the issuing entity. In the event ____________ is unable to cure the breach within the cure period, the servicing agreement may be terminated at no cost to the issuing entity.

Termination by ____________. The servicing agreement may be terminated at the option of ____________ upon the occurrence of any of the following:

(f)   The issuing entity fails to perform or observe any of the material provisions or covenants of the servicing agreement, which affects ____________’s ability to perform its obligations thereunder;

(g)  The issuing entity discontinues business, generally does not pay its debts as the debts become due, makes a general assignment for the benefit of creditors, admits by answer, default or otherwise the material allegations of petitions filed against it in any bankruptcy, reorganization, insolvency or other proceedings relating to relief of debtors, suffers or permits to continue unstayed and in effect for thirty (30) consecutive days, any judgment, which approves a petition seeking reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator for itself or all or a substantial part of its assets, or takes or omits any action in order thereby to affect the foregoing; or

(h)  Following receipt by the trust and indenture trustee of notice of non-payment of amounts owed to ____________ (other than non-payment of amounts which are under dispute) which are more than ninety (90) days past due, the issuing entity and indenture trustee fail to cure such non-payment in full within thirty (30) days.

In the event of a default listed in (a) or (b) above, the issuing entity will have the right to cure the breach or error to ____________’s full satisfaction within thirty (30) days of written notice from ____________. In the event the issuing entity is unable to cure the breach within the provided cure period, ____________ may terminate the servicing agreement.

Upon termination of the servicing agreement, ____________ is obligated to return all student loan records to the issuing entity. Upon the return of the student loan records, the trust must pay a record return/deconversion fee not to exceed $______ per student loan record and an early termination fee; provided, however, that no such fee is payable if the servicing agreement is terminated by the issuing entity as described above.

Compensation. ____________ will be entitled to receive from the issuing entity a monthly fee for its services as described under “The Servicer.”

Collections. All sums received by ____________ with respect to any student loans, whether attributable to principal or interest, are received in trust for the benefit of the trust. All funds received on behalf of borrowers are deposited into a clearing account owned and maintained by ____________. Within two (2) business days of receipt, all available funds for student loans will be electronically transmitted to an account designated by the issuing entity.

Delinquencies, Losses, Bankruptcies, Death Claims and Recoveries. Pursuant to the servicing agreement, ____________:

(a)  Performs skip-tracing services for the trust if it receives notification or becomes aware that a borrower or co-borrower’s address is invalid;

(b)  Reports borrower delinquencies to national credit bureaus and credit information services; and

(c)  Makes monthly collection calls and sends late notices and final demand letters to borrowers with delinquent loans (except when a bankruptcy stay is placed on the account or the borrower has died).

The Special Servicer

_____________, a _____________ will act as a special servicer responsible for servicing certain delinquent student loans pursuant to a collection agreement between ______ and the administrator (the “collection agreement”). Pursuant to the collection agreement the administrator may from time to time refer delinquent student loans to ______ for servicing. ______ will deposit all funds received from debtors into a segregated, interest bearing trust account and wire such amounts to [an account specified by the administrator.] ______ may not alter the terms of any loans or commence legal proceedings against any debtor without the specific authorization of the Administrator. The collection agreement may be terminated with respect to any specific loan (i) upon notice by either party, (ii) the bankruptcy of the borrower, (iii) repurchase transactions affecting such loans, or (iv) six months after the later of (A) the date when such loan was referred to ______ or (B) the date of last payment. The collection agreement may be terminated in its entirety on 30 days’ notice by either party, or effective immediately in the event of a breach of applicable laws by ______.

[______ will receive as compensation a flat fee for each serviced student loan and a percentage of the amounts recovered from such loans.]

[Other applicable servicing and special servicing arrangements will be described in the applicable prospectus supplement]

DEPOSIT AGREEMENT

On the closing date and during the acquisition period, the depositor will contribute to the owner trustee, on behalf of the issuing entity, its entire interest in the student loans. Each student loan will be listed in an exhibit to the deposit agreement. The indenture trustee concurrently with the initial contribution will issue the notes and the certificates. The issuing entity will distribute to the depositor the net proceeds from the sale of the notes and the certificates in exchange for the trust student loans.

In the deposit agreement, the depositor will make representations and warranties concerning the trust student loans and assign its rights to enforce similar representations and warranties made by MRU Holdings, Inc. Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the issuing entity, the depositor and MRU Holdings, Inc. will have repurchase and reimbursement obligations.

THE ADMINISTRATION AGREEMENT

General. Under the administration agreement, the administrator, MRU Holdings, Inc., has agreed to perform certain duties under certain agreements, including the trust agreement and the indenture, and to monitor the performance of the issuing entity and advise the owner trustee when action is necessary to comply with its duties under these agreements. The administrator will also prepare documents, reports, filings, notices, instruments, certificates and opinions on behalf of the issuing entity, as required under these agreements, and will make payment of all expenses in connection with the issuance of the notes, providing certain instructions to the indenture trustee as required by the indenture and paying the owner trustee its fees and expenses due under the trust agreement.

The administrator will also perform certain duties of the owner trustee on behalf of the issuing entity under the indenture and the trust agreement and will execute, on behalf of the issuing entity, all documents, reports, filings, instruments, certificates and opinions required under the trust agreement, the indenture and certain other related agreements.

In accordance with the directions of the issuing entity, the depositor and the owner trustee, the administrator will administer, perform or supervise the performance of certain activities in connection with the collateral as are requested by these parties or the indenture trustee. The administrator will perform obligations and deliver notices specified under the indenture and the trust agreement. The administrator has also agreed to furnish to the issuing entity and the noteholders, from time to time, additional information regarding the collateral as requested.

The parties to the administration agreement have agreed to refrain from, at any time, instituting any bankruptcy proceeding against the issuing entity in connection with any of its obligations under any document relating to the transaction.

Collections. The administrator is authorized to retain and employ agents to collect on delinquent or defaulted trust student loans and to commence any actions or proceedings the agents deem necessary in connection with such collection efforts.

Termination. The administration agreement automatically terminates upon the dissolution of the trust.

Resignation. The administrator may resign as administrator by providing the issuing entity, the noteholders and the indenture trustee with at least 60 days’ prior written notice, provided that the issuing entity has appointed a successor administrator, approved by the owner trustee, and the successor administrator has agreed in writing to be bound by the terms of the administration agreement.

Removal. In addition, provided that the issuing entity has appointed a successor administrator, approved by the owner trustee, and the successor administrator has agreed in writing to be bound by the terms of the administration agreement, the indenture trustee, at the written direction of certain noteholders, may remove the administrator without cause by providing the administrator with at least 60 days’ prior written notice.

Furthermore, the administrator may be removed immediately upon written notice of termination from the issuing entity to the administrator if the administrator defaults in the performance of any of its duties under the administration agreement and such defaults are not promptly and properly cured, or if the administrator becomes insolvent or files for bankruptcy (or if certain other bankruptcy- or insolvency-related events relating to the administrator occur); provided that the issuing entity has appointed a successor administrator, approved by the owner trustee, and the successor administrator has agreed in writing to be bound by the terms of the administration agreement, and at the direction of certain noteholders.

Fees. As compensation for the performance of the administrator’s duties under the administration agreement the issuing entity will pay the administrator an annual fee of $______.

Upon the resignation or removal of the administrator, as described above, the administrator remains entitled to be paid all fees and reimbursable expenses it has accrued to the date of its resignation or removal.

The administrator does not have any custodial responsibility for the trust student loans.

[Back-up Administrator. ___________________ will act as the back-up administrator under the [administration agreement, pursuant to which it has agreed to act as administrator] if the administrator becomes insolvent or files for bankruptcy (or if certain other bankruptcy- or insolvency-related events relating to the administrator occur). As compensation for the performance of its duties under the [administration agreement], the issuing entity will pay ___________________. as [administrator] an annual fee equal to the annual fee payable to the initial administrator.]

[THE VERIFICATION AGENT AGREEMENT]

[Under the verification agent agreement, _____________________ will verify the mathematical accuracy of various reports and issuer orders prepared by the administrator. For performing these services, the verification agent will receive compensation as described above under “Summary of Terms – Fees.” The verification agent may be replaced, or the verification agent agreement may be terminated, by the administrator if Moody’s Investors Service, Inc. provides written confirmation that such action will not cause it to lower or withdraw any of its ratings then assigned to the notes.

The verification agent shall not be liable for any obligation of the administrator or for any errors of the administrator contained in any computer tape, certificate or other data or document delivered to the verification agent or on which the verification agent must rely in order to perform its obligations.]

THE INDENTURE

The following is a summary of some of the provisions of the indenture. This summary is not comprehensive and reference should be made to the indenture for a full and complete statement of its provisions.

Parity and Priority of Lien. The provisions of the indenture are generally for the equal benefit, protection and security of the registered owners of all of the notes issued by the issuing entity. However, a class of senior notes will have priority over a class of subordinated notes with respect to payments of principal and interest.

The revenues and other money, trust student loans and other assets the issuing entity pledges under the indenture will be free and clear of any pledge, lien, charge or encumbrance, other than that created by the indenture. Except as otherwise provided in the indenture, the trust:

•	Will not create or voluntarily permit to be created any debt, lien or charge on the trust student loans which would be on a parity with, subordinate to, or prior to the lien on the indenture;
•	Will not take any action or fail to take any action that would result in the lien of the indenture or the priority of that lien for the obligations thereby secured being lost or impaired; and
•

Will pay or cause to be paid, or will make adequate provisions for the satisfaction and discharge, of all lawful claims and demands which if unpaid might by law be given precedence to or any equality with the indenture as a lien or charge upon the trust student loans.

Representations and Warranties. The issuing entity will represent and warrant that:

•	It is duly authorized under the Delaware Statutory Trust Act to create and issue the notes and to execute and deliver the indenture, and to make the pledge to the payment of notes under the indenture;
•	All necessary issuing entity action for the creation and issuance of the notes and the execution and delivery of the indenture has been duly and effectively taken; and

•

The notes in the hands of the registered owners of the notes are and will be valid and enforceable special limited obligations of the issuing entity secured by and payable solely from the trust’s assets.

Modification of Indenture. With the written consent of the noteholders holding a majority of the outstanding amount of the most senior classes of notes then outstanding, the indenture trustee and the issuing entity may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to the notes, or to modify (except as provided below) in any manner the rights of the noteholders.

However, without the consent of the holder of each outstanding note affected thereby, no supplemental indenture will:

•

Change the date of payment of any installment of principal of or interest on each class of notes, or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which the note or any interest thereon is payable;

•	Impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;
•

Reduce the percentage of the aggregate amount of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

•	Modify or alter the provisions of the indenture regarding the voting of notes;
•

Reduce the percentage of the aggregate outstanding amount of the notes, the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the trust student loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

•

Decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or certain other related agreements;

•

Modify any of the provisions of the indenture that affect the calculation of the amount of any payment of interest or principal due on any applicable note on any distribution date (including the calculation of any of the individual components of the calculation) or to affect the rights of the holders of the notes to the benefit of any provisions for the mandatory redemption of the notes contained in the indenture; or

•

Permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

The issuing entity and the indenture trustee may also enter into supplemental indentures without obtaining the written consent of noteholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture, or of modifying in any manner the rights of noteholders so long as the rating agencies confirm their then outstanding ratings of the notes and the action will not, in the opinion of counsel satisfactory to the indenture trustee, materially and adversely affect the interest of any noteholder.

Events of Default; Rights upon Event of Default. With respect to the notes, an “event of default” under the indenture will include the following:

•

A default for three business days or more in the payment of any interest on any note after the same becomes due and payable; provided however, that so long as a more senior class of notes is outstanding, the failure to pay interest on a more subordinate note will not be an event of default;

•	A default in the payment of the principal of any note when the same becomes due and payable (but only to the extent of available funds) or on the final maturity date with respect thereto;
•

A default in the observance or performance of any covenant or agreement of the issuing entity made in the transaction documents and the continuation of the default for a period of 30 days after written notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 25% in principal amount of any notes then outstanding;

•

Any representation or warranty made by the issuing entity in the transaction documents or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the breach is not cured within 30 days after written notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding; or

•	Certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

However, the amount of principal required to be distributed to noteholders under the indenture on any distribution date will generally be limited to amounts available after payment of all prior obligations of the issuing entity. The failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final maturity date for the class of notes.

If an event of default should occur and be continuing with respect to the notes, the indenture trustee at the written direction of the noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding may declare the principal of all the notes to be immediately due and payable. This declaration may be rescinded at the direction of such noteholders if the issuing entity has paid or deposited with the indenture trustee a sum equal to all amounts then due with respect to the notes (without giving effect to this acceleration) and all events of default, other than the nonpayment of the principal of the notes that has become due solely by this acceleration, have been cured or, under the circumstances described below, waived.

After the occurrence of an event of default or following acceleration of the notes due to a default for three business days or more in the payment of interest on any note after the interest becomes due and payable or a default in the payment of principal, no interest or principal will be paid to the subordinate noteholders until all senior notes have been paid in full.

Upon an event of default under the indenture, the noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding will have the right to exercise remedies on behalf of all the noteholders.

If an event of default shall have occurred and be continuing, the indenture trustee may, or shall at the written direction of the noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding, sell the trust student loans, subject to certain conditions set forth in the indenture.

If the notes have been declared to be due and payable following an event of default, the indenture trustee may, in its discretion, exercise remedies as a secured party, including, but not limited to, selling the trust student loans or maintaining possession of the trust student loans and continuing to apply collections with respect to the trust student loans as if there had been no declaration of acceleration.

However, the indenture trustee is prohibited from selling the trust student loans following an event of default, other than a default in the payment of any principal or a default for three business days or more in the payment of any interest on any note, unless:

•	The holders of all outstanding senior notes consent, in writing, to the sale;
•	The proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of the sale; or
•

The indenture trustee determines that the collections on the trust student loans would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the written consent of the holders of 66 2/3% of the aggregate principal amount of the senior notes then outstanding.

A sale also requires the consent of all the subordinate noteholders unless the proceeds of a sale would be sufficient to discharge all unpaid amounts on the subordinate notes.

Noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding (or if only one class is affected, a majority of the outstanding amount of that class) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, and the noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

No noteholder will have the right to institute any proceeding with respect to the indenture, unless:

•	The noteholder previously has given to the indenture trustee written notice of a continuing event of default;
•	The holders of not less than 25% in principal amount of the outstanding notes have requested in writing that the indenture trustee institute the proceeding in its own name as indenture trustee;
•	The holder or holders have offered the indenture trustee reasonable indemnity;
•	The indenture trustee has for 60 days failed to institute the proceeding; and
•	No direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding senior notes.

In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against the issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law, provided, however, nothing herein shall be deemed to prohibit the indenture trustee from filing any claim in such proceedings or participating in any such proceedings instituted against the issuing entity.

With respect to the issuing entity, none of the indenture trustee or, as applicable, the administrator, the servicer, the [verification agent], the custodian or any holder of a certificate, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuing entity contained in the indenture.

Certain Covenants. The indenture will provide that the issuing entity may not consolidate with or merge into any other entity, unless:

•	The entity formed by or surviving the consolidation or merger is organized under the laws of the United States of America, any state thereof or the District of Columbia;
•

The entity expressly assumes the trust’s obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the issuing entity under the indenture;

•	No event of default will have occurred and be continuing immediately after the merger or consolidation;
•	The issuing entity has been advised that the ratings of the notes would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation; and
•	The issuing entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse federal tax consequence to the issuing entity or to any noteholder.

The issuing entity will not, among other things:

•

Except as expressly permitted or required by the indenture, the student loan acquisition agreements or certain related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

•

Claim any credit on or make any deduction from the principal and interest payable in respect of the notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended, also referred to as the Code, or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust;

•

Permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby; or

•

Permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof, except as expressly permitted by the indenture, the student loan acquisition agreements or certain related documents.

The issuing entity may not engage in any activity other than financing, acquiring, owning, selling and servicing student loans and the other assets of the issuing entity, in each case in the manner contemplated by the indenture, the student loan acquisition agreements or certain related documents and activities incidental thereto. The issuing entity will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes and the indenture or otherwise in accordance with the student loan acquisition agreements or certain related documents.

The indenture trustee has no obligation to administer, service or collect the student loans in the trust estate or to monitor the administration, servicing or collection of such student loans.

Statements to Indenture Trustee and Trust. Before each distribution date, the administrator will provide to the indenture trustee (with a copy to the owner trustee and the rating agencies) for the indenture trustee to forward to each holder of record of the applicable class of notes a statement setting forth at least the following information as to the notes, to the extent applicable:

(a)        The amount of the distribution allocable to principal of each class of notes;

(b)       The amount of the distribution allocable to interest on each class of notes, together with the interest rates applicable with respect thereto;

(c)        The pool balance as of the close of business on the last day of the preceding collection period, after giving effect to the related payments allocated to principal reported under clause (a) above;

(d)       The aggregate outstanding principal balance of each class of notes as of the distribution date, after giving effect to related payments allocated to principal reported under clause (a) above;

(e)        For each distribution date, the amount of fees and expenses paid to the indenture trustee and the owner trustee; the amount of the servicing fee paid to the servicer; the amount of the administration fee paid to the administrator; the amount of the fees and expenses paid to the [verification agent]; the amount of fees and expenses paid to the custodian, and, in each case, with respect to the collection period, together with the amount, if any, remaining unpaid after giving effect to all payments;

(f)        For each distribution date, the amount of the aggregate realized losses for the trust student loans, if any, for the collection period and the balance of the trust student loans that are delinquent in each delinquency period as of the end of the collection period;

(g)       The balance of the reserve account on the distribution date, after giving effect to changes therein on the distribution date;

(h)       The amount of any interest and expense withdrawal from the reserve account on the distribution date; and the amount of any withdrawal from the acquisition fund account to acquire additional student loans;

(i)        For distribution dates during the acquisition period, the remaining amount on deposit in the acquisition fund account on the distribution date, after giving effect to changes therein during the related collection period; and

(j)        For the first distribution date on or following the end of the acquisition period, the aggregate amount withdrawn from acquisition fund account that has not been used to acquire additional student loans and has been deposited in the collection account.

A copy of the statements referred to above may be obtained by any noteholder by a written request to the indenture trustee.

Annual Compliance Statement. The issuing entity will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Satisfaction and Discharge of Indenture. The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all notes.

Insolvency Events. If the issuing entity becomes insolvent, the trust student loans will be liquidated and the issuing entity will be terminated after the insolvency event. Promptly after the occurrence of an insolvency event, notice must be given to the noteholders. Any failure to give any required notice, however, will not prevent or delay termination of the issuing entity. Upon termination of the issuing entity, the administrator, on behalf of the owner trustee, will direct the indenture trustee, in writing, promptly to sell the assets of the issuing entity other than the trust accounts in a commercially reasonable manner and on commercially reasonable terms.

The proceeds from any liquidation of the trust student loans will be treated as collections on the loans and will be deposited in the collection account. If the proceeds and other available assets are not sufficient to pay the securities in full, some or all of the noteholders will incur a loss.

DESCRIPTION OF THE NOTES

General

The notes will be issued pursuant to the terms of the indenture. Owner trust certificates representing beneficial ownership interests in the issuing entity will be issued privately to the depositor, pursuant to the terms of the trust agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the notes, the owner trust certificates, the indenture and the trust agreement. Only the class A-1 notes, class A-2 notes, class A-3 notes, class B-1 notes, class B-2 notes and class C notes are offered by this prospectus supplement. Any information presented in this prospectus supplement relating to the owner trust certificates is for informational purposes only to provide for a better understanding of the offered notes.

The offered notes will be available in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof.

Interest on the Notes

Interest. Interest will accrue on the principal balance of the notes at a rate per annum equal to the sum of the then applicable three-month LIBOR (as of the second business day before the applicable interest accrual period) plus the margin listed on the cover page of this prospectus supplement.

However, based on the expected closing date, for the initial interest accrual period the LIBOR rate will be determined by the following formula:

X + ((__/__)•(Y-X))

where, X = ____-month LIBOR, and Y = ____-month LIBOR, as of the second business day before the start of the initial interest accrual period. For purposes of calculating LIBOR, a business day is any day on which banks in London and New York City are open for the transaction of business.

Interest due on each distribution date for the notes will accrue from the previous distribution date (or in the case of the first distribution date, from the closing date) to but excluding the current distribution date. Interest on the notes will accrue daily and will be computed on the basis of the actual number of days elapsed in the related interest accrual period divided by 360.

Calculation of LIBOR. For each interest accrual period, LIBOR will be determined by the administrator by reference to the London interbank offered rate for deposits in U.S. Dollars having a maturity of three months which appears on Reuters Screen LIBOR01 as of 11:00 a.m., London time, on the related LIBOR determination date. The LIBOR determination date will be the second business day before the beginning of each interest accrual period. If this rate does not appear on Reuters Screen LIBOR01, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the relevant maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR determination date, to prime banks in the London interbank market by four major banks selected by the administrator. The administrator will request the principal London office of each bank to provide a quotation of its rate. If the banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m., New York time, on that LIBOR determination date, for loans in U.S. Dollars to leading European banks having the relevant maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, three-month LIBOR in effect for the applicable interest accrual period will be three-month LIBOR in effect for the previous accrual period.

Subordinate Note Interest Triggers. A Class B Note Interest Trigger will be in effect for a distribution date if (a) both (i) the Cumulative Default Rate for such distribution date equals or exceeds the Cumulative Default Rate listed below for the distribution date occurring on or most recently prior to such distribution date and (ii) on the last day of the related collection period, the ratio of (x) the sum of the pool balance plus the amount on deposit in the reserve account to (y) the aggregate outstanding principal balance of the class A notes and the class B notes is less than ____% or (b) the sum of the pool balance plus the amount on deposit in the reserve account (less any cumulative shortfall of interest on the class B Notes) is less than the aggregate outstanding principal balance of the class A notes.

Distribution Date	Cumulative Default Rate
_______, 20__	______%
_______, 20__	_____%
_______, 20__	_____%
_______, 20__	_____%
_______, 20__	_____%
_______, 20__	_____%
_______, 20__	_____%
_______, 20__	_____%
_______, 20__	_____%
_______, 20__	_____%
_______, 20__	_____%

If a Class B Note Interest Trigger is in effect, interest on the class B notes will be subordinated to the payment of principal on the class A notes, and interest on the class C notes will be subordinated to the payment of principal on the class A notes and the class B notes.

A Class C Note Interest Trigger will be in effect for a distribution date if (a) both (i) the Cumulative Default Rate for such distribution date equals or exceeds the Cumulative Default Rate listed below for the distribution date occurring on or most recently prior to such distribution date and (ii) on the last day of the related collection period, the ratio of (x) the sum of the pool balance plus the amount on deposit in the reserve account to (y) the aggregate outstanding principal balance of the class A notes, the class B notes and the class C notes is less than ____% or (b) the sum of the pool balance plus the amount on deposit in the reserve account (less any cumulative shortfall of interest on the class B notes and class C notes) is less than the aggregate outstanding principal balance of the class A notes and the class B notes.

Distribution Date	Cumulative Default Rate
_______, 20__	______%
_______, 20__	_____%
_______, 20__	_____%
_______, 20__	_____%
_______, 20__	_____%
_______, 20__	_____%
_______, 20__	_____%
_______, 20__	_____%
_______, 20__	_____%
_______, 20__	_____%
_______, 20__	_____%

If a Class C Note Interest Trigger is in effect, interest on the class C notes will be subordinated to the payment of principal on the class A notes and the class B notes.

Principal Payments.

Principal payments on the Series 20__-__notes will be made on each distribution date, to the extent of Available Funds, in an amount equal to the Principal Distribution Amount for such distribution date, until the principal balance of the Series 20__-__notes is reduced to zero. Principal payments on the Series 20__-__notes will generally be derived from Available Funds remaining after the distribution of transaction fees, interest and certain other amounts.

Unless an event of default occurs, the Principal Distribution Amount on the notes will be allocated on each distribution date:

•

Prior to the Stepdown Date or on or after the Stepdown Date if a Subordinate Note Principal Trigger has occurred and remains in effect, (1) to the class A-1 notes, the class A-2 notes and the class A-3 notes, sequentially in ascending numerical order, to pay principal until each such class is paid in full, then (2) to the class B-1 notes and the class B-2 notes, sequentially in ascending numerical order, to pay principal, until each such class is paid in full, and finally, (3) to the class C notes, to pay principal, until such class is paid in full. The aggregate outstanding principal amount of each class of notes will be payable in full on the final maturity date for that class of notes.

•

On and after the Stepdown Date and so long as no Subordinate Note Principal Trigger has occurred and remains in effect, the Class A Percentage (as defined under “Glossary of Terms”) of the Principal Distribution Amount will be allocated to the class A-1 notes, the class A-2 notes and the class A-3 notes, sequentially in ascending numerical order, to pay principal until each such class is paid in full, the Class B Percentage (as defined under “Glossary of Terms”) of the Principal Distribution Amount will be allocated to the class B-1 notes and the Class B-2 notes, sequentially in ascending numerical order, to pay principal until each such class is paid in full and the Class C Percentage (as defined in the glossary) of the Principal Distribution Amount will be allocated to the class C notes to pay principal until paid in full.

The “Stepdown Date” will be the _______, 20__ distribution date.

A Subordinate Note Principal Trigger will occur on any distribution date on and after the Stepdown Date if either:

•	A Note Parity Trigger occurs and is continuing; or

•	The Cumulative Default Rate exceeds ___%.

A Note Parity Trigger will occur if (a) the sum of the pool balance plus amounts on deposit in the reserve account at the end of the preceding Collection Period is less than (b) the outstanding principal balance of the offered notes after giving effect to the payments allocated on that distribution date.

If an event of default with respect to payment on the notes occurs and continues, on each distribution date, cash available to be distributed following payment for any fees and expenses will be allocated in respect of interest and principal to each class of class A notes on a pro rata basis until each such class is paid in full, then to each class of class B notes on a pro rata basis, first to pay any interest and Carry-over Interest Distribution Amount and then to pay principal until each such class is paid in full, then to the class C notes first to pay any interest and Carry-over Interest Distribution Amount and then to pay principal until paid in full.

If an event of default other than with respect to payment on the notes occurs and continues, on each distribution date, cash available to be distributed following payment for specified fees and expenses will be allocated to each class of class A notes to pay interest on a pro rata basis until each such class is paid in full, then to the each class of class B notes to pay interest (excluding any Carry-over Interest Distribution Amount) on a pro rata basis until each such class is paid in full, then to the class C notes to pay interest (excluding any Carry-over Interest Distribution Amount) until paid in full, then to each class of class A notes to pay principal on a pro rata basis until each such class is paid in full, then to the class B notes first to pay any Carry-over Interest Distribution Amount and then to pay principal until paid in full on a pro rata basis, then to the class C notes first to pay any Carry-over Interest Distribution Amount and then to pay principal until paid in full.

On the final maturity date for each class of notes, amounts on deposit in the reserve account, if any, will be available, if necessary, to be applied to reduce the principal balance of the class of notes to zero. However, amounts in the reserve account will not be available to pay (i) the class B notes if a Class B Note Interest Trigger is then in effect or (ii) the class C notes if a Class C Note Interest Trigger is then in effect. Although the maturity of certain of the trust student loans will extend well beyond the final maturity date for the class C notes, the actual date on which the aggregate outstanding principal and/or accrued interest of any class of notes are paid may be earlier than the final maturity date for that class of notes, based on a variety of factors.

Principal allocated on a distribution date to the notes will be paid on that distribution date.

Turbo of Principal. On each distribution date on which a Turbo Trigger is in effect, all available funds remaining in the collection account after clause (12) below under “Distributions and Payments—Distributions from the Collection Account” will be distributed as principal in accordance with the same priorities as described under clauses (7), (9) and (11) below under “Distributions and Payments—Distributions from the Collection Account.”

A Turbo Trigger will be in effect if:

(a)        The outstanding principal balance of the trust student loans plus accrued interest expected to be capitalized is equal to or less than ____% of the sum of the aggregate principal balance of the trust student loans plus accrued interest expected to be capitalized as of the respective cut off date; or

(b)        The Cumulative Default Rate for the applicable distribution date exceeds the Cumulative Default Rate listed below for the distribution date occurring on or most recently prior to such distribution date.

Distribution Date	Cumulative Default Rate
_______, 20__	______%
_______, 20__	_____%
_______, 20__	_____%
_______, 20__	_____%
_______, 20__	_____%
_______, 20__	_____%
_______, 20__	_____%
_______, 20__	_____%
_______, 20__	_____%
_______, 20__	_____%
_______, 20__	_____%

Accounts

The administrator will establish and maintain separate segregated accounts as follows: the acquisition fund account, the collection account, and the reserve account. We refer to these accounts collectively as the “trust accounts.” Each account will be established in the name of the indenture trustee on behalf of the noteholders and the trust.

Funds in the trust accounts will be invested as provided in the indenture in eligible investments. Eligible investments are generally limited to short-term U.S. government backed securities, certain highly rated commercial paper and money market funds, guaranteed investment contracts and other investments acceptable to the rating agencies as being consistent with the rating of the notes. Eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding the related distribution date or, in the case of guaranteed investment contracts, that permit withdrawal of invested funds as required by the indenture. Investment earnings on funds deposited in the trust accounts, net of losses and investment expenses, will be deposited in the collection account on each distribution date and will be treated as collections of interest on the trust student loans. The administrator will be responsible for determining that each investment constitutes an “eligible investment.” The indenture trustee shall have no obligation to determine if an investment constitutes an “eligible investment.”

The trust accounts will be maintained as eligible deposit accounts.

Acquisition Fund Account

At the written instruction of the administrator, the indenture trustee will deposit into the acquisition fund account proceeds from the issuance of the offered notes to be used to acquire the student loans and to pay costs of issuing those notes.

Balances in the acquisition fund account will be used:

•	to acquire student loans, including the payment of any related premium and origination fees if any;
•	to deposit amounts into the collection account, if there are insufficient funds in the collection account to pay interest on the notes and other indenture obligations when due; or
•	to deposit amounts into the collection account to pay certain fees, costs and expenses of the trust.

We will use approximately $________ of the proceeds of the Series 20__-__notes deposited in the acquisition fund account to acquire from the depositor private student loans on the closing date and the remaining $________ of the proceeds of the Series 20__-__notes to acquire from the depositor private student loans during the acquisition period, ending no later than _______, 20__. Following the end of the acquisition period, the indenture trustee will transfer from the acquisition fund account to the collection account, for the redemption of notes, all proceeds of the offer and sale of the Series 20__-__notes remaining in the acquisition fund account.

Collection Account. On or about the third business day prior to each distribution date, the administrator will provide the indenture trustee with certain information with respect to the distributions to be made on the distribution date.

Reserve Account. The reserve account will be created with an initial deposit by the issuing entity on the closing date of cash or eligible investments in an amount equal to approximately $________. The amount on deposit in the reserve account to the extent used will be replenished up to the required reserve amount on each distribution date from the amount of Available Funds remaining after payment of the prior amounts set forth under “Distributions and Payments.”

Funds will be withdrawn from the reserve account to the extent that the amount of Available Funds is insufficient to pay any of the items specified in clauses (1) through (5) under “Distributions and Payments—Distributions from the Collection Account,” on any distribution date. These funds will be paid from the reserve account to the persons and in the order of priority specified for distributions out of the collection account in clauses (1) through (5) on such distribution date. Starting with the ______ 20__ distribution date, the required aggregate amount of funds in the reserve account will step-down according to the schedule below.

If on any distribution date the aggregate principal amount of the notes is less than or equal to the amount on deposit in the reserve account, then all remaining funds in the reserve account will be transferred to the collection account and distributed as principal on the notes to reduce the principal amount of each class of notes to zero. In addition, on the final maturity dates for each class of notes, amounts on deposit in the reserve account, if any, will be available, if necessary, to be applied to reduce the principal balance of the class of notes to zero.

Notwithstanding the foregoing, the class B notes will not receive any amounts from the reserve account if a Class B Note Interest Trigger is then in effect and the class C notes will not receive any amounts from the reserve account if a Class C Note Interest Trigger is then in effect.

If the amount on deposit in the reserve account on any distribution date beginning with the distribution date in ______ 20__ (after giving effect to all deposits or withdrawals therefrom on that distribution date) exceeds the respective amount listed below for that distribution date:

Distribution Date	Amount	Distribution Date	Amount
_______, 20__	$____________	_______, 20__	$____________
_______, 20__	$____________	_______, 20__	$____________
_______, 20__	$____________	_______, 20__	$____________
_______, 20__	$____________	_______, 20__	$____________
_______, 20__	$____________	_______, 20__	$____________
_______, 20__	$____________	_______, 20__ and thereafter	$____________

any excess funds in the reserve account will be deposited into the collection account for distribution as Available Funds on the distribution date to the persons and in the order of priority specified for distributions. Upon any distribution to the owner trust certificateholders of any amounts included as Available Funds, the noteholders will not have any rights in, or claims to, these amounts. Subject to the limitation described in the preceding sentence, amounts held from time to time in the reserve account will continue to be held for the benefit of the trust.

Distributions and Payments

On each distribution date if a Class B Note Interest Trigger or Class C Note Interest Trigger has not occurred and is not in effect, the following deposits and distributions will be made in the amounts and in the order of priority specified below, to the extent of Available Funds for the related Collection Period.

 (1)     To make payment of servicer fees then due and payable to the servicer;

(2)       Pro rata: indenture trustee fees and expenses up to the amount specified in the indenture; owner trustee fees and expenses up to the amount specified in the trust agreement; servicer expenses with respect to the trust student loans due on the distribution date and all prior unpaid servicer expenses allocated to the trust student loans up to the amount specified in the servicing agreement; administrator fees and expenses with respect to the trust student loans up to the amount specified in the administration agreement; and [verification agent fees and expenses up to the amount specified in the verification agent agreement];

               (3)       To holders of each class of class A notes, the Interest Distribution Amount for the class A notes on a pro rata basis;

               (4)       To the holders of the class B notes, the Interest Distribution Amount for the class B notes;

               (5)       To the holders of the class C notes, the Interest Distribution Amount for the class C notes;

(6)       To the reserve account, an amount, if any, necessary to reinstate the reserve account to the required reserve amount;

(7)       To the holders of the class A notes, the Class A Principal Distribution Amount;

(8)       To the holders of the class B notes, any Carry-over Interest Distribution Amount;

(9)       To the holders of the class B notes, the Class B Principal Distribution Amount;

(10)     To the holders of the class C notes, any Carry-over Interest Distribution Amount;

(11)     To the holders of the class C notes, the Class C Principal Distribution Amount;

(12)      Pro rata: for all amounts in excess of the maximum amounts specified in clause (2), for indenture trustee fees and expenses pursuant to the indenture; owner trustee fees and expenses pursuant to the trust agreement; indemnities, fees and expenses of the servicer; the portion of the administration fee and expenses allocated to the notes and all unpaid administration fees and expenses from prior Collection Periods allocated to the notes; [verification agent fees and expenses pursuant to the verification agent agreement]; and fees and expenses of any other service providers (including but not limited to the custodian);

(13)      If a Turbo Trigger is in effect, to the holders of the notes any remaining amounts as payment of principal until paid in full, allocated in the same manner and priority as the principal distribution amount for such distribution date; and

(14)     To the owner trust certificateholders, any remaining amounts.

Upon any distribution to the owner trust certificateholders of any amounts included as Available Funds, the noteholders will not have any rights in, or claims to, those amounts.

The following chart summarizes the distributions that will be made to the noteholders on each distribution date on which a Class B Note Interest Trigger or Class C Note Interest Trigger has not occurred and is not in effect:

COLLECTION ACCOUNT

1st	SERVICER (fees)

2nd	INDENTURE TRUSTEE (Fees and expenses)	OWNER TRUSTEE (Fees and expenses)	SERVICER (expenses)	ADMINISTRATOR (Fees and expenses)	[VERIFICATION AGENT (Fees and expenses)]

3rd	CLASS A NOTEHOLDERS (Interest)

4th	CLASS B NOTEHOLDERS (Interest)

5th	CLASS C NOTEHOLDERS (Interest)

6th	RESERVE ACCOUNT

7th	CLASS A NOTEHOLDERS (Class A Principal Distribution Amount)

8th	CLASS B NOTEHOLDERS (Carry-over Interest Distribution Amount)

9th	CLASS B NOTEHOLDERS (Class B Principal Distribution Amount)

10th	CLASS C NOTEHOLDERS (Carry-over Interest Distribution Amount)

11th	CLASS C NOTEHOLDERS (Class C Principal Distribution Amount)

12th	INDENTURE TRUSTEE; OWNER TRUSTEE; SERVICER; ADMINISTRATOR; [ VERIFICATION AGENT]; OTHER SERVICE PROVIDERS (All amounts due these parties in excess of the maximum amounts to be distributed in (2))

13th	NOTEHOLDERS (If a Turbo Trigger is in effect, any remaining amounts as payment of principal until paid in full)

14th	OWNER TRUST CERTIFICATEHOLDERS (any remaining amounts)

The following chart summarizes the distributions that will be made to the noteholders on each distribution date on which a Class B Note Interest Trigger is in effect:

COLLECTION ACCOUNT

1st	SERVICER (fees)

2nd	INDENTURE TRUSTEE (Fees and expenses)	OWNER TRUSTEE (Fees and expenses)	SERVICER (expenses)	ADMINISTRATOR (Fees and expenses)	[VERIFICATION AGENT (Fees and expenses)]

3rd	CLASS A NOTEHOLDERS (Interest)

4th	RESERVE ACCOUNT

5th	CLASS A NOTEHOLDERS (Class A Principal Distribution Amount)

6th	CLASS B NOTEHOLDERS (Interest)

7th	CLASS B NOTEHOLDERS (Carry-over Interest Distribution Amount)

8th	CLASS B NOTEHOLDERS (Class B Principal Distribution Amount)

9th	CLASS C NOTEHOLDERS (Interest)

10th	CLASS C NOTEHOLDERS (Carry-over Interest Distribution Amount)

11th	CLASS C NOTEHOLDERS (Class C Principal Distribution Amount)

12th	INDENTURE TRUSTEE; OWNER TRUSTEE; SERVICER; ADMINISTRATOR; [VERIFICATION AGENT]; OTHER SERVICE PROVIDERS (All amounts due these parties in excess of the maximum amounts to be distributed in (2))

13th	NOTEHOLDERS (If a Turbo Trigger is in effect, any remaining amounts as payment of principal until paid in full)

14th	OWNER TRUST CERTIFICATEHOLDERS (any remaining amounts)

The following chart summarizes the distributions that will be made to the noteholders on each distribution date on which a Class C Note Interest Trigger is in effect:

COLLECTION ACCOUNT

1st	SERVICER (fees)

2nd	INDENTURE TRUSTEE (Fees and expenses)	OWNER TRUSTEE (Fees and expenses)	SERVICER (expenses)	ADMINISTRATOR (Fees and expenses)	[VERIFICATION AGENT (Fees and expenses)]

3rd	CLASS A NOTEHOLDERS (Interest)

4th	CLASS B NOTEHOLDERS (Interest)

5th	RESERVE ACCOUNT

6th	CLASS A NOTEHOLDERS (Class A Principal Distribution Amount)

7th	CLASS B NOTEHOLDERS (Carry-over Interest Distribution Amount)

8th	CLASS B NOTEHOLDERS (Class B Principal Distribution Amount)

9th	CLASS C NOTEHOLDERS (Interest)

10th	CLASS C NOTEHOLDERS (Carry-over Interest Distribution Amount)

11th	CLASS C NOTEHOLDERS (Class C Principal Distribution Amount)

12th	INDENTURE TRUSTEE; OWNER TRUSTEE; SERVICER; ADMINISTRATOR; [ VERIFICATION AGENT]; OTHER SERVICE PROVIDERS (All amounts due these parties in excess of the maximum amounts to be distributed in (2))

13th	NOTEHOLDERS (If a Turbo Trigger is in effect, any remaining amounts as payment of principal until paid in full)

14th	OWNER TRUST CERTIFICATEHOLDERS (any remaining amounts)

The following chart summarizes the distributions that will be made to the noteholders on each distribution date on which an event of default related to payment on the notes has occurred and is continuing:

COLLECTION ACCOUNT

1st	SERVICER (fees)

2nd*	INDENTURE TRUSTEE (Fees and expenses)	OWNER TRUSTEE (Fees and expenses)	SERVICER (expenses)	ADMINISTRATOR (Fees and expenses)	[VERIFICATION AGENT (Fees and expenses)]

3rd	CLASS A NOTEHOLDERS (Interest)

4th	CLASS A NOTEHOLDERS (Principal)

5th	CLASS B NOTEHOLDERS (Interest)

6th	CLASS B NOTEHOLDERS (Carry-over Interest Distribution Amount)

7th	CLASS B NOTEHOLDERS (Principal)

8th	CLASS C NOTEHOLDERS (Interest)

9th	CLASS C NOTEHOLDERS (Carry-over Interest Distribution Amount)

10th	CLASS C NOTEHOLDERS (Principal)

11th	OWNER TRUST CERTIFICATEHOLDERS (any remaining amounts)

* Includes indemnity payments owing to these parties.

Credit Enhancement

Excess Interest. Excess interest is created when interest collections received on the trust student loans during a Collection Period and related investment earnings exceed the interest on the notes at the related Note Interest Rates and certain fees and expenses of the issuing entity. Excess interest with respect to the trust student loans is intended to provide “first loss” protection for the notes. Excess interest (as part of all interest collections) will be collected and deposited into the collection account and will become part of the Available Funds. There can be no assurance as to the rate, timing or amount, if any, of excess interest. The application of excess interest to the payment of principal on your notes will affect the weighted average life and yield on your investment. Excess interest not applied to make required distributions on any distribution date, and not deposited into the reserve account, will be paid to the owner trust certificateholders and will not be available on subsequent distribution dates to make payments on any class of the notes.

Subordination of the Subordinate Notes. The rights of the holders of the class C notes to receive payments of interest are subordinated to the rights of the holders of the class A notes and class B notes to receive payments of interest, and the rights of the holders of the class C notes to receive payments of principal are subordinated to the rights of the holders of the class A notes and class B notes to receive payments of interest and principal. Consequently, Available Funds will be applied to the payment of interest on the class A notes and the class B notes before payment of interest on the class C notes. Moreover, prior to the Stepdown Date or on and after the Stepdown Date if a Subordinate Note Principal Trigger has occurred and remains in effect, for so long as the class A notes and class B notes are outstanding, the holders of the class C notes will not be entitled to any payments of principal.

The rights of the holders of the class B notes to receive payments of interest are subordinated to the rights of the holders of the class A notes to receive payments of interest, and the rights of the holders of the class B notes to receive payments of principal are subordinated to the rights of the holders of the class A notes to receive payments of interest and principal. Consequently, Available Funds will be applied to the payment of interest on the class A notes before payment of interest on the class B notes. Moreover, prior to the Stepdown Date or on and after the Stepdown Date if a Subordinate Note Principal Trigger has occurred and remains in effect, for so long as the class A notes are outstanding, the holders of the class B notes will not be entitled to any payments of principal.

Reserve Account. The reserve account is intended to enhance the likelihood of timely receipt by the noteholder of the full amount of interest due to them and to decrease the likelihood that holders will experience losses. In certain circumstances, however, the reserve account could be depleted.

Owner Trust Certificates

On the closing date, the issuing entity will issue privately a single class of owner trust certificates to the depositor. The owner trust certificates will represent the beneficial ownership interests in the trust’s assets. The owner trust certificates will not have a principal balance and will not bear interest. On each distribution date, the owner trust certificates will not be entitled to any distributions with respect to Available Funds until all amounts owed to the noteholders have been paid. Once a distribution has been made in respect of the owner trust certificates, it will not be available to pay any of the noteholders.

U.S. FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the class A notes and class B notes will be characterized as indebtedness to a noteholder other than the owner of the owner trust certificates and not as representing an ownership interest in the assets of the trust or an equity interest in the trust. In addition, for federal income tax purposes, the trust will not be classified as an association taxable as a corporation or a “publicly traded partnership” as defined in Treasury regulation section 1.7704-1.

Prospective investors in the notes should see “U.S. Federal Income Tax Consequences” and “State Tax Consequences” in the prospectus for a discussion of the application of certain federal income and state and local tax laws to the trust and purchasers of the notes.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended, also known as ERISA, and section 4975 of the Code impose certain fiduciary and prohibited transaction restrictions on:

(a)        Employee benefit plans as defined in section 3(3) of ERISA, subject to Title I of ERISA;

(b)        Plans described in section 4975(e)(1) of the Code, subject to section 4975(c) of the Code, including individual retirement accounts and Keogh plans;

(c)        Any entities whose underlying assets include plan assets by reason of an investment in these entities by a plan described in (a) or (b); and

(d)        Persons who have certain specified relationships to these Plans—these persons are called “Parties in Interest” under ERISA and “Disqualified Persons” under the Code.

We refer to entities described in (a), (b) and (c) as “Plans.”

Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company’s general account may be deemed to include assets of the Plans investing in the general account and the insurance company might be treated as a Party in Interest and a Disqualified Person as to a Plan by virtue of that investment.

Some employee benefit plans, such as foreign plans, governmental plans described in section 3(32) of ERISA, and certain church plans described in section 3(33) of ERISA, are not subject to the prohibited transaction provisions of ERISA and section 4975 of the Code. Accordingly, assets of these plans may, subject to the provisions of any other applicable federal, state, local or foreign law, be invested in the offered notes without regard to the ERISA considerations described in this prospectus supplement. However, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, the prohibited transaction rules in section 503 of the Code will apply.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that the Plan’s investments be made in accordance with the documents governing the Plan. In addition, section 406 of ERISA and section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who are called “Parties in Interest” under ERISA and “Disqualified Persons” under the Code who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under section 4975 of the Code or a penalty imposed under section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in section 406 of ERISA and section 4975 of the Code.

The issuing entity, the depositor, the underwriter, the indenture trustee, the owner trustee, the servicer, the administrator, any provider of credit support or any of their affiliates may be considered to be or may become Parties in Interest or Disqualified Persons with respect to certain Plans. Prohibited transactions under section 406 of ERISA and section 4975 of the Code may arise if any of the notes are acquired by a Plan with respect to which any of the issuing entity, the depositor, the underwriter, the indenture trustee, the owner trustee, the servicer, the administrator, any credit support provider or any of their affiliates is a Party in Interest or a Disqualified Person unless the transactions are subject to one or more statutory, regulatory or administrative exemptions, such as:

•	Prohibited Transaction Class Exemption 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager;”
•	Prohibited Transaction Class Exemption 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;
•	Prohibited Transaction Class Exemption 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;
•	Prohibited Transaction Class Exemption 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; or
•	Prohibited Transaction Class Exemption 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager.”

Accordingly, the purchase of notes using the assets of any Plan may be restricted if the depositor, the servicer, the indenture trustee, the owner trustee, the administrator, the underwriter, any provider of credit support or any of their affiliates has investment authority over those assets.

In addition, under a regulation issued by the United States Department of Labor, 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), if a Plan makes an “equity” investment in a corporation, partnership, trust or certain other entities, the underlying assets and properties of that entity will be deemed for purposes of ERISA to be assets of the investing Plan unless exceptions in the regulation apply. The Plan Asset Regulation defines an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. If the notes are treated as debt for purposes of the Plan Asset Regulation, the trust student loans and the other assets of the issuing entity should not be deemed to be assets of an investing Plan. If, however, the notes are treated as “equity” for purposes of the Plan Asset Regulation, a Plan purchasing the notes could be treated as holding the trust student loans and the other assets of the issuing entity. Although there can be no assurances in this regard, it appears that the class A notes and the class B notes, which are denominated as debt, should be treated as debt and not as “equity interests” for purposes of the Plan Asset Regulation.

Although it is not free from doubt, it also appears that, so long as the notes retain a rating of at least investment grade, the notes should continue to be treated as indebtedness under applicable local law without substantial equity features for the purposes of the Plan Asset Regulation. There is, however, increased uncertainty regarding the characterization of a debt instrument that does not carry an investment grade rating. Consequently, because the class C notes do not carry an investment grade rating, the class C notes, or any interest therein, may not be purchased or acquired by, and may not be transferred to, any Plan or any person acquiring the class C notes on behalf of, as fiduciary of or with assets of, a Plan. In addition, in the event of a withdrawal or downgrade to below investment grade of the ratings of the class A notes or the class B notes, any subsequent transfer of such notes or any interest therein to a trustee or other person acting on behalf of a Plan, or using Plan assets to effect such transfer, will be restricted. A prospective transferee (including any purchaser in the initial transfer of the notes) of the class A notes or the class B notes or any interest therein who is a trustee or is acting on behalf of a Plan, or using Plan assets to effect such transfer, will be deemed to represent, warrant and covenant that at the time of such transfer the notes are rated at least investment grade; that such transferee believes that the notes are properly treated as indebtedness under applicable local law without substantial equity features for purposes of the Plan Asset Regulation, and agrees to so treat the notes; and that the acquisition, holding and disposition of the notes or any interest therein does not and will not result in a non-exempt prohibited transaction under ERISA or section 4975 of the Code. A prospective transferee (including any purchaser in the initial transfer of the notes) of the class A notes or the class B notes or any interest therein who is a trustee or is acting on behalf of a foreign plan, a governmental plan or a church plan that is not a Plan, or using assets of such a foreign plan, governmental plan or church plan to effect such transfer, will be deemed to represent, warrant and covenant that at the time of such transfer the acquisition, holding and disposition of the notes or any interest therein does not and will not result in a violation of any applicable federal, state, local or foreign law (“Similar Law”) that is substantially similar to the prohibited transaction rules under ERISA or section 4975 of the Code. A prospective transferee (including any purchaser in the initial transfer of the notes) of the class C notes or any interest therein will be deemed to represent, warrant and covenant that such transferee is not and is not acquiring the class C notes on behalf of, as a fiduciary of, or with assets of, (i) a Plan or (ii) a foreign plan, a governmental plan or a church plan that is not a Plan but that is subject to Similar Law.

The recently enacted Pension Protection Act of 2006 modified the ERISA rules relating to prohibited transactions and Plan assets. Before making an investment in the class A notes or the class B notes, prospective Plan investors should consult with their legal advisors regarding whether the assets of the issuing entity would be considered Plan assets, the possibility of exemptive relief from the prohibited transaction rules, the impact of ERISA and the Code and the potential consequences of the investment in their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations:

•	Whether the fiduciary has the authority to make the investment;
•	Whether the investment constitutes a direct or indirect transaction with a Party in Interest or a Disqualified Person;
•	The diversification by type of asset of the Plan’s portfolio;
•	The Plan’s funding objectives;
•	The tax effects of the investment; and
•

Whether under the general fiduciary standards of investment procedure and diversification an investment in the class A notes or the class B notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of any class A note or class B note to a Plan is in no respect a representation by the depositor, the administrator, the underwriter, the servicer, the indenture trustee or the owner trustee or any of their respective affiliates that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for a Plan generally or any particular Plan.

The discussion of ERISA and Section 4975 of the Code contained in this prospectus supplement, is, of necessity, general, and does not purport to be complete. Moreover, the provisions of ERISA and Section 4975 of the Code are subject to extensive and continuing administrative and judicial interpretation and review. Therefore, the matters discussed above may be affected by future regulations, rulings and court decisions, some of which may have retroactive application and effect.

UNDERWRITING

The notes listed below are offered by the underwriter, subject to its receipt and acceptance and subject to its right to reject any order in whole or in part. It is expected that the offered notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York, New York on or about _______, 20__ against payment in immediately available funds, and also through Clearstream Banking, société anonyme, Luxembourg and Euroclear in Europe.

Subject to the terms and conditions set forth in the underwriting agreement relating to the offered notes, the issuing entity will sell all the offered notes to the underwriter, and the underwriter has agreed to purchase, the entire principal amount of each class of offered notes.

In the underwriting agreement, the underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the notes offered hereby if any of the notes are purchased. The issuing entity has been advised by the underwriter that the underwriter proposes initially to offer the offered notes at the respective prices set forth on the cover page of this prospectus supplement, and to certain dealers at those prices less a concession not in excess of ______% per class A-1 note, ______% per class A-2 note, ______% per class A-3 note, ______% per class B-1 note, _______% per class B-2 note and ______% per class C note. The underwriter may allow and dealers may reallow to other dealers a discount not in excess of ______% per class A-1 note, ______% per class A-2 note, ______% per class A-3 note, ______% per class B-1 note, _______% per class B-2 note and ______% per class C note. After the initial offering, prices, concessions and reallowances may be changed.

The underwriting agreement provides that the obligations of the underwriter thereunder are subject to certain conditions precedent, including the delivery of certain legal opinions by its counsel. The underwriter is committed to take and pay for all of the offered notes if any are taken. The depositor and MRU Holdings, Inc. have agreed in the underwriting agreement to indemnify the underwriter and its controlling persons against certain liabilities in connection with the offer and sale of the offered notes.

The issuing entity has informed the underwriter that it does not intend to apply for listing of the notes through the National Association of Securities Dealers Automated Quotation System.

The offered notes are new issues of securities with no established trading market. The depositor has been advised by the underwriter that the underwriter intends to make a market in the offered notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the offered notes.

In the ordinary course of their business, the underwriter and certain of its affiliates have in the past, and may in the future, engage in commercial and investment banking activities, including the sale of student loans, certain of which will be included in this transaction, with MRU Holdings, Inc., the depositor and their affiliates.

The underwriter or its affiliates may retain a material percentage of any class of notes for its own account. The retained notes may be resold by the underwriter or such affiliate at any time in one or more negotiated transactions at varying prices to be determined at the time of sale.

During and after the offering, the underwriter may engage in transactions, including open market purchases and sales, to stabilize the prices of the offered notes. The underwriter, for example, may over-allot the offered notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more offered notes than are to be sold.

In addition, the underwriter may impose a penalty bid on the broker-dealers who sell the offered notes. This means that if an underwriter purchases offered notes in the open market to reduce a broker-dealer’s short position or to stabilize the prices of the offered notes, it may reclaim the selling concession from the broker-dealer who sold those offered notes as part of the offering.

In general, over-allotment transactions and open market purchases of the offered notes for the purpose of stabilization or to reduce a short position could cause the price of an offered note to be higher than it might be in the absence of such transactions.

The underwriter has represented and agreed that:

(a)  It has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000, received by it in connection with the issue or sale of any offered notes in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 does not apply to the trust; and

(b)  It has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom.

No action has been or will be taken by the depositor or the underwriter that would permit a public offering of the offered notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the offered notes may not be offered or sold, directly or indirectly, and neither the prospectus, this prospectus supplement nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this term sheet comes are required by the depositor and the underwriter to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver offered notes or have in their possession or distribute such term sheet, in all cases at their own expense.

We have not authorized any offer of the offered notes to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended. The offered notes may not be lawfully offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the Financial Services Act 1986, as amended.

LEGAL MATTERS

Certain legal matters relating to the offered notes will be passed upon for the issuing entity and the administrator by Baker & McKenzie LLP, New York, New York, and for the underwriter by Stroock & Stroock & Lavan LLP, New York, New York. Certain federal income tax and other matters will be passed upon for the issuing entity by Baker & McKenzie LLP, New York, New York.

RATINGS

It is a condition to the issuance of the class A-1 notes, class A-2 notes and class A-3 notes that they be rated in the [highest] rating category of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. It is a condition to the issuance of the class B notes that the class B-1 notes and class B-2 notes be rated in one of the [three highest] rating categories of each of the rating agencies listed above. It is a condition to the issuance of the class C notes that the class C notes be rated in one of the [four highest] rating categories of Moody’s Investors Service, Inc. No application was made to any other rating agency for the purpose of obtaining additional ratings of the offered notes.

Any ratings, if assigned, reflect only the view of the rating agency rating the offered notes. Any explanation of the significance of the ratings may be obtained only from the rating agency. The issuing entity has furnished to the rating agencies certain information and materials, some of which may not have been included in this prospectus supplement, relating to the offered notes. Generally, rating agencies base their ratings on that information and materials and on investigation, studies and assumptions made by the rating agencies. There can be no assurance that ratings when assigned will continue for any given period of time.

LEGAL PROCEEDINGS

To the knowledge of the issuer, there are no legal proceedings pending or proceedings by governmental authorities contemplated against the sponsor, depositor, indenture trustee, owner trustee, issuer or any servicer that are material to noteholders.

LISTING AND GENERAL INFORMATION

[Application has been made to the Financial Regulator in Ireland, as competent authority under the Prospectus Directive, for the Irish Prospectus to be approved. The approval from the Financial Regulator in Ireland relates only to the offered notes which are to be admitted to trading on the regulated market of the Irish Stock Exchange. Application has been made to the Irish Stock Exchange for the offered notes to be admitted to the Official List and to trading on its regulated market. There can be no assurance that such listing will be obtained.]

GLOSSARY OF TERMS

“Available Funds” means, with respect to any distribution date, the sum of the following amounts received with respect to the preceding Collection Period to the extent not previously distributed:

(a)        All collections received by the servicer (or any sub-servicer acting on its behalf) on the trust student loans, but net of any applicable administrative fees, a portion of any late fees or similar fees received from a borrower;

(b)        All liquidation proceeds and all Recoveries in respect of liquidated student loans which were written off in prior Collection Periods;

(c)        The aggregate Purchase Amounts received for trust student loans acquired by the depositor or MRU Holdings, Inc. during the prior Collection Period;

(d)	Investment earnings for the distribution date;

(e)        Amounts withdrawn from the acquisition fund account and deposited to the collection account;

(f)         Amounts withdrawn from the reserve account in excess of the required reserve amount and deposited into the collection account; and

(g)        Any proceeds received in connection with the contribution of the trust student loans, or sums collected by the indenture trustee pursuant to the indenture; provided, however, that Available Funds will exclude all payments and proceeds (including liquidation proceeds) of any trust student loans, the related Purchase Amount of which has been included in Available Funds for a prior distribution date; provided, further, that if on any distribution date there would not be sufficient funds, after application of Available Funds and amounts available from the reserve account and the acquisition fund account, to pay any of the items specified in clauses (1) through (5) as described in “Description of the Notes—Distributions and Payments—Distributions from Collection Account” for the distribution date, then Available Funds for the distribution date will include, in addition to the Available Funds, amounts being held by the indenture trustee, or on deposit in the collection account, which would have constituted Available Funds for the distribution date succeeding the distribution date, up to the amount necessary to pay the items specified in clauses (1) through (5) as described in “Description of the Notes—Distributions and Payments—Distributions from Collection Account,” and the Available Funds for the succeeding distribution date will be adjusted accordingly.

“Carry-over Interest Distribution Amount” means, with respect to any distribution date, any accrued and unpaid interest for that class of offered notes from prior interest accrual periods, together with interest at the applicable Note Interest Rate on the unpaid amount.

“Class A Percentage” means at any time the percentage equivalent of a fraction, the numerator of which is the aggregate outstanding principal balance of the class A notes and the denominator of which is the sum of the aggregate outstanding principal balance of all the notes.

“Class A Principal Distribution Amount” means, for any distribution date (i) prior to the Stepdown Date, or on or after the Stepdown Date if a Subordinate Note Principal Trigger has occurred and remains in effect, the lesser of (x) the Principal Distribution Amount for such distribution date and (y) the aggregate outstanding principal balances of the class A-1 notes, class A-2 notes and class A-3 notes immediately prior to such distribution date and (ii) on and after the Stepdown Date and so long as no Subordinate Note Principal Trigger has occurred and remains in effect, the lesser of (x) the Class A Percentage of the Principal Distribution Amount for such distribution date and (y) the aggregate outstanding principal balances of the class A-1 notes, class A-2 notes and class A-3 notes immediately prior to such distribution date.

“Class B Percentage” means at any time the percentage equivalent of a fraction, the numerator of which is the aggregate outstanding principal balance of the class B notes and the denominator of which is the sum of the aggregate outstanding principal balance of all the notes.

“Class B Principal Distribution Amount” means, for any distribution date (i) prior to the Stepdown Date, or on or after the Stepdown Date if a Subordinate Note Principal Trigger has occurred and remains in effect, the lesser of (x) the excess, if any, of the Principal Distribution Amount for such distribution date over the Class A Principal Distribution Amount for such distribution date and (y) the outstanding principal balance of the class B-1 notes and class B-2 notes immediately prior to such distribution date and (ii) on and after the Stepdown Date and so long as no Subordinate Note Principal Trigger has occurred and remains in effect, the lesser of (x) the Class B Percentage of the Principal Distribution Amount for such distribution date and (y) the outstanding principal balance of the class B-1 notes and class B-2 notes immediately prior to such distribution date.

“Class C Percentage” means at any time the percentage equivalent of a fraction, the numerator of which is the aggregate outstanding principal balance of the class C notes and the denominator of which is the sum of the aggregate outstanding principal balance of all the notes.

“Class C Principal Distribution Amount” means, for any distribution date (i) prior to the Stepdown Date, or on or after the Stepdown Date if a Subordinate Note Principal Trigger has occurred and remains in effect, the lesser of (x) the excess, if any, of the Principal Distribution Amount for such distribution date over the sum of the Class A Principal Distribution Amount and the Class B Principal Distribution Amount for such distribution date and (y) the outstanding principal balance of the class C notes immediately prior to such distribution date and (ii) on and after the Stepdown Date and so long as no Subordinate Note Principal Trigger has occurred and remains in effect, the lesser of (x) the Class C Percentage of the Principal Distribution Amount for such distribution date and (y) the outstanding principal balance of the class C notes immediately prior to such distribution date.

“Collection Period” means, with respect to the first distribution date, the period beginning on the initial cut off date and ending on _______, 20__, and with respect to each subsequent distribution date, the Collection Period means the three calendar months immediately following the end of the previous Collection Period.

“Cumulative Default Rate” means the percentage equivalent of the fraction the numerator of which is the aggregate principal balance of the trust student loans which are Defaulted Trust Student Loans as of the end of the related Collection Period and the denominator of which is the aggregate principal balance of the trust student loans acquired by the issuing entity on the closing date and during the acquisition period plus accrued interest expected to be capitalized as of the respective cut off date.

“Defaulted Trust Student Loan” means any trust student loan for which (i) the related obligor has failed to make all or part of any regularly scheduled principal and/or interest payment on such loan when due, provided such failure continues unremedied for a period of 180 consecutive days, or (ii) an event has occurred that the Administrator determines, consistent with the servicing criteria applied by the Administrator in servicing student loans for its own account, results in a high probability of nonpayment of such trust student loan, including but not limited to the related obligor filing a petition in bankruptcy under any state or federal bankruptcy or insolvency law or such obligor being the subject of an adversary proceeding pursuant to 11 U.S.C. § 523(a)(8).

“Interest Distribution Amount” means, with respect to any distribution date for a class of offered notes, the aggregate amount of interest accrued at the applicable Note Interest Rate for the related interest ccrual period on the outstanding principal balance of such class on the immediately preceding distribution date, after giving effect to all principal distributions to noteholders of that class on that date (or, in the case of the first distribution date, on the closing date).

“Note Interest Rate” means with respect to any interest accrual period, the interest rate per annum equal to the sum of three-month LIBOR (or in the case of the initial interest accrual period, the blended LIBOR rate calculated under “Description of the Notes—The Notes”) plus the applicable margin listed on the cover page of this prospectus supplement.

“Note Parity Trigger” means on any distribution date on and after the Stepdown Date if (a) the sum of the Pool Balance plus amounts on deposit in the reserve account at the end of the preceding Collection Period is less than (b) the outstanding principal balance of the offered notes after giving effect to the payments allocated on that distribution date.

“Pool Balance” means at any time the sum of (i) the aggregate principal balance of the trust student loans at the end of the preceding Collection Period (including accrued interest thereon for the Collection Period to the extent interest will be capitalized upon commencement of repayment or during deferment or forbearance), plus (ii) the quotient obtained by dividing (x) any funds on deposit in the acquisition fund account at the end of the preceding Collection Period by (y) ____%.

“Principal Distribution Amount” means, with respect to any distribution date, the amount necessary, so that (a) (i) the sum of the Pool Balance at the end of the preceding Collection Period plus the amounts on deposit in the reserve account after giving effect to the payments allocated on that distribution date, less (ii) the greater of (x) ____% of the amount described in clause (a)(i) of this paragraph or (y) ____% of the aggregate principal balance, plus accrued interest expected to be capitalized, as of the respective cut off date of the trust student loans acquired by the issuing entity on the closing date and during the acquisition period equals (b) the outstanding principal balance of the offered notes after giving effect to the payments allocated on that distribution date; provided, however, that the Principal Distribution Amount will not exceed the outstanding principal balance of the offered notes. In addition, on the final maturity date for each related class of offered notes, the principal required to be distributed to that class of offered notes will include the amount required to reduce the outstanding principal balance of that class of offered notes to zero.

“Purchase Amount” means, as of the close of business on the last day of a Collection Period, 100% of the amount required to prepay in full the respective trust student loan, in each case under the terms thereof including all accrued interest thereon expected to be capitalized upon entry into repayment.

“Recoveries” means, with respect to any liquidated student loan, moneys collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which the trust student loan became a liquidated student loan, net of the sum of any amounts expended by the servicer (or any sub-servicer acting on its behalf) for the account of any obligor and any amounts required by law to be remitted to the obligor.

“Stepdown Date” means the _______, 20__ distribution date.

“Subordinate Note Principal Trigger” means if (a) a Note Parity Trigger occurs and is continuing or (b) the Cumulative Default Rate exceeds ___%.

DIRECTORY

UNDERWRITER

_____________________

ISSUING ENTITY

MRU Student Loan Trust 20__-__

c/o MRU Holdings, Inc.

590 Madison Avenue

13th Floor

New York, New York 10022

ADMINISTRATOR	SERVICERS
MRU Holdings, Inc. 590 Madison Avenue 13th Floor New York, New York 10022	______________________

INDENTURE TRUSTEE	OWNER TRUSTEE
________________________	__________________________

UNDERWRITER’S COUNSEL	ISSUER’S COUNSEL

___________________	___________________

$_________

MRU Student Loan Trust 20__-__
Student Loan Asset Backed Notes
MRU ABS II LLC Depositor
_____________________________
Prospectus Supplement
_____________________________
[Insert Name of Underwriter]

_______, 20__

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered securities in any jurisdiction where the offer is not permitted.

We represent the accuracy of the information in this prospectus supplement only as of the dates of their respective cover pages.

Until ninety days after the date of this prospectus supplement all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS

MRU Student Loan Trusts

Issuing Entities

Student Loan Asset Backed Notes and Certificates

______________________

MRU ABS II LLC

Depositor

MRU Holdings, Inc.

Sponsor and Administrator

The Depositor

MRU ABS II LLC is a wholly-owned subsidiary of MRU Holdings, Inc.

The Securities

The depositor from time to time will issue student loan asset backed securities through one or more issuing entities. The student loan asset backed securities may be in the form of notes or certificates. Each issue will have its own series designation. We will sell the securities from time to time in amounts, at prices and on terms determined at the time of offering and sale.

Each series may include:

•	One or more classes of notes secured by the assets of that issuing entity; and
•	One or more classes of certificates that represent ownership interests in the assets of the issuing entity for that issue.

A class of notes or certificates may:

•	Be senior or subordinate to other classes; and
•	Receive payments from one or more forms of credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans.

Each class of notes or certificates will have the right to receive payments on the dates and in the manner described in the applicable supplement to this prospectus.

Trust Assets

The assets of each issuing entity will include:

•	Private student loans that are not entitled to any federal reinsurance or assistance from any governmental entity;
•	Guaranty obligations of any private guarantors of the student loans, if applicable; and
•	Other funds, investments and property described in the applicable prospectus supplement.

A supplement to this prospectus will describe the specific amounts, prices and terms of the notes and the certificates of each series. The supplement will also give details of the specific student loans, credit enhancement and other assets of the issuing entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should consider carefully the risk factors described in the prospectus supplement that accompanies this prospectus.

Each issue of securities represents obligations of, or interests in, the applicable issuing entity only. They do not represent interests in or obligations of MRU Holdings, Inc., any guarantor of loans to the depositor, the depositor, the servicers or any of their affiliates.

The securities are not guaranteed or insured by the United States of America or any governmental agency.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

_____________, 20__

Table of Contents

Prospectus

Page

Prospectus Summary	1
Risk Factors	7
The Issuing Entities	14
Use of Proceeds	15
The Sponsor, The Administrator, The Servicers and The Custodians	15
Description of Student Loan Programs	17
The Student Loan Pools	19
Static Pool Information	20
Transfer and Administration Agreements	20
Description of the Notes	23
Description of the Certificates	47
Certain Information Regarding the Securities	49
Book-Entry Registration	61
Certain Legal Aspects of the Student Loans	69
U.S. Federal Income Tax Consequences	70
State and Other Tax Consequences	82
ERISA Considerations	82
Available Information	84
Reports to Securityholders	84
Incorporation of Certain Documents by Reference	85
Underwriting	85
Legal Matters	86
Annex I: Global Clearance, Settlement and Tax Documentation Procedures	1

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that progressively provide more detail:

(a)  This prospectus, which provides general information, some of which may not apply to your series of securities; and

(b) The related prospectus supplement that describes the specific terms of your series of securities, including:

•	The timing of interest and principal payments;
•	Financial and other information about the student loans and the other assets owned by the issuing entity;
•	Information about credit enhancement;
•	The ratings; and
•	The method of selling the securities.

You should rely only on the information contained or incorporated in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or other jurisdiction where the offer is prohibited.

We have made cross-references to captions in this prospectus and the accompanying prospectus supplement under which you can find further related discussions. The following table of contents and the table of contents in the related prospectus supplement indicate where these captions are located.

PROSPECTUS SUMMARY

This summary highlights selected information concerning the securities. It does not contain all of the information that you might find important in making your investment decision. You should read the full description of this information appearing elsewhere in this document and in the prospectus supplement for your particular securities.

PRINCIPAL PARTIES

Issuing Entity

A Delaware statutory trust for each series of securities governed by a trust agreement between the depositor and an owner trustee.

Depositor

MRU ABS II LLC, is a limited liability company and a wholly-owned subsidiary of MRU Holdings, Inc. and is the depositor. The depositor is a special purpose "bankruptcy remote" entity formed to purchase student loans from MRU Holdings, Inc. and to form trusts that will issue student loan asset backed securities.

Owner Trustee

For each series of securities, the related prospectus supplement will specify the owner trustee for the related issuing entity.

Servicers

It is expected that the trust student loans will be serviced by one or more third party servicers. Additionally, if specified in the related prospectus supplement, MRU Holdings, Inc. may act as master servicer and may engage one or more third party servicers specified in each prospectus supplement to act as subservicers.

Indenture Trustee

For each series of securities, the related prospectus supplement will specify the indenture trustee for the securities.

Administrator and Sponsor

MRU Holdings, Inc., a Delaware corporation will act as both the sponsor of the securitization and the administrator of each issuing entity.

Back-up Administrator

If specified in the related prospectus supplement, an issuing entity may enter into an agreement with a third party to perform the duties and obligations of the administrator if MRU Holdings, Inc. ceases to provide administrative services.

Verification Agent

If specified in the related prospectus supplement, an issuing entity may enter into an agreement with a third party to verify the mathematical accuracy of various reports and issuer orders prepared by the administrator.

THE NOTES

Each series of securities may include one or more classes of student loan asset backed notes. The notes will be issued pursuant to an indenture of trust among the issuing entity and the indenture trustee described in the related prospectus supplement. The notes will be denominated in U.S. dollars or another currency as specified in the related prospectus supplement.

The prospectus supplement will describe the principal amount and the rate of interest that will be paid on the notes. The interest rate may be fixed for the full term of the notes, or the interest rate may be subject to periodic adjustment as described below.

The notes will be available for purchase in multiples of  $1,000 or as otherwise provided in the related prospectus supplement. They will be available initially in book-entry form only. Investors who hold the notes in book-entry form will be able to receive definitive notes only in the limited circumstances described in this prospectus or in the related prospectus supplement.

Classes of notes will have a stated principal or notional amount and will bear interest at a specified rate or may be entitled to:

•	Principal distributions with disproportionately low, nominal or no interest distributions;
•	Interest distributions with disproportionately low, nominal or no principal distributions;
•	Distributions based on a combination of components; or
•	Distributions limited to collections from a designated portion of assets in the related trust fund.

The related prospectus supplement will specify:

•	The principal or notional amount of each class of notes; and
•	The interest rate for each class of notes or the method for determining the interest rate.

If a series includes two or more classes of notes:

•	The timing and priority of payments, seniority, interest rates or amount of payments of principal or interest may differ for each class; or
•	Payments of principal or interest on a class may or may not be made, depending on whether specified events occur.

The related prospectus supplement will provide this information.

Auction Rate Notes

An issuing entity may issue classes of notes that bear interest at a rate determined by auction. The initial interest rate for these auction rate notes, or the method for determining the initial interest rate, will be described in the related prospectus supplement. The interest rates for the auction rate notes will be reset at the end of each interest period pursuant to the auction procedures.

The auction procedures are summarized and an example of an auction is included under "Description of the Notes - Auction Rate Notes" in this prospectus.

Index Rate Notes

An issuing entity may issue classes of notes that bear interest at a rate determined by reference to LIBOR, by reference to United States Treasury Securities, by reference to a commercial paper index or by reference to another index described in a prospectus supplement. These notes will bear interest at an initial rate described in the prospectus supplement. Thereafter, the interest rate for LIBOR rate notes will be determined periodically by reference to the designated LIBOR rate, the interest rate for treasury rate notes will be determined periodically by reference to the rate of interest paid on designated U.S. Treasury securities, the interest rate for commercial paper notes will be determined periodically by reference to the designated commercial paper index and the interest rate for other index rate notes will be determined periodically by reference to the index described in a prospectus supplement. See "Description of the Notes — Index Rate Notes" in this prospectus.

Accrual Notes

An issuing entity may issue one or more classes of accrual notes. Accrual notes will not be entitled to receive payments of interest during the designated accrual period. Instead, interest accrued on the accrual notes will be capitalized and added to their principal balance. The rate of interest to be accrued and the accrual period will be specified in the related prospectus supplement. See "Description of the Notes — Accrual Notes" in this prospectus.

Original Issue Discount Notes

An issuing entity may issue classes of notes at a discount from the principal amount payable at maturity that pay no interest or interest at a rate that is below market rates at the time of issuance. The interest paid on these original issue discount notes, if any, and the yield to maturity of the original issue discount notes will be described in the related prospectus supplement. See "Description of the Notes - Original Issue Discount Notes" in this prospectus.

Reset Rate Notes

An issuing entity may issue notes the applicable currency and interest rate for which will be reset from time to time in a currency and at an interest rate determined using procedures described in the related prospectus supplement. See "Description of the Notes — Reset Rate Notes" in this prospectus.

THE CERTIFICATES

Each series of securities may also include one or more classes of certificates. The certificates will be issued under a trust agreement for that series. We may offer each class of certificates privately, as specified in the related prospectus supplement.

Certificates will be available for purchase in a minimum denomination, as specified in the related prospectus supplement. They will be available initially in book-entry form only. Investors who hold the certificates in book-entry form will be able to receive definitive certificates only in the limited circumstances described in this prospectus or in the related prospectus supplement.

Each class of certificates will have a stated certificate balance. The certificates may also yield a return on that balance at a specified certificate rate. That rate of return may be:

•	Fixed;
•	Variable;
•	Adjustable;
•	Auction-determined; or
•	Any combination of these rates.

Certificates may be entitled to:

•	Principal distributions with disproportionately low, nominal or no interest distributions;
•	Interest distributions with disproportionately low, nominal or no principal distributions;
•	Distributions based on a combination of components; or
•	Distributions limited to collections from a designated portion of assets in the related trust fund.

The related prospectus supplement will specify:

•	The certificate balance for each class of certificates; and
•	The rate of return for each class of certificates or the method for determining the rate of return.

If a series includes two or more classes of certificates:

•	The timing and priority of distributions, seniority, allocations of losses, certificate rates or distributions on the certificate balance may differ for each class; and
•	Distributions on a class may or may not be made, depending on whether specified events occur.

The related prospectus supplement will provide this information.

Distributions on the certificates may be subordinated in priority of payment to payments of principal and interest on the notes. If this is the case, the related prospectus supplement will provide this information.

ASSETS OF THE ISSUING ENTITY

The assets of each issuing entity will include a pool of private student loans that are not entitled to any federal reinsurance or assistance from any governmental entity.

We call the student loans owned by a specific issuing entity "trust student loans."

The assets of the issuing entity will include rights to receive payments made on these trust student loans and any proceeds related to them.

The trust student loans will be originated by one or more banks or other regulated entities and will subsequently be acquired by the depositor. The property of each issuing entity also will include amounts on deposit in specific trust accounts, including a collection account, any reserve account, any acquisition fund account and, for any series of notes that contains reset rate notes, one or more accumulation subaccounts, supplemental interest subaccounts, supplemental reserve subaccounts and remarketing fee subaccounts and the right to receive payments under any swap agreements, interest rate protection agreements, yield protection agreements or guaranteed investment contracts entered into by the issuing entity. See "Certain Information Regarding the Securities — Credit and Cash Flow or other Enhancement or Derivative Arrangements" below.

The student loans may or may not be insured by a guarantor or surety. The prospectus supplement for your securities will describe each guarantor or surety for any student loans related to your securities if your securities have the benefit of the guaranty.

An issuing entity may also have among its assets various agreements with counterparties providing for interest rate, currency swaps and caps. These agreements will be described in the related prospectus supplement.

COLLECTION ACCOUNT

For each issuing entity, the administrator will establish and maintain accounts to hold all payments made on the trust student loans. We refer to each of these accounts as a collection account. The prospectus supplement will describe the permitted uses of funds in the collection account and the conditions for their application.

ACQUISITION FUND ACCOUNT

A prospectus supplement may indicate that a portion of the net proceeds of the sale of the securities may be kept in an acquisition fund account for a period of time and used to purchase additional student loans. The prospectus supplement will describe the permitted uses of any funds in the acquisition fund account and the conditions to their application.

RESERVE ACCOUNT

For each issuing entity there may be one or more reserve accounts. On the applicable closing date, we will make a deposit into the reserve account, as specified in the prospectus supplement. The initial deposit into the reserve account may also be supplemented from time to time by additional deposits. The prospectus supplement will describe the required amount of each reserve account. The prospectus supplement for each issuing entity will describe the circumstances in which amounts in the reserve account will be available to cover shortfalls in payments due on the notes and certain expenses of the issuing entity. It will also describe the manner in which amounts on deposit in the reserve account in excess of the required reserve account balance will be distributed.

CREDIT AND CASH FLOW OR OTHER ENHANCEMENT OR DERIVATIVE ARRANGEMENTS

Credit or cash flow enhancement for any series of securities may include one or more of the following:

•	Subordination of one or more classes of securities;
•	Reserve accounts;
•	Excess interest on the student loans;
•	Overcollateralization;
•	Letters of credit, or credit or liquidity facilities;
•	Financial insurance;
•	Surety bonds;
•	Guaranty on the student loans together with certain guaranty fees pledged to secure payments of claims on defaulted student loans;
•	Guaranteed investment contracts;
•	Interest rate, currency swaps and cap agreements;
•	Interest rate protection agreements;
•	Repurchase obligations;
•	Yield protection agreements; or
•	Any combination of the foregoing.

If any credit or cash flow enhancement applies to an issuing entity or any of the securities issued by that issuing entity, the related prospectus supplement will describe the specific enhancement as well as the conditions for their application. A credit or cash flow enhancement may have limitations and exclusions from coverage. If applicable, the related prospectus supplement will describe these limitations or exclusions.

TRANSFER AND CONTRIBUTION AGREEMENTS

The depositor will acquire the related student loans under a transfer and contribution agreement with MRU Holdings, Inc. We will assign our rights under the transfer and contribution agreement to the issuing entity, which will further assign these rights to the indenture trustee as collateral for the securities.

DEPOSIT AGREEMENTS

We will deposit student loans with the issuing entities under a deposit agreement. The owner trustee will hold legal title to the trust student loans. The issuing entities will assign their rights under the deposit agreement to the indenture trustee as collateral for the securities.

SERVICING AGREEMENTS

Each servicer has entered into or will enter into a servicing agreement or servicing agreements covering the student loans held by each issuing entity. Under each servicing agreement, the servicer will be responsible for servicing, managing and making collections on the trust student loans. If provided in the related prospectus supplement, a special servicer may be engaged by the administrator to perform late-stage collections and to seek recoveries on charged-off loans.

SERVICING FEE

Each servicer will receive a servicing fee and reimbursement for expenses and charges, which in the case of any primary servicer will be specified in the related prospectus supplement.

The servicing fee and any portion of the servicing fee that remains unpaid from prior dates will be payable before any payments are made on the related securities unless any portion of the servicing fee is expressly subordinated to payments on the securities, as specified in the related prospectus supplement.

ADMINISTRATION AGREEMENT

MRU Holdings, Inc., in its capacity as administrator, will enter into an administration agreement with each issuing entity. Under these agreements, MRU Holdings, Inc. will undertake specific administrative duties for each issuing entity.

ADMINISTRATION FEE

The administrator will receive an administration fee specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before any payments are made on the related securities, as specified in the related prospectus supplement.

REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR

Under the deposit agreement for each issuing entity, we, as the seller of the loans to the issuing entity, will make specific representations and warranties to the issuing entity concerning the student loans. We will have an obligation to repurchase any trust student loan if the issuing entity is materially and adversely affected by a breach of our representations or warranties, unless we can cure the breach within the period specified in the applicable prospectus supplement.

REPRESENTATIONS AND WARRANTIES OF MRU HOLDINGS, INC. UNDER THE TRANSFER AND CONTRIBUTION AGREEMENTS

In each transfer and contribution agreement, MRU Holdings, Inc. will make representations and warranties to us concerning the student loans covered by that transfer and contribution agreement. These representations and warranties will be similar to the representations and warranties made by us under the related deposit agreement.

MRU Holdings, Inc. will have repurchase and reimbursement obligations under the transfer and contribution agreement that will be similar to ours under the deposit agreement. We will assign our rights under the transfer and contribution agreement to each related issuing entity.

COVENANTS OF THE SERVICERS

Each servicer will service the student loans acquired by us pursuant to a servicing agreement. Each servicer will pay for any claim, loss, liability or expense, including reasonable attorneys' fees, which arises out of or relates to the servicer's acts or omissions with respect to the services provided under the servicing agreement, subject to maximum liability amounts set forth in the servicing agreement. The maximum liability on the part of the servicers may be different for each servicer.

TAX CONSIDERATIONS

See "U.S. Federal Income Tax Consequences."

ERISA CONSIDERATIONS

A fiduciary of any employee benefit plan or other plan or retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, also known as ERISA, or section 4975 of the Internal Revenue Code of 1986, as amended, also referred to as the Code, should carefully review with its legal advisors whether the plan's purchase or holding of any class of securities could give rise to a transaction prohibited or subject to tax under ERISA or the Code.

RATINGS

All of the securities offered by a prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating agency. The related prospectus supplement will specify the ratings for the securities.

RISK FACTORS

You should consider the following factors regarding your purchase of the notes.

If the assets of the issuing entity are insufficient to make payments on the notes, you may incur a loss

The issuing entity is not permitted to have any significant assets or sources of funds other than the trust student loans and rights under the reserve account, the acquisition fund account and the collection account. You will have no claim to any amounts properly distributed to the owner trust certificateholders or any service provider.

If the reserve account is exhausted, the issuing entity will depend solely on payments with respect to the trust student loans to make payments on your notes and you could suffer a loss.

A secondary market for your notes may not develop, and this could diminish their value

Each series of notes will be a new issue without an established trading market. Unless indicated otherwise for a series of notes, we do not intend to list any series of notes on any national exchange. As a result, we cannot assure you that a secondary market for the notes will develop, and therefore it may be difficult for you to resell your notes at the time and at a price you desire. If a secondary market does not develop, the spread between the bid price and the asked price for the notes may widen, thereby reducing the net proceeds to you from the sale of your notes.

The notes are not suitable investments for all investors

The notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

There is a possibility that the loan acquisitions by the issuing entity may be recharacterized

The trust student loans will be contributed to the depositor by MRU Holdings, Inc. pursuant to a transfer and contribution agreement and will be deposited with the issuing entity by the depositor pursuant to a deposit agreement. It is intended by MRU Holdings, Inc., the depositor and the issuing entity that the transfers of the trust student loans by MRU Holdings, Inc. to the depositor and by the depositor to the issuing entity each have the effect of a valid sale of the trust student loans for bankruptcy law purposes.

In addition, MRU Holdings, Inc. will warrant to the depositor and the depositor will warrant to the issuing entity that its transfer of the trust student loans does have the effect of a valid sale for bankruptcy law purposes. If the transfers each have the effect of a valid sale of the trust student loans for bankruptcy law purposes, the trust student loans would not be the property of MRU Holdings, Inc. or the depositor, should either of them become the subject of any proceeding under any insolvency law after the transfers of the trust student loans to the depositor and to the issuing entity.

Notwithstanding the foregoing, if either MRU Holdings, Inc. or the depositor was to become subject to any proceeding under any insolvency law and a creditor or receiver in the insolvency proceeding, or either of MRU Holdings, Inc. or the depositor themselves, were to take the position that either of the transfers of the trust student loans to the depositor or to the issuing entity should instead be treated as a pledge of the trust student loans to secure a borrowing of the depositor or the issuing entity, delays in payments of collections on trust student loans to the holders of the notes could occur or (should the court rule in favor of MRU Holdings, Inc., the depositor, receiver or creditor), reductions or delays in the amounts of payments could result.

If either the transfer of the trust student loans to the depositor or to the issuing entity is treated as a pledge instead of a valid sale for bankruptcy purposes, a tax or government lien on the property of MRU Holdings, Inc. or the depositor arising before the transfer of the trust student loans to the depositor or the issuing entity, as the case may be, may have priority over the indenture trustee's interest in the trust student loans. As a precaution that the transfers of the trust student loans would not be deemed to have the effect of a valid sale, the indenture trustee will also have a valid perfected first priority security interest in the trust student loans.

You will rely on a third party servicer for the servicing of the trust student loans

Although the servicer is obligated to cause the trust student loans to be serviced in accordance with the terms of the servicing agreement, the timing of payments will be directly affected by the ability of the servicer to adequately service the trust student loans. If a servicer defaults on its obligations and is terminated, you will be relying on the ability of the administrator to find an alternative servicer to service the trust student loans and you may experience a delay in the timing of payments until any transfer of servicing is completed or effective.

Your yield to maturity may be reduced by prepayments, delinquencies and defaults

The pre-tax return on your investment is uncertain and will depend on a number of factors including the following:

•

The rate of return of principal is uncertain. The amount of distributions of principal on the notes and the time when you receive those distributions depend on the amount and the times at which borrowers make principal payments on the trust student loans. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments, delinquencies or defaults on the trust student loans.

•

You may not be able to reinvest distributions in comparable investments. Asset backed securities, like the notes offered by the related prospectus supplement, usually produce faster returns of principal to investors when market interest rates fall below the interest rates on the student loans and produce slower returns of principal when market interest rates are above the interest rates on the student loans. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the notes. You will bear the risk that the timing and amount of principal distributions on your notes will prevent you from attaining your desired yield.

Less than all of the holders can approve amendments to the indenture or waive defaults under an indenture

Under an indenture, holders of specified percentages of the aggregate principal amount of the notes may amend or supplement provisions of such indenture and the notes and waive events of default and compliance provisions without the consent of the other holders. You have no recourse if the holders vote and you disagree with the vote on these matters. The holders may vote in a manner which impairs the ability to pay principal and interest on your notes. Also, so long as senior notes are outstanding, the holders of subordinate notes will not have the right to approve certain amendments, or exercise certain rights under an indenture.

Rating agencies can permit certain actions to be taken without your approval

Each indenture provides that the issuing entity and the indenture trustee may undertake various actions based upon receipt by the indenture trustee of confirmation from the rating agencies that the outstanding ratings assigned by such rating agencies to the notes are not thereby impaired. Such actions include, but are not limited to, amendments to an indenture and the execution by the issuing entity of interest rate or currency exchange agreements. To the extent such actions are taken after issuance of your notes, you will be relying on the evaluation by the rating agencies of such actions and their impact on credit quality.

The indenture trustee may be forced to sell the loans at a loss after an event of default

Generally, if an event of default occurs under an indenture, certain noteholders may authorize the indenture trustee to sell an issuing entity's student loans. However, the indenture trustee may not find a purchaser for the student loans or the market value of the student loans plus other assets in the trust estate might not equal the principal amount of outstanding notes plus accrued interest. You may suffer a loss if the indenture trustee is unable to find purchasers willing to pay prices for an issuing entity's student loans sufficient to pay the principal amount of the notes plus accrued interest.

Some liens would be given priority over your notes which could cause a loss in your investment or delayed payments

A tax or governmental lien (or other liens imposed under applicable state or federal law, including, without limitation, a lien in favor of the Internal Revenue Service or Pension Benefit Guaranty Corporation) on the property of an issuing entity, the depositor or MRU Holdings, Inc. may arise before the origination or acquisition of student loans, or before an issuing entity pledges its student loans under the indenture. Such a lien would have priority over your interest in those student loans and as a result, payments to you could be delayed or reduced.

The characteristics of the portfolio of student loans held in the trust estate may change

The prospectus supplement for a series of notes will describe the characteristics of the applicable issuing entity's student loan portfolio at that time. However, the actual characteristics of the loans in a trust's portfolio will change from time to time due to factors such as repayment of the student loans in the normal course of business, purchase of additional student loans during an acquisition period, or the occurrence of delinquencies or defaults on the student loans. A portfolio of student loans acquired previously by an issuing entity is not necessarily indicative of future performance of student loans held by that issuing entity.

An issuing entity's cash flow, and its ability to make payments due on your notes will be reduced to the extent interest is not currently payable on our student loans. The borrowers on most student loans are not required to make payments during the period in which they are in school and for certain authorized periods after graduation. Interest generally will be capitalized and added to the principal balance of the student loans. The student loans owned by an issuing entity will consist of student loans for which payments are deferred as well as student loans for which the borrower is currently required to make payments of principal and interest. The proportions of the student loans for which payments are deferred and currently in repayment will vary during the period that the notes are outstanding.

The inability of the depositor or MRU Holdings, Inc. to meet its purchase obligation may result in losses on your notes.

Under some circumstances, an issuing entity has the right to require the depositor or MRU Holdings, Inc. to purchase a student loan held by such issuing entity. This right arises generally if a breach of the representations, warranties or covenants of the depositor or MRU Holdings, Inc., as applicable, has a material adverse effect on the student loan and if the breach is not cured within the applicable cure period. We cannot guarantee that the depositor or MRU Holdings, Inc. will have the financial resources to make a purchase. In this case, you will bear any resulting loss.

Commingling of payments on student loans could prevent the issuing entity from paying you the full amount of the principal and interest due on your notes

Payments received on an issuing entity's student loans generally are deposited into an account in the name of the servicer each business day. However, payments received on an issuing entity's student loans will not be segregated from payments the servicer receives on other student loans it services. Such amounts are transferred to the indenture trustee for deposit into the related collection account several times each month. Prior to the transfer of such funds, the servicer may invest those funds for its own account and at its own risk. If the servicer is unable to transfer such funds to the indenture trustee, noteholders may suffer a loss.

If an issuing entity cannot acquire student loans, it will pay principal on or redeem notes

We will use the proceeds of the notes sold by an issuing entity to acquire student loans. An issuing entity may also use principal payments on its student loans to purchase additional student loans during an acquisition period, if so provided in the related prospectus supplement. If the student loan acquisitions are not completed, or if an issuing entity is not able to use note proceeds to acquire student loans that meet its requirements, the issuing entity will use those amounts to pay principal on or to redeem your notes as provided in the related prospectus supplement.

Different rates of change in interest rate indexes may affect an issuing entity's cash flow

The interest rates on your notes may fluctuate from one interest period to another in response to changes in LIBOR rates, Treasury security rates, commercial paper rates or other rate indexes, or as a result of the auction procedures described in this prospectus, as specified in the related prospectus supplement. The student loans that will be acquired with the proceeds from the sale of notes bear interest at floating rates, which are generally based upon a three month LIBOR rate, in each case plus a stated margin. If there is a decline in the rates payable on student loans an issuing entity acquires, the amount of funds representing interest deposited into the collection account may be reduced. If the interest rates payable on notes issued by an issuing entity do not decline in a similar manner and time, the issuing entity may not have sufficient funds to pay interest on its notes when it becomes due. Even if there is a similar reduction in the rates applicable to the notes, there may not necessarily be a reduction in the other amounts required to be paid out of the trust estate, such as administrative expenses, causing interest payments to be deferred to future periods. Sufficient funds may not be available in future periods to make up for any shortfalls in the current payments of interest on the notes or expenses of the trust estate.

The notes may be issued only in book-entry form

Usually, each class of notes of any series will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, or for non-U.S. dollar denominated notes, the applicable foreign equivalent, and will not be registered in your name or the name of your nominee. If we elect to issue definitive notes registered in the name of the holder in connection with the sale of a class or series of notes, that election will be contained in the related prospectus supplement. Unless and until definitive securities are issued, holders of the notes will not be recognized by the indenture trustee as registered owners as that term is used in the indenture. Until definitive securities are issued, holders of the notes will only be able to exercise the rights of registered owners indirectly through The Depository Trust Company or the applicable foreign equivalent and their respective participating organizations. See "Book-Entry Registration" in this prospectus.

The ratings of the notes are not a recommendation to purchase and may change

It is a condition to issuance of the notes that they be rated as indicated in the related prospectus supplement. Ratings are based primarily on the creditworthiness of the underlying student loans, the level of subordination, the amount of credit enhancement and the legal structure of the transaction. The ratings are not a recommendation to you to purchase, hold or sell any class of notes inasmuch as the ratings do not comment as to the market price or suitability for you as an investor. An additional rating agency may rate the notes, and that rating may not be equivalent to the initial rating described in the related prospectus supplement. Ratings may be lowered or withdrawn by any rating agency if in the rating agency's judgment circumstances so warrant. A lowered rating is likely to decrease the price a subsequent purchaser will be willing to pay you for your notes.

Borrowers of student loans are subject to a variety of factors that may adversely affect their repayment ability

Collections on the student loans during a monthly collection period may vary greatly in both timing and amount from the payments actually due on the student loans for that monthly collection period for a variety of economic, social and other factors.

Failures by borrowers to pay timely the principal and interest on their student loans or an increase in deferments or forbearances could affect the timing and amount of available funds for any monthly collection period and the ability to pay principal and interest on your notes. In addition, MRU Holdings, Inc. may, from time to time, offer incentive programs to borrowers at the time the loan is originated. Generally, under these programs, the interest rate on a borrower's student loan is reduced if the borrower timely pays a specified number of consecutive student loan payments. The effect of these factors, including the effect on the timing and amount of available funds for any monthly collection period and the ability to pay principal and interest on your notes is impossible to predict.

The principal amount of the  notes outstanding may exceed the principal amount of the assets in the trust estate, which could result in losses on your notes if there was a liquidation

The principal amount of notes outstanding at any time may exceed the principal amount of student loans and other assets in the trust estate held by the indenture trustee under the indenture. If this is true and an event of default occurs and the assets in the trust estate are liquidated, the student loans would have to be sold at a premium for the subordinated noteholders and possibly the senior noteholders to avoid a loss. We cannot predict the rate or timing of accelerated payments of principal or the occurrence of an event of default or when the aggregate principal amount of the notes may be reduced to the aggregate principal amount of the student loans.

Payment of principal and interest on the notes is dependent upon collections on the student loans. If the yield on the trust student loans does not generally exceed the interest rate on the notes and expenses relating to the servicing of the trust student loans and administration of the indenture, the issuing entity may have insufficient funds to repay the notes.

The issuing entity may enter into derivative products which could result in delays in payment or losses on your notes if the counterparty fails to make its payments

Under an indenture, the issuing entity may enter into derivative products if certain requirements are met, including the requirement that the rating agencies will not reduce or withdraw the ratings on any notes. Derivative products carry risks relating to the credit quality of the counterparty and the enforceability of the derivative products.

Private student loans may have greater risk of default

All of the trust student loans are private student loans. Private student loans are made to students who may have higher debt burdens than student loan borrowers as a whole. Borrowers of private student loans typically have already borrowed up to the maximum annual or aggregate limits under or do not qualify for Federal Family Education Loan Program (FFELP) loans. As a result, borrowers of private student loans may be more likely than other student loan borrowers as a whole to default on their payments or have a higher rate of forbearances. Failures by borrowers to pay timely the principal and interest on their private student loans or an increase in deferrals or forbearances could affect the timing and amount of available funds for any collection period and adversely affect the issuing entity's ability to pay principal and interest on the offered notes. In addition, the private student loans are not secured by any collateral of the borrowers and are not insured by any FFELP guaranty agency or by any governmental agency. If a borrower defaults on an unguaranteed private student loan, you will bear the risk of loss to the extent that the reserve account or other specified credit enhancement for your securities is insufficient or unavailable to cover such default.

Under current law, private student loans that do not exceed the borrower's cost of attendance, less other financial aid, are generally not dischargeable by a borrower in bankruptcy under the U.S. Bankruptcy Code; however, they can become dischargeable if the borrower proves that keeping the loans non-dischargeable would impose an undue hardship on the debtor and the debtor's dependents.

Consumer protection laws may affect enforceability of the trust student loans

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These requirements may apply to assignees such as the issuing entity and may result in both liability for penalties for violations and a material adverse effect upon the enforceability of the trust student loans. For example, federal law such as the Truth-in-Lending Act can create punitive damage liability for assignees and defenses to enforcement of the trust student loans, if errors were made in disclosures that must be made to borrowers. Certain state disclosure laws, such as those protecting co-signers, may also affect the enforceability of the trust student loans if appropriate disclosures were not given or records of those disclosures were not retained. If the interest rate on the loans in question exceeds applicable usury laws, that violation can materially adversely affect the enforceability of the trust student loans.

If the trust student loans were marketed or serviced in a manner that is unfair or deceptive, or if marketing, origination or servicing violated any applicable law, then state unfair and deceptive practices acts may impose liability on the loan holder, as well as creating defenses to enforcement. Under certain circumstances, the holder of a trust student loan is subject to all claims and defenses that the borrower on that loan could have asserted against the originator of the loan.

THE ISSUING ENTITIES

Each series of securities will be issued by one or more issuing entities. Each issuing entity will be governed by a trust agreement. We will specify the owner trustee for each issuing entity in the prospectus supplement for your securities. The activities of each issuing entity will be limited to the following activities:

•	Acquire, hold and sell trust student loans, the other trust assets and related proceeds;
•	Issue the securities;
•	Enter into derivative products and credit enhancement facilities;
•	Make payments on the securities;
•	Perform duties as specified in the related trust agreement; and
•	Engage in other incidental or related activities.

Each issuing entity will have only nominal initial capital. The proceeds from the sale of the related securities will be used to acquire the trust student loans.

Following the acquisition of the trust student loans, the assets of the issuing entity will include:

•	The trust student loans themselves, legal title to which the owner trustee will hold;
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All funds collected on the trust student loans on or after the date specified in the prospectus supplement, including any guarantor or surety payments, if any (amounts on deposit in any account may be invested in eligible investments as permitted by the related indenture);

•	All funds and investments on deposit in the collection account, any reserve account, any acquisition fund account and any other trust accounts or any other form of credit enhancement;
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Rights under the related transfer and servicing agreements, including the rights, if any, to require MRU Holdings, Inc., the servicers or us to purchase trust student loans from it under some conditions;

•	If specified in the prospectus supplement, rights under the guaranty or surety agreements with guarantors or insurers; and
•	Any other property described in the prospectus supplement.

The owner trust certificates will represent beneficial ownership of the assets of the issuing entity and the notes will represent indebtedness of the issuing entity secured by its assets. To facilitate servicing and to minimize administrative burden and expense, the servicers, directly or through a custodian, will retain possession of the promissory notes, credit agreements and other documents related to the trust student loans as custodians for the issuing entity.

USE OF PROCEEDS

On the closing date specified in the applicable prospectus supplement, the issuing entity will purchase the trust student loans from us and make an initial deposit into the reserve account, the acquisition fund account, if any, and any other account described in the applicable prospectus supplement with the net proceeds of sale of the securities. The issuing entity may also apply the net proceeds for other purposes to the extent described in the related prospectus supplement. We will use the money we receive for general corporate purposes, including acquiring the student loans and acquiring any credit or cash flow enhancement specified in the related prospectus supplement.

THE SPONSOR, THE ADMINISTRATOR, THE SERVICERS AND THE CUSTODIANS

The Sponsor and the Administrator

MRU Holdings, Inc. is engaged through various subsidiary companies in marketing, arranging and acquiring loans provided to students for higher education. In building its portfolio of student loans, MRU Holdings, Inc. takes a targeted approach, focusing on a confined subset of undergraduate and professional graduate institutions. The company markets loans directly to students and uses a number of marketing channels, including internet campaigns, print advertising, direct mail, and the MyRichUncle™  web site. The company has concentrated on the private student loan market, but is also active in federal student loan programs.

MRU Holdings, Inc. was incorporated under the laws of the State of Delaware on March 2, 2000. MRU Holdings, Inc. is listed on the NASDAQ market under the symbol "UNCL." The company's executive offices are located at 590 Madison Avenue, New York, New York, 10022, and its telephone number is (212) 398-1780.

MRU Holdings, Inc. will undertake specific administrative duties for each issuing entity.

The services provided by the administrator include, among others:

•	Responding to requests from borrowers, educational institutions, guarantors, the trustees and others with respect to the trust student loans;
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Administering our accounting and financial reporting activities, including maintaining financial records concerning the trust student loans and preparing annual operating budgets, statistical reports and cash flow projections to the extent required by an indenture; and

•	Retaining and managing special servicers and other professional service providers to collect defaulted trust student loans.

The administrator will receive an administration fee specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before any payments are made on the related securities, as specified in the related prospectus supplement.

MRU Holdings, Inc. is the beneficial owner of all of the outstanding membership interests of MRU ABS II LLC.

The Servicers

General. It is expected that the trust student loans will be serviced by one or more third party servicers. Additionally, if specified in the related prospectus supplement, MRU Holdings, Inc. may act as master servicer and may engage one or more third party servicers specified in each prospectus supplement to act as subservicers. A description of each primary servicer will be provided in the applicable prospectus supplement to this prospectus. Each servicer has entered into or will enter into a servicing agreement or servicing agreements covering the student loans held by each issuing entity. Under each servicing agreement, the servicer will be responsible for servicing, managing, maintaining custody of and making collections on the trust student loans.

Each servicer will receive a servicing fee, which in the case of any primary servicer will be specified in the related prospectus supplement. It will also receive reimbursement for expenses and charges, as specified in that prospectus supplement. The servicing fee and any portion of the servicing fee that remains unpaid from prior dates will be payable before any payments are made on the related securities unless any portion of the servicing fee is expressly subordinated to payments on the securities, as specified in the related prospectus supplement.

Each servicer will service the student loans acquired by us pursuant to the servicing agreement. Each servicer will pay for any claim, loss, liability or expense, including reasonable attorneys' fees, which arises out of or relates to the servicer's acts or omissions with respect to the services provided under the servicing agreement, subject to maximum liability amounts set forth in the applicable servicing agreement. The maximum liability on the part of the servicers may be different for each servicer.

Each servicing agreement will provide that a firm of independent public accountants will furnish to the issuing entity and indenture trustee an annual report attesting to the such servicer's assessment of compliance with the related servicing agreement, including all statutory provisions incorporated into the related servicing agreement. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

Each servicing agreement will require the related servicer to deliver to the issuing entity and indenture trustee, concurrently with the compliance report, a certificate signed by an officer of the servicer stating that, to his knowledge, the servicer has fulfilled its obligations under the related servicing agreement. If there has been a material default, the officer's certificate for that period will describe the default.

MRU Holdings, Inc. as administrator may appoint one or more companies to act as special servicer, responsible for the servicing of certain delinquent student loans as described in the prospectus supplement.

The Custodians. The indenture trustee and we will enter into a separate custodial agreement with each servicer, pursuant to which all trust student loans (including all trust student loans with respect to which the indenture trustee holds legal title) will be placed in the possession of the custodians, as agents of the indenture trustee, for the purpose of perfecting a security interest to the extent the trust student loans are evidenced by instruments.

The prospectus supplement for a series may contain additional information concerning the sponsor, the administrator, the servicers, the special servicer (if any), the custodians or us.

DESCRIPTION OF STUDENT LOAN PROGRAMS

General

The trust student loans will be originated by one or more banks or other regulated entities and will subsequently be acquired by the depositor. During the acquisition period, the issuing entity may acquire additional student loans with amounts on deposit in the acquisition fund account. None of the trust student loans purchased by us will be guaranteed directly or indirectly by the federal government or by any state, or by any federal or state agency.

The Student Loan Programs

The trust student loans are comprised of private student loans for undergraduate and graduate students and for professional students studying engineering, business, law, medicine, and dentistry. For each of the private student loan programs, the student may apply as a sole-borrower ("sole-borrower loans") or with a co-borrower ("co-borrower loans"). For sole-borrower loans, the student who is the borrower qualifies for the loan based upon their own merit and is solely responsible for the payment of the loan according to its terms. For co-borrower loans, the co-borrower meets the requisite credit criteria and agrees to be jointly and severally liable for the obligations of the student borrower.

Marketing Channels

The trust student loans are made up of loans that have been marketed directly to consumers either under MRU's internally managed MyRichUncle™ brand, under other brands that MRU may develop or under one of MRU's marketing partners' private label brands. Direct marketing is currently accomplished through direct mail, internet search, print, radio, and on-campus advertising and additional methods may be deployed in the future.

Private Loan Origination

The private student loan origination process has four phases: application in-take, credit underwriting, document verification, and disbursement. Interested applicants apply through the internet, by phone or by mail. Once all required application information and authorization to obtain a credit report has been received, a request is made to a credit bureau, which then electronically transmits a credit report to MRU. Applicants meeting MRU's underwriting criteria are notified of their conditional approval by email, through the internet, by phone or by mail, depending upon how the applicant requested notification. An adverse action notification is sent to applicants not meeting the underwriting criteria; sole applicants who do not pass credit underwriting may be invited to reapply with a co-borrower. Approved applicants are issued a master promissory note, a loan agreement, and instructions on how to proceed, detailing the necessary supporting documentation that must be submitted for verification along with the signed loan agreement and master promissory note. MRU also verifies the enrollment of the applicant, and the income and identity of the applicant and, if applicable, the co-applicant. Once verification is successfully completed, the requested loan is set for disbursement. Disbursement is made directly to the borrower, with the exception that certain loans are disbursed to schools if requested by the borrower or the school. All disbursements are accompanied by Truth-in-Lending disclosures and instructions regarding the servicing of the loan.

Eligibility Requirements

In order to qualify, applicants must meet the following initial requirements:

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The student must be a student enrolled at least half time in an undergraduate or graduate program at a school listed on MRU's approved school list, or in the case of bar examination loans, medical or dental board examination loans, or medical or dental residency loans, have been enrolled in a school on the approved school list within the past one year.

•	The program in which the student is enrolled must be a degree or certificate granting program at an accredited institution of higher education in the United States or Canada.
•	The student must be of a minimum age required to enter into a legally enforceable contract or have a co-borrower of legal age.
•	The student borrower must be a U.S. citizen or have a valid social security number or have a co-borrower who is a U.S. citizen or permanent resident.

Credit Analysis

In order to underwrite an application for a private student loan, a detailed credit report for the student borrower and, if applicable, the co-borrower will be obtained from a credit bureau. Based upon the credit report(s), either the student borrower or, if applicable, the co-borrower must pass credit requirements including (for example): minimum credit score (645 for a sole-borrower loan or 620 for a co-borrower loan), minimum length of credit history (two years for a sole-borrower loan or four years for a co-borrower loan), maximum delinquency experience in the past two years, no charge-offs or write-offs with the exception of de minimis amounts in the past five years, and no foreclosures, repossession, bankruptcy or uncured default on an education loan in the past seven years. In addition to these credit criteria, either the student borrower or, if applicable, the co-borrower must meet minimum employment and income requirements. If a student borrower applying as a sole-borrower does not pass the underwriting criteria, the applicant may be invited to re-apply with a co-borrower.

The amount that a student borrower can borrow is limited to the lesser of the total cost of attendance, and the amount allowable under a debt-to-income test. For students applying as sole-borrowers, income may be based upon projected post-graduation income based upon the student's field of study. If an applicant meets all of the criteria, but the loan amount requested exceeds the debt-to-income threshold, the application will be declined as requested and a counteroffer in the amount that meets the debt-to-income criteria will be made to the applicant.

Verification

After passing credit underwriting, a loan will be conditionally approved subject to verification of enrollment, identity, employment and income. Once the requested documentation is returned, it is processed by the verification department. Final approval for all loans will require specific enrollment documentation verifying at least half-time enrollment at a school on MRU's approved school list. Additionally, the student borrower and, if applicable, the co-borrower will be required to provide copies of acceptable government issued identification to verify identity. To verify income and employment, the student borrower and, if applicable, the co-borrower must provide copies of acceptable documentation including (for example), pay stubs, employment letters, or tax filings. Income qualification for graduate student borrowers is based on their expected future income, which is determined by verification of the student's academic characteristics. No additional financial documentation is required. An approved loan that passes verification is scheduled for disbursement.

Interest

The rate of interest is variable and adjusts monthly or quarterly on the first day of each calendar month or quarter, as applicable, and is based upon one-month or three-month LIBOR, the interest index. The margin over the interest index is determined based upon the pricing tier to which the loan belongs. Loans are assigned to pricing tiers based upon credit bureau and application information.

Borrower Fees

For each student loan, an origination fee is added to the disbursed loan amount. The fee is computed as a percentage of the total of the amount advanced in cash and the fee. The origination fee percentage is determined based upon the pricing tier to which the loan belongs.

Repayment Options

At the time of application, a borrower may choose from three repayment options: (a) deferment of principal and interest until after the end of the grace period, which is generally six months after graduation, or in the case of dental and medical loans six months after residency, (b) interest only payments through the end of the grace period but deferment of principal payments until after grace, and (c) immediate repayment of principal and interest while in school. After entering repayment, borrowers can receive additional deferments which vary in length depending upon the reason for deferment but which are in no case granted for more than five years. Reasons for deferment include among others return to school, medical internship or residency, active duty in the armed forces, and unemployment. When borrowers choose to defer interest, accrued interest is added to the outstanding loan balance either on a quarterly basis and when entering repayment of interest and principal. A hardship forbearance is available for economic hardship for up to a maximum of twelve months during the life of a loan. Forbearance is administered by the servicers in accordance with the servicing guidelines. In addition to providing documentation regarding hardship, the borrower must agree to capitalize all interest accruing during the forbearance period. In general, each loan must be scheduled for repayment of principal and interest over a period of 15 to 20 years (20 to 25 years for medical and dental loans) with a minimum payment of $50 per month.

THE STUDENT LOAN POOLS

We will acquire the trust student loans from MRU Holdings, Inc. as described in the related prospectus supplements for your securities. The trust student loans must meet several criteria, including:

•	Each loan was originated in the United States, Canada, its territories or its possessions in accordance with the guidelines of the specific loan program.
•	Each loan contains terms consistent with the program guidelines and the applicable guaranty agreements, if any.
•	Each loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferral or forbearance periods.
•	Each loan satisfies any other criteria described in the related prospectus supplement.

The prospectus supplement for each series will provide information about the trust student loans in the related issuing entity that will include:

•	The composition of the pool;
•	The distribution of the pool by loan type, payment status, interest rate and remaining term to maturity; and
•	The borrowers' states of residence.

Delinquencies, Defaults, Claims and Net Losses

If a substantial portion of the trust student loans in the trust assets for a particular series of securities are guaranteed by a specific private guarantor, certain historical information about delinquencies, defaults, recoveries, guaranty claims and net losses of comparable guaranteed student loans to the trust student loans will be set forth in the related prospectus supplement. The delinquency, default, recoveries claim and net loss experience on any pool of trust student loans may not be comparable to this information.

Termination

For each issuing entity, the obligations of the servicers, the owner trustee, the indenture trustee or us under the transfer and servicing agreements will terminate upon:

•	The maturity or other liquidation of the last trust student loan and the disposition of any amount received upon liquidation of any remaining trust student loan; and
•	The payment to the securityholders of all amounts required to be paid to them.

STATIC POOL INFORMATION

For each student loan pool discussed above, the sponsor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

TRANSFER AND ADMINISTRATION AGREEMENTS

General

The following is a summary of certain terms of:

•	The transfer and contribution agreement, pursuant to which we will acquire the student loans from MRU Holdings, Inc.;
•	The deposit agreement, pursuant to which we will deposit the student loans with the owner trustee on behalf of the issuing entity; and
•	The administration agreement, pursuant to which the administrator will undertake specific administrative duties for each issuing entity.

The following summaries do not cover every detail of these agreements and are subject to all of the provisions of the agreements.

Transfer and Contribution Agreements

The following is a summary of certain terms of the transfer and contribution agreements pursuant to which MRU Holdings, Inc. has agreed to transfer, from time to time, pools containing private education loans held by them to us.

Pursuant to each transfer and contribution agreement, MRU Holdings, Inc. makes representations and warranties with respect to each of the trust student loans. The representations and warranties include the following:

•	Each of the trust student loans is fully enforceable;
•

The amount of the unpaid principal balance of each trust student loan is due and owing, and no counterclaim, offset, defense or right to rescission exists with respect to any such trust student loan which can be asserted and maintained or which, with notice, lapse of time, or the occurrence or failure to occur of any act or event, could be asserted and maintained by the borrower against the owner of the trust student loan;

•

Each such trust student loan (A) was originated in the United States of America, its territories, its possessions or other areas subject to its jurisdiction to an eligible borrower under applicable law and (B) provides or, when the payment schedule with respect thereto is determined, will provide for payments on a periodic basis that fully amortize the principal amount of such trust student loan by its maturity, as such maturity may be modified in accordance with any applicable deferral or forbearance periods granted in accordance with applicable laws and restrictions;

•	Each trust student loan is denominated and payable only in U.S. dollars;
•	Each borrower is a U.S. citizen or has a valid social security number or has a co-borrower who is a U.S. citizen or permanent resident;
•

Each trust student loan was made in compliance with all applicable state and federal laws, rules and regulations, including, without limitation, all applicable nondiscrimination, truth-in-lending, consumer credit and usury laws;

•

Each trust student loan is evidenced by an executed promissory note, which note is a valid and binding obligation of the borrower, enforceable by or on behalf of the holder thereof in accordance with its terms, subject to bankruptcy, insolvency and other laws relating to or affecting creditors' rights;

•

No fraud, error, omission, misrepresentation, negligence or similar occurrence that would affect the collectability of a trust student loan has taken place on the part of any person, including, without limitation, the borrower;

•

The origination, servicing and collection practices used by the originator, each servicer of the trust student loan and the borrower with respect to the trust student loan have been in all material respects in compliance with accepted servicing practices, applicable laws and regulations, and have been in all material respects legal and proper;

•	The proceeds of the trust student loans have been disbursed except for future advances required thereunder, if any;
•

All costs, fees and expenses incurred in making or closing the trust student loan are paid, and the borrower is not entitled to any refund, rebate or reduction of any amounts paid or due under the student loan note;

•	Nothing exists that would prohibit the sale of the trust student loan to a willing purchaser;
•	There is only one original executed copy of the promissory note evidencing each trust student loan;
•	No trust student loan has a borrower which is noted in the related records of the servicer as being currently involved in a bankruptcy proceeding, deceased or permanently disabled;
•

Each trust student loan is accruing interest (whether or not such interest is being paid currently by the applicable borrower or is being capitalized), except as otherwise expressly permitted by an indenture;

•	No trust student loan is subject to an interest cap other than as may be required under New York laws; and
•	Each borrower is attending or did attend an eligible educational institution.

In the event any representation or warranty made by MRU Holdings, Inc. pursuant to the transfer and contribution agreement proves to be inaccurate or incomplete in any material respect as of the date when made, MRU Holdings, Inc. will purchase the affected trust student loan or loans for a cash purchase price equal to the outstanding principal balance thereof plus all accrued and unpaid interest.

Deposit Agreement

On the closing date, we will deposit with the owner trustee, on behalf of the issuing entity, our entire interest in the student loans acquired by us from MRU Holdings, Inc. Each student loan will be listed in an exhibit to the deposit agreement. The related trustee concurrently with the transfer will issue the notes and the certificates. The issuing entity will apply net proceeds from the sale of the notes and the certificates to acquire the student loans from us.

In each deposit agreement, we will make representations and warranties concerning the trust student loans to the related issuing entity for the benefit of securityholders, including representations and warranties that are substantially the same as those made by MRU Holdings, Inc. to the depositor. Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the issuing entity, we will have purchase and reimbursement obligations that are substantially the same as those of MRU Holdings, Inc.

The Administration Agreement

MRU Holdings, Inc., in its capacity as administrator, will enter into an administration agreement with each issuing entity. The administrator will receive an administration fee specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before the related securities, as specified in the related prospectus supplement.

DESCRIPTION OF THE NOTES

Each trust may issue one or more classes of notes under an indenture. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. The following description of the notes is only a summary of their principal terms. It is not complete. You should refer to the provisions of the indenture for a complete description of the terms of the notes.

Classes of notes will have a stated principal or notional amount and will bear interest at a specified rate or may be entitled to principal distributions with disproportionately low, nominal or no interest distributions; interest distributions with disproportionately low, nominal or no principal distributions; distributions based on a combination of components; or distributions limited to collections from a designated portion of assets in the related trust fund.

Fixed Rate Notes

The fixed rate notes will have a stated maturity set forth in the applicable prospectus supplement. The notes will bear interest from the date and at the rate per annum specified in the applicable prospectus supplement. The dates on which the holders of fixed rate notes will receive payments of principal and interest will be specified in the applicable prospectus supplement. Interest due on fixed rate notes for any accrual period generally will be determined on the basis of a 360-day year consisting of twelve 30-day months.

Auction Rate Notes

The auction rate notes will have a stated maturity set forth in the applicable prospectus supplement and will bear interest at the rate per annum specified in the prospectus supplement through the first auction date. The interest period for auction rate notes will initially consist of a number of days set forth in the applicable prospectus supplement. The interest rate for the auction rate notes will be reset on interest rate adjustment dates specified in the applicable prospectus supplement at the interest rate determined pursuant to the auction procedures described below, but the rate will not exceed the maximum rate per annum set forth in the applicable prospectus supplement. Interest on the auction rate notes will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days or 365 days as specified in the prospectus supplement. Interest on the auction rate notes will be payable on the first business day following the expiration of each interest period for the notes, and principal on the auction rate notes will also be payable as specified in the applicable prospectus supplement.

Determination of note interest rate. The procedures that will be used in determining the interest rates on the auction rate notes are summarized in the following paragraphs.

The interest rate on each class of auction rate notes will be determined periodically on interest rate determination dates specified in the applicable prospectus supplement by means of an auction, in which investors and potential investors submit orders through an eligible broker-dealer as to the principal amount of auction rate notes they wish to buy, hold or sell at various interest rates. The broker-dealers submit their clients' orders to the auction agent. The auction agent processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming interest period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of auction rate notes. Auction rate notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance plus any accrued interest.

In the auction, the following types of orders may be submitted:

•	"hold orders" - an order by which a current investor indicates that it is willing to continue to hold auction rate notes for the upcoming interest period regardless of the rate set in the auction;
•	"bid orders" - specify the minimum interest rate that a current investor is willing to accept in order to continue to hold auction rate notes for the upcoming interest period;
•	"sell orders" - an order by a current investor to sell a specified principal amount of auction rate notes, regardless of the upcoming interest rate; and
•

"potential bid orders" - specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate notes, is willing to accept in order to buy a specified principal amount of auction rate notes.

If an existing investor does not submit orders with respect to all its auction rate notes, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate notes for which no order was received, which would be the all hold rate if all other existing investors submit, or are deemed to submit, hold orders for all their auction rate notes.

A broker-dealer may submit orders in auctions for its own accounts. Any broker-dealer submitting an order for its own account in any auction will have an advantage over other bidders in that it would have knowledge of other orders placed through it in that auction (but it would not have knowledge of orders submitted by other broker-dealers, if any). As a result of the broker-dealer bidding, the auction clearing rate may be higher or lower than the rate that would have prevailed if the broker-dealer had not bid. A broker-dealer may also bid in order to prevent what would otherwise be a failed auction or an auction clearing at a rate that the broker-dealer believes does not reflect the market rate for such securities at the time of the auction.

The following example helps illustrate how the auction procedures are used in determining the interest rate on the auction rate notes.

(a) Assumptions:

1. Denominations (Units) = $25,000
2. Interest period = 28 days
3. Principal amount outstanding = $25 Million (1000 Units)

(b) Summary of all orders received for the auction

Bid/Hold Orders	Sell Orders	Potential Bid Orders

20 Units at 2.90%	100 Units Sell	40 Units at 2.95%
60 Units at 3.02%	100 Units Sell	60 Units at 3.00%
120 Units at 3.05%	200 Units Sell	100 Units at 3.05%
200 Units at 3.10%	400 Units	100 Units at 3.10%
200 Units at 3.12%	100 Units at 3.11%
600 Units	100 Units at 3.14%
200 Units at 3.15%
700 Units

The total units under bid/hold orders and sell orders always equal the issue size (in this case 1000 units).

(c)	Auction agent organizes orders in ascending order

OrderNumber	Number of Units	Cumulative Total (Units)	Percent	Order Number	Number of Units	Cumulative Total (Units)	Percent

1.	20(W)	20	2.90%	7.	200(W)	600	3.10%
2.	40(W)	60	2.95%	8.	100(W)	700	3.10%
3.	60(W)	120	3.00%	9.	100(W)	800	3.11%
4.	60(W)	180	3.02%	10.	200(W)	1000	3.12%
5.	100(W)	280	3.05%	11.	100(L)		3.14%
6.	120(W)	400	3.05%	12.	200(L)		3.15%
(W) Winning Order (L) Losing Order

Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next interest period, at the end of which another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis, first to existing holders and then to potential investors. Regardless of the results of the auction, the interest rate will not exceed the maximum rate specified in the applicable prospectus supplement.

The example assumes that a successful auction has occurred, that is, that all sell orders and all bid orders below the new interest rate were fulfilled. However, there may be insufficient potential bid orders to purchase all the auction rate notes offered for sale. In these circumstances, the interest rate for the upcoming interest period will equal the maximum rate. Also, if all the auction rate notes are subject to hold orders (i.e., each holder of auction rate notes wishes to continue holding its auction rate notes, regardless of the interest rate), the interest rate for the upcoming interest period will equal the all hold rate specified in the related prospectus supplement.

If a payment default has occurred, the rate will be the non-payment rate specified in the related prospectus supplement.

Maximum rate and interest carry-overs. If the auction rate for a class of auction rate notes established pursuant to the procedures described above is greater than the maximum rate described in the indenture, then the interest rate applicable to those auction rate notes will be the maximum rate. The maximum rate will be described in a prospectus supplement, and generally will be the least of the LIBOR rate for a comparable period plus a margin, the maximum rate permitted by law, a specific percentage listed in a prospectus supplement or, during certain periods described in a prospectus supplement, the net loan rate, which is based on the actual return on the student loans held by the issuing entity, less certain expenses, other fees and interest payments due on the notes.

If the interest rate for a class of auction rate notes is set at the maximum rate, other than the maximum rate permitted by law or the specified percentage listed in a prospectus supplement, interest will be carried over for that class of auction rate notes in an amount equal to the difference between the auction rate established pursuant to the procedures described above and the maximum rate. The carry-over amount will bear interest calculated at the one-month LIBOR rate until paid or canceled. The carry-over amount, and interest accrued thereon, for a class of auction rate notes will be paid by the indenture trustee on the date of defeasance of the auction rate notes or an interest payment date if there are sufficient moneys in the collection account to pay all interest due on the notes on that interest payment date, and in the case of subordinate notes, payment of the interest carry-over on more senior notes. Any carry-over amount, and interest accrued thereon, due on any auction rate note which is to be redeemed will be paid to the registered owner on the redemption date to the extent that moneys are available or, in the case of any carry-over amount payable on an interest payment date, to the registered owner of the auction rate note on the related record date. Any carry-over amount, and interest accrued thereon, which is not yet due and payable on a date on which an auction rate note is to be redeemed will be canceled and will not be paid.

Changes in auction period. We may, from time to time, change the length of the auction period for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by the auction rate notes. The auction period adjustment will take effect only if the auction agent receives orders sufficient to complete the auction for the new auction period after notice to the holders. If the auction period adjustment does not take effect, the interest rate for the next auction period will be the maximum rate and the auction period will be seven days. If we increase the length of the auction period and you do not place an order in the next auction, the auction agent will deem you to have submitted a sell order.

Changes in the auction date. The auction agent, with our written consent, may specify a different auction date for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date for the auction rate notes.

Index Rate Notes

Each class of index rate notes will bear interest at an annual rate determined by reference to an interest rate index, plus or minus any spread, and multiplied by any spread multiplier, specified in the related prospectus supplement. The applicable prospectus supplement will designate the interest rate index for an index rate note. The index may be based on LIBOR, a commercial paper rate, a U.S. 91-day treasury bill rate, the CMT rate, the federal funds rate, the Prime Rate, the European Interbank Offered Rate (EURIBOR) or such other index as may be appropriate as more fully described in the related prospectus supplement. The index rate notes will be dated their date of issuance and will have the stated maturity set forth in the related prospectus supplement.

Index rate notes also may have either or both of the following:
•	a maximum limitation, or ceiling, on its interest rate, and
•	a minimum limitation, or floor, on its interest rate.

In addition to any prescribed maximum interest rate, the interest rate applicable to any class of index rate notes will in no event be higher than any maximum rate permitted by law.

Each issuing entity that issues a class of index rate notes will appoint a calculation agent to calculate interest on that class. The applicable prospectus supplement will identify the calculation agent, which may be the administrator or the indenture trustee for that series. In the absence of manifest error, all determinations of interest by the calculation agent will be conclusive for all purposes and binding on the holders of the index rate notes.

For any class of notes that bears interest at a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an Actual/360 day year. The applicable day-count basis for other index rate notes will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

•          "30/360" which means that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months;

•          "Actual/360" which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

•          "Actual/365 (fixed)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

•          "Actual/Actual (accrual basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

•          "Actual/Actual (payment basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be; and

•          "Actual/Actual (ISMA)" is a calculation in accordance with the definition of "Actual/Actual" adopted by the International Securities Market Association ("ISMA"), which means that interest is calculated on the following basis:

•          where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

•          where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

(1)

the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year; and

(2)

the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year;

where "determination period" means the period from and including one calculation date to but excluding the next calculation date and "calculation date" means, in each year, each of those days in the calendar year that are specified in the related prospectus supplement as being the scheduled distribution dates.

LIBOR rate notes. The LIBOR rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the LIBOR rate notes will be paid in arrears on each distribution date. The distribution date for the LIBOR rate notes will be the business day specified in the prospectus supplement following the end of the interest accrual period for the notes specified in the prospectus supplement. The amount of interest payable to registered owners of LIBOR rate notes for any interest accrual period, unless otherwise specified in the related prospectus supplement, will be calculated on the basis of a 360-day year for the number of days actually elapsed. The interest rate will be the LIBOR rate for the interest accrual period for the notes plus the margin specified in the related prospectus supplement. Principal on the LIBOR rate notes will be payable as specified in the applicable prospectus supplement.

LIBOR, for any interest accrual period, will be the London interbank offered rate for deposits in U.S. dollars having the specified maturity commencing on the first date of the interest accrual period, which appears on Reuters Page LIBOR 01 (or any successor page) as of 11:00 a.m., London time, on the related LIBOR determination date. The LIBOR determination date will be the second business day before the beginning of each interest accrual period. If this rate does not appear on Reuters Page LIBOR 01 (or any successor page), the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the relevant maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR determination date, to prime banks in the London interbank market by four major banks as selected by the indenture trustee or the administrator, as specified in a prospectus supplement. The indenture trustee or administrator, as applicable, will request the principal London office of each bank to provide a quotation of its rate. If the banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the indenture trustee or the administrator, as specified in a prospectus supplement, at approximately 11:00 a.m., New York time, on that LIBOR determination date, for loans in U.S. dollars to leading European banks having the relevant maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable interest accrual period will be LIBOR in effect for the previous accrual period.

The interest rate payable on the LIBOR rate notes may be subject to limitations described in the related prospectus supplement.

If so provided in the related prospectus supplement, an issuing entity may enter into a LIBOR rate note derivative product agreement. Under the terms of the agreement, the counterparty will pay to the issuing entity the excess, if any, of the LIBOR rate for the notes over the adjusted student loan rate as provided by the terms of the agreement. The indenture trustee will use those funds to make interest payments on the notes at the LIBOR rate. If such payments are made by the counterparty, the counterparty will become entitled to reimbursement from money remaining in the collection account as specified in the related prospectus supplement on any distribution date after payment of interest and principal due on the notes and, if necessary, replenishment of the reserve account to the required minimum balance.

CMT rate notes. If the notes bear interest based on the Treasury constant maturity rate (the "CMT Rate"), the CMT Rate for any relevant interest rate determination date will be the rate displayed on the applicable Designated CMT Moneyline Telerate Page shown below by 3:00 p.m., New York City time, on that interest rate determination date under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.," under the column for:

•	If the Designated CMT Moneyline Telerate Page is 7051, the rate on that interest rate determination date; or
•

If the Designated CMT Moneyline Telerate Page is 7052, the average for the week, the month or the quarter, as specified on the related prospectus supplement, ended immediately before the week in which the related interest rate determination date occurs.

The following procedures will apply if the CMT Rate cannot be determined as described above:

•

If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that interest rate determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determinate date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

•

If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that interest rate determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest rate determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the administrator determine to be comparable to the rate formerly displayed on the Designated CMT Moneyline Telerate Page shown above and published in H.15(519).

•

If the rate described in the prior paragraph cannot be determined, then the administrator will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest rate determination date reported, according to their written records, by leading primary United States government securities dealers in New York City. The administrator will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct noncallable fixed rate obligations of the United States Treasury ("Treasury Notes") with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

•

If the administrator cannot obtain three Treasury Note quotations of the kind described in the prior paragraph, the administrator will determine the CMT Rate to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest rate determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the administrator will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation. If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the administrator will obtain quotations for the Treasury Note with the shorter remaining term to maturity. If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest rate determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated. If fewer than three leading primary United States government securities dealers selected by the administrator are quoting as described in the prior paragraph, the CMT Rate will remain the CMT Rate then in effect on that interest rate determination date.

Federal funds rate notes. If the notes bear interest based on the federal funds rate (the "Federal Funds Rate"), the Federal Funds Rate for any relevant interest rate determination date will be the rate for U.S. dollar Federal funds, as published in H.15(519) for that day opposite the caption "Federal Funds (Effective)" or any successor publication, published by the Board of Governors of the Federal Reserve System. If such rate is not published in the relevant H.15(519) for any day, the rate for such day shall be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m., New York City time, on that day by each of four leading brokers in such transactions located in New York City selected by the administrator. The Federal Funds Rate for each Saturday and Sunday and for any other that is not a business day shall be the Federal Funds Rate for the preceding business day as determined above.

Prime rate notes. If the notes bear interest based on the prime rate (the "Prime Rate"), the Prime Rate for any relevant interest rate determination date is the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that interest rate determination date under the heading "Bank Prime Loan."

The administrator will observe the following procedures if the Prime Rate cannot be determined as described above:

•

If the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant interest rate determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest rate determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption "Bank Prime Loan."

•

If the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest rate determination date, then the administrator will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as "USPRIME1" as that bank's prime rate or base lending rate as in effect on that interest rate determination date.

•

If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest rate determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest rate determination date by three major banks in New York City selected by the administrator.

•	If the banks selected by the administrator are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest rate determination date.

CP rate notes. Interest on the CP rate notes will be paid as described in the related prospectus supplement. Interest on the CP rate notes will be adjusted daily on each day within any accrual period in the manner described in the related prospectus supplement. For each Saturday, Sunday or other non-business day, the commercial paper rate will be the rate in effect for the immediately preceding business day.

The commercial paper rate will be for any relevant interest rate determination date prior to each related interest rate change date, the Bond Equivalent Yield, set forth below, of the rate for 90-day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that interest rate determination date under the heading "Commercial Paper — Financial." If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that interest rate determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the Bond Equivalent Yield of the rate on the relevant interest rate determination date, for commercial paper having the index maturity specified on the remarketing terms determination date, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper—Financial."

The bond equivalent yield will be calculated as follows:

Bond Equivalent Yield =	N * D * 100 360 – (D * 90)

where "D" refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal, and "N" refers to 365 or 366, as applicable.

"H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System.

'H.15 Daily Update" means the daily update for H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publications.

GBP-LIBOR rate notes. Interest on the GBP-LIBOR rate notes will be paid as described in the related prospectus supplement. GBP-LIBOR, for any accrual period, will be the London interbank offered rate for deposits in Pounds Sterling having the specified maturity commencing on the first day of the accrual period, which appears on Reuters Page LIBOR 01 (or any successor page) as of 11:00 a.m. London time, on the related GBP-LIBOR determination date. If an applicable rate does not appear on Reuters Page LIBOR 01 (or any successor page), the rate for that day will be determined on the basis of the rates at which deposits in Pounds Sterling, having the specified maturity and in a principal amount of not less than £1,000,000 are offered at approximately 11:00 a.m. London time, on that GBP-LIBOR determination date, to prime banks in the London interbank market by the reference banks. The administrator will request the principal London office of each reference bank to provide a quotation of its rate. If the reference banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the reference banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by prime banks in London, selected by the administrator, at approximately 11:00 a.m. London time, on that GBP-LIBOR determination date, for loans in Pounds Sterling to leading European banks having the specified maturity and in a principal amount of not less than £1,000,000. If the banks selected as described above are not providing quotations, GBP-LIBOR in effect for the applicable accrual period will be GBP-LIBOR for the specified maturity in effect for the previous accrual period.

EURIBOR rate notes. Interest on the EURIBOR rate notes will be paid as described in the related prospectus supplement. Three-month EURIBOR, for any accrual period, is the Euro interbank offered rate for deposits in Euros having a maturity of three months, commencing on the first day of the accrual period which appears on Telerate Page 248 as of 11:00 a.m. Brussels time, on the related EURIBOR determination date. If an applicable rate does not appear on Telerate Page 248, the rate for that day will be determined on the basis of the rates at which deposits in Euros, having the applicable maturity and a principal amount of not less than £1,000,000, are offered at approximately 11:00 a.m., Brussels time on that EURIBOR determination date, to prime banks in the Euro-zone interbank market by the reference banks. The administrator will request the principal Euro-zone office of each reference bank to provide a quotation of its rate. If the reference banks provide at least two quotations, the rate for the day will be the arithmetic mean of the quotations. If the reference banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in the Euro-zone, selected by the administrator, at approximately 11:00 a.m. Brussels time, on that EURIBOR determination date, for loans in Euros to leading European banks having the applicable maturity and in a principal amount of not less than £1,000,000. If the banks selected as described above are not providing quotations, three-month EURIBOR in effect for the applicable accrual period will be three-month EURIBOR in effect for the previous accrual period.

For this purpose:

•	"EURIBOR determination date" means, for each accrual period, the day that is two Settlement Days before the beginning of that accrual period.
•

"Settlement Day" means any day on which TARGET (the Trans-European Automated Real-time Gross Settlement Express Transfer System) is open which is also a day on which banks in New York City are open for business.

•

"Telerate Page 248" means the display page so designated on the Moneyline Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

•	"Reference Banks" means four major banks in the Euro-zone interbank market selected by the administrator.

Original Issue Discount Notes

Original issue discount notes will have a stated maturity set forth in the applicable prospectus supplement. The notes will be issued at a discount from the principal amount payable at maturity. The notes may have a "zero coupon" and currently pay no interest, or may pay interest at a rate that is below market rates at the time of issuance. For original issue discount notes, all or some portion of the interest due will accrue during the life of the note and be paid only at maturity or upon earlier redemption. Upon redemption, the amount payable on an original issue discount note will be determined as described under the heading "Description of the Notes - Redemption Price." Each holder of an original issue discount note will be required to include in current income a ratable portion of the original issue discount, even though the holder may not receive any payment of interest during the period. See "Federal Income Tax Consequences."

Accrual Notes

Accrual notes will be entitled to payments of accrued interest commencing only on the interest payment date, or under the circumstances specified in the related prospectus supplement. Prior to the time interest is payable on any class of accrual notes, the amount of accrued interest will be added to the note principal balance thereof on each interest payment date. The principal balance of the accrual notes will begin to be paid from available funds received with respect to the student loans after the date that accrued interest is no longer being added to the principal balance of the notes. Accrued interest for each interest payment date will be equal to interest at the applicable interest rate accrued for a specified period (generally the period between interest payment dates) on the outstanding note principal balance thereof immediately prior to such interest payment date.

Reset Rate Notes

General. The related prospectus supplement will describe the currency and interest rate initially applicable for each class of reset rate notes. From time to time, the currency and interest rate for the notes will be reset using the procedures described below. We refer to each initial reset date, together with each date thereafter on which a class of reset rate notes may be reset with respect to the currency and interest rate mode, as a "reset date" and each period in between the reset dates as a "reset period."

Interest. Interest on each class of reset rate notes during each reset period will accrue and be payable either:

•	at an index interest rate (see "—Index rate notes," above), in which case such reset rate notes are said to be in index rate mode;
•	at a auction rate, in which case such reset rate notes are said to be in auction rate mode; or
•	at a fixed interest rate, in which case such reset rate notes are said to be in fixed rate mode.

During the initial reset period for each class of reset rate notes, interest will be payable on each distribution date at the interest rates described in a related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, interest on a class of reset rate notes during any reset period when they bear a fixed rate of interest will accrue daily and will be computed based on:

•	If a class of reset rate notes is denominated in U.S. dollars, a 360-day year consisting of twelve 30-day months; or
•

If a class of reset rate notes is denominated in a currency other than U.S. dollars, generally, the actual/actual (ISMA) accrual method as described above under "—Index rate notes," or such other day count convention as may be set forth in a related remarketing terms determination date notice and in the related prospectus supplement.

Interest on a class of reset rate notes during any reset period when they bear an index rate of interest based on three-month LIBOR will accrue daily and will be computed based on the actual number of days elapsed and a 360 day year, unless otherwise specified in the related prospectus supplement. Interest on a series of reset rate notes, during any reset period when such series of reset rate notes bears interest at an auction rate, will be calculated on the basis of the actual number of days elapsed in the related auction period divided by 365 or 366, as the case may be, unless otherwise specified in the related prospectus supplement. Interest on a class of reset rate notes during any reset period when they bear a floating rate of interest based on LIBOR, EURIBOR or another index, may be computed on a different basis and use a different interval between interest rate determination dates.

Except for the initial accrual period, an accrual period during any reset period when any class of reset rate notes bears interest at a floating rate of interest, including both U.S. dollar and non-U.S. dollar denominated notes, will begin on the last applicable quarterly distribution date and end on the day before the next applicable quarterly distribution date. An accrual period during any reset period when a series of reset rate notes bears interest at an auction rate will begin on an auction rate distribution date (except with respect to the initial interest accrual period for such reset period, which will begin on the applicable reset date) and end on (and include) the day before the next related auction rate distribution date. Accrual periods when a class of reset rate notes is denominated in U.S. dollars and bears interest at a fixed rate will begin generally on the day of the month of the immediately preceding quarterly distribution date and end on the day of the month of the then-current quarterly distribution date, that is specified in the related prospectus supplement. Accrual periods and distribution dates for payments of interest during any reset period when a class of reset rate notes bears a fixed rate of interest and is denominated in a currency other than U.S. dollars may be monthly, quarterly, semi-annual or annual, as specified in the related prospectus supplement and, with respect to a remarketing, in the related remarketing terms determination date notice.

Principal. In general, payments of principal will be made or allocated to any class of reset rate notes on each quarterly distribution date in the amount and payment priorities as set forth in the related prospectus supplement. During any reset period, a class of reset rate notes may be structured not to receive payments of principal until the end of the reset period. See "— Index Rate Mode" and  "—Fixed Rate Mode" below.

Reset Dates. All reset dates will occur on a quarterly distribution date. Each reset period will be no less than three months and will always end on a quarterly distribution date, as determined by the remarketing agents, in consultation with the administrator, in connection with the establishment of each reset period. However, no reset period may end after the quarterly distribution date which is the final legal maturity date for the applicable class of reset rate notes.

The applicable currency and interest rate on each class of reset rate notes will be reset as of its applicable reset date as determined by:

•

the remarketing agents, in consultation with the administrator, with respect to the length of the reset period, the currency, i.e., U.S. dollars, Pounds Sterling, Euros or another currency, whether the rate is fixed, auction or floating and, if floating, the applicable interest rate index, the day-count convention, the applicable interest rate determination dates, the interval between interest rate change dates during each accrual period and the related reset rate notes all hold rate, if applicable; and

•	the remarketing agents with respect to the determination of the applicable fixed rate of interest, auction rate or spread to the chosen interest rate index, as applicable.

The spread will be determined in the manner described below for each reset period.

In the event that a class of reset rate notes is reset to pay (or continues to pay) in a currency other than U.S. dollars, the reset rate notes are said to be in foreign exchange mode. In such case, the administrator will arrange, on behalf of the issuing entity, for currency swap agreements to hedge, in whole or in part, against the currency exchange risks that result from the required payment to the reset rate noteholders in a currency other than U.S. dollars and, together with the remarketing agents, for selecting one or more eligible swap counterparties.

In the event that a class of reset rate notes is reset to bear a fixed rate of interest, auction rate or a floating rate based upon an index other than LIBOR or the commercial paper rate and the remarketing agents, in consultation with the administrator, determine that entering into a swap agreement with respect to such class of notes would be in the best interests of the trust estate based on current market conditions, the administrator will be responsible for arranging one or more swap agreements to hedge the basis risk that results from the payment of a fixed rate of interest, auction rate or interest based on an index other than LIBOR or a commercial paper rate on such class of reset rate notes and, together with the remarketing agents, for selecting one or more eligible swap counterparties. No swap agreement may be entered into unless the indenture trustee receives a rating confirmation from each rating agency then rating the notes that the swap agreement will not adversely affect the ratings on any of the notes.

The administrator and the remarketing agents, in determining the counterparty to any swap agreement, will solicit bids from at least three counterparties and will select the lowest of these bids to provide the swap agreement. If the lowest bidder specifies a notional amount that is less than the outstanding principal amount of the related class of reset rate notes, the administrator and the remarketing agents may select more than one counterparty, but only to the extent that such additional counterparties have provided the next lowest received bid or bids, and enter into more than one swap agreement to fully hedge the then outstanding principal balance of that class of reset rate notes.

In exchange for providing a payment under a swap agreement for the applicable class of reset rate notes, the related counterparty will be entitled to receive on each quarterly distribution date, a payment from the trust estate in an amount, as determined from the bidding process described above, which satisfies the rating agency condition.

Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate notes pursuant to the remarketing process, provided that tender is deemed mandatory when a class of reset rate notes is denominated in a currency other than U.S. dollars, as more fully described below. If there is a failed remarketing of a class of reset rate notes, however, holders of that class will continue to hold their notes and will not be permitted to exercise any remedies as a result of the failure of their class of reset rate notes to be remarketed on the related reset date. Depending on the rate and timing of prepayments on an issuing entity's student loans and the length of the acquisition period, a class of reset rate notes may be repaid earlier than the next related reset date.

Remarketing Terms Determination Date. The initial reset dates for each class of reset rate notes will be as set forth in the related prospectus supplement. On a date that is at least twelve business days prior to each reset date, which date we refer to as the remarketing terms determination date, unless notice of redemption as described in the related prospectus supplement, has already been given, the remarketing agents, in consultation with the administrator, will establish the following terms for the applicable class of reset rate notes by the remarketing terms determination date:

•	the expected weighted average life of that class of reset rate notes;
•	the name and contact information of the remarketing agents;

•

if two or more classes of reset rate notes are successfully remarketed on the same reset date, whether there will be any change in their relative priorities with respect to the right to receive payments of principal;

•	the next reset date and reset period;
•	the interest rate mode (i.e., fixed rate, auction rate or index rate);
•	the applicable currency;
•	if in foreign exchange mode, the identities of the eligible swap counterparties from which bids will be solicited;
•	if in foreign currency mode, the applicable distribution dates on which interest and principal will be paid, if other than quarterly;
•	if in index rate mode, the applicable interest rate index;
•	if in index rate mode, the interval between interest rate change dates;
•	if in index rate mode, the applicable interest rate determination date;
•	if in fixed rate mode, the applicable fixed rate pricing benchmark;
•	if in fixed rate mode, whether there will be a derivative product or swap agreement and, if so, the identities of the counterparties from which bids will be solicited;
•

if in index rate mode, based on an index other than LIBOR or a commercial paper rate, whether there will be a related derivative product or swap agreement and, if so, the identities of the counterparties from which bids will be solicited;

•	if in an auction mode, the interest rate during the initial interest accrual period;
•	if in an auction mode, the identity of the auction agent and the broker-dealers;
•	if in an auction mode, the date of the initial auction following the most recent reset date;
•	if in an auction mode, the length of the auction period;
•	the applicable interest accrual period and day-count basis;
•	the reset rate notes all hold rate, if applicable;
•	whether principal payments on such class of reset rate notes will be deferred until the next reset date; and
•	the principal payment priority of the applicable class, if it will differ from that previously in effect.

Any index rate mode other than an index rate based on LIBOR or a commercial paper rate will require confirmation of the existing ratings on the notes.

The remarketing agents will communicate this information by written notice, through DTC, to the holders of the applicable class of reset rate notes, the indenture trustee and the rating agencies on the remarketing terms determination date. If a class of reset rate notes is denominated in U.S. dollars during the then-current reset period and will continue to be denominated in U.S. dollars during the next reset period, on each remarketing terms determination date, the remarketing agents, in consultation with the administrator, will establish the all hold rate, as described below. In this event, the reset rate noteholders of that class will be given not less than two business days to choose whether to hold their reset rate notes by delivering a hold notice to the remarketing agents, in the absence of which their reset rate notes will be deemed to have been tendered. See "Tender of Reset Rate Notes; Remarketing Procedures" below. If a class of reset rate notes is in foreign exchange mode, either during the then-current reset period or will be reset into foreign exchange mode on the next reset date, the noteholders will be deemed to have tendered their reset rate notes on the reset date, regardless of any desire by such holders to retain their ownership thereof, and no all hold rate will be applicable.

If applicable, the all hold rate will be the minimum rate of interest that will be effective for the upcoming reset period. If the rate of interest using the spread or fixed rate of interest established on the spread determination date, as defined below, is higher than the all hold rate, all note holders who delivered a hold notice agreeing to be subject to the all hold rate will be entitled to the higher rate of interest for the upcoming reset period. If 100% of the noteholders elect to hold their reset rate notes for the next reset period, the reset rate will be the all hold rate.

If the remarketing agents, in consultation with the administrator, are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then, unless the applicable class of reset rate notes have been redeemed, a failed remarketing will be declared on the spread determination date, all holders will retain their notes, the failed remarketing rate for such class of reset rate notes as described in the related prospectus supplement will apply, and a reset period of three months will be established.

Unless notice of redemption as described in the related prospectus supplement has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to any remarketing terms determination date, will provide the required notices as described under "—Tender of Reset Rate Notes; Remarketing Procedures" below.

If a failed remarketing has been declared, all applicable reset rate notes will be deemed to have been held by the applicable noteholders on the reset date at the applicable failed remarketing rate regardless of any desire to tender their reset rate notes or any mandatory tender. With respect to any failed remarketing, the next reset period will be established as a three-month period.

Spread Determination Date. On the "spread determination date," which is three business days prior to the reset date, the remarketing agents will set the applicable spread above or below the applicable index (with respect to reset rate notes that will be in index rate mode during the next reset period), the applicable fixed rate of interest (with respect to reset rate notes that will be in fixed rate mode during the next reset period) or the initial auction rate (with respect to reset rate notes that will be in an auction rate mode during the next reset period) in either case, at a rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of the principal balance of the class of reset rate notes. Also, if applicable, the administrator and the remarketing agents will select from the bids received from a counterparty or counterparties to provide any derivative product or swap agreements for the next reset period. If a class of reset rate notes is to be reset to foreign exchange mode, the exchange rate for the applicable currency to be issued on the next reset date, the related extension rate and related failed remarketing rate for the upcoming reset period will be determined pursuant to the terms of the related currency swap agreement.

On each spread determination date, the remarketing agents will send a written notice to each securities depository (with instructions to distribute such notice to its participants in accordance with its procedures), the indenture trustee and the rating agencies setting forth the applicable spread, fixed rate of interest or initial auction date, as the case may be, and, if applicable, the identity of any counterparty or counterparties, including the index rate (or rates) of interest to be due to each selected counterparty on each distribution date during the upcoming reset period as well as the extension rate and failed remarketing rate, if applicable.

Timeline. The following chart shows a timeline of the remarketing process:\

Business Days Prior to Reset Date	Event
Thirty to Fifteen Calendar Days Prior to Remarketing Terms Determination Date	administrator to provide notices to clearing agents specifying the identity of the remarketing agents and whether tender of the related reset rate notes is voluntary or mandatory
At Least Twelve	REMARKETING TERMS DETERMINATION DATE (Notices sent to applicable noteholders stating the terms of the remarketed class of reset rate notes, including any reset rate notes all hold rate)
Ten	NOTICE DATE (Hold notices due from applicable noteholders or they are deemed to have tendered their reset rate notes; remarketing agents determine the amount of remarketed reset rate notes available for sale)
Three	SPREAD DETERMINATION DATE (Based on market conditions, the spread, initial auction rate or fixed rate is determined by the remarketing agents for the next reset period or a failed remarketing is declared; identity of any counterparty (or counterparties) is determined)
Reset Date	RESET DATE (New terms of the remarketed class of reset rate notes become effective)

Failed Remarketing. There will be a failed remarketing if:

•	the remarketing agents cannot determine the applicable required reset terms (other than the spread, initial auction rate or fixed rate) on a remarketing terms determination date;
•	the remarketing agents cannot establish the required spread, initial auction rate or fixed rate on the related spread determination date;
•

either sufficient committed purchasers cannot be obtained for all tendered reset rate notes at the spread, initial auction rate or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase those reset rate notes themselves);

•

one or more interest rate and/or currency swap agreements satisfying all required criteria cannot be obtained, if applicable as described under "—Foreign Exchange Mode," "—Index Rate Mode," "—Auction Rate Mode" and "—Fixed Rate Mode" below;

•	the issuing entity is unable to obtain a favorable tax opinion with respect to certain tax related matters;
•	certain conditions specified in the related remarketing agreement are not satisfied; or
•	any rating agency then rating the notes has not confirmed or upgraded its then-current ratings of any class of notes, if such confirmation is required.

In the event a failed remarketing is declared with respect to a class of reset rate notes at a time when such notes are denominated in U.S. dollars:

•	all holders of that class will retain their reset rate notes (including in all deemed mandatory tender situations);
•	the related interest rate will be reset to a failed remarketing rate of three-month LIBOR plus the related spread;
•	the related reset period will be three months; and
•	any existing interest rate swap agreement will be terminated in accordance with its terms.

In the event a failed remarketing is declared with respect to any class of reset rate notes at a time when such notes are denominated in a currency other than U.S. dollars:

•	all holders of that class will retain their reset rate notes;
•	that class will remain denominated in the then-current non-U.S. dollar currency;
•

each existing currency swap agreement will remain in effect and each currency swap counterparty will be entitled to receive quarterly interest payments from the issuing entity at an increased LIBOR-based rate, which we refer to in this prospectus as the "extension rate";

•

the issuing entity will be entitled to receive from each currency swap counterparty, for payment to the applicable reset rate noteholders, quarterly floating rate interest payments at the specified failed remarketing rate; and

•	the related reset period will be three months.

If there is a failed remarketing of a class of reset rate notes, however, the holders of that class will not be permitted to exercise any remedies as a result of the failure of their class of reset rate notes to be remarketed on the reset date.

Index Rate Mode. If a class of reset rate notes is to be reset in an index rate mode, then during the corresponding reset period that class will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

If the interest rate for a class of reset rate notes will be based on an index other than LIBOR or a commercial paper rate and if the remarketing agents, in consultation with the administrator, determine that such action would be in the best interests of the trust estate based on existing market conditions, and provided that a confirmation is obtained of the existing ratings on the notes, the administrator will arrange for one or more derivative products with counterparties for the next reset period to hedge against basis risk.

If a class of reset rate notes is to be reset in an index rate mode and principal payments on such class of reset rate notes are to be deferred until the next reset date for such class of reset rate notes, on any quarterly distribution date, principal generally will be allocated to that class and deposited into an accumulation subaccount in the collection account, where it will remain until the next reset date for that class of reset rate notes, unless, it is applied as credit enhancement, as provided in the related prospectus supplement. On that reset date, all sums then on deposit in the accumulation subaccount in the collection account, including any allocation of principal made on the same date, will be distributed to the holders of that class of reset rate notes, as of the related record date, in reduction of principal of such class. However, in the event that on any quarterly distribution date the amount on deposit in the accumulation subaccount would equal the outstanding principal amount of that class, then no additional amounts will be deposited into the accumulation subaccount and all amounts therein, less any investment earnings, will be distributed on the next reset date to the related noteholders and on such reset date the principal balance of that class of reset rate notes will be reduced to zero. During any such reset period, an amount equal to the supplemental interest deposit amount for the related class of reset rate notes will be deposited into a supplemental interest subaccount for such class of reset rate notes on each quarterly distribution date, as described in the related prospectus supplement.

Fixed Rate Mode. If a class of reset rate notes is to be reset to a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding (a) the applicable spread as determined by the remarketing agents on the spread determination date and (b) the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life. However, such fixed rate of interest will not be lower than the related reset rate notes all hold rate. Such interest will be allocated on each quarterly distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

After the initial reset period, and if so provided in the applicable remarketing terms notice, principal that would be payable to a class of reset rate notes bearing interest at a fixed rate may be allocated to that class and deposited into an accumulation subaccount in the collection account, where it will remain until the next reset date for that class of reset rate notes. On that reset date, all sums then on deposit in the accumulation subaccount, including any allocation of principal made on the same date, will be distributed to the holders of that class of reset rate notes, as of the related record date, in reduction of principal of such class. However, in the event that on any quarterly distribution date the amount on deposit in the accumulation subaccount would equal the outstanding principal amount of that class, then no additional amounts will be deposited into the accumulation subaccount and all amounts therein, less any investment earnings, will be distributed on the next reset date to the related noteholders and on such reset date the principal balance of that class of reset rate notes will be reduced to zero. During any such reset period, an amount equal to the supplemental interest deposit amount for the related class of reset rate notes will be deposited to a supplemental interest subaccount for such class of reset rate notes on each quarterly distribution date.

In addition, if a class of reset rate notes is to bear a fixed rate of interest and, if the remarketing agents, in consultation with the administrator, determine that such action would be in the best interests of the trust estate based on existing market conditions, and provided that a confirmation is obtained of the existing ratings on the notes, the administrator will arrange for one or more interest rate swap agreements with one or more counterparties, to facilitate the ability of the trust estate to pay the applicable class interest at its fixed rate. Each such swap agreement in general will terminate at the earlier to occur of the next related reset date or a specified termination event. The floating rate of interest due to the related counterparty, as a swap agreement payment, and other terms of each swap agreement will be subject to the rating agency condition. No swap agreement will be entered into for any reset period where there has been a failed remarketing.

Auction Rate Mode. If, following a successful remarketing, a series of reset rate notes will be denominated in U.S. dollars and is reset to bear interest at an auction rate, then, during the corresponding reset period, such series of reset rate notes will bear interest at a per annum rate as described in the related prospectus supplement. The interest rates on the reset rate notes bearing interest at an auction rate for the initial accrual period immediately following a reset date will be determined by the remarketing agents on the spread determination date, and thereafter will be determined by the auction agent at auctions. The remarketing agents will also determine the date of the initial auction following the most recent reset date and the length of the auction period.

Foreign Exchange Mode. A class of reset rate noteholders will always receive payments during the reset period in the currency in which the class was originally denominated on the closing date with respect to the initial reset period and on the reset date with respect to subsequent reset periods. As of the closing date with respect to the initial reset period, and as of the related reset date, if a class of reset rate notes are to be reset in foreign exchange mode on that reset date, the administrator, on behalf of the issuing entity, will enter into one or more currency swap agreements with one or more eligible swap counterparties:

•	to hedge the currency exchange risk that results from the required payment of principal and interest by the issuing entity in the applicable currency during the upcoming reset period;
•

to pay additional interest accrued between the reset date and the special reset payment date at the applicable interest rate and in the applicable currency for a class of reset rate notes from and including the related reset date to, but excluding the second business day following the related reset date; and

•	to facilitate the exchange to the applicable currency of all secondary market trade proceeds from a successful remarketing on the applicable reset date.

Under any currency swap agreement between an issuing entity and one or more swap counterparties, each swap counterparty will be obligated to pay to the issuing entity or a paying agent on behalf of the issuing entity, as applicable:

•

on the effective date of such currency swap agreement for the related reset date, the U.S. dollar equivalent of all secondary market trade proceeds received from purchasers of the class of reset rate notes using the exchange rate established on the effective date of such currency swap agreement or, with respect to the initial currency swap agreement, the U.S. dollar equivalent of all proceeds received on the closing date from the sale of the class using the exchange rate set forth in the initial currency swap agreement, as described in the related prospectus supplement;

•	on or before each distribution date;
•	the rate of interest on the related class of reset rate notes multiplied by the outstanding principal balance of the related class of reset rate notes denominated in the applicable currency; and
•

the currency equivalent of the U.S. dollars such swap counterparty concurrently receives from the issuing entity as a payment of principal allocated to the related class of reset rate notes, including, on the maturity date for the class of reset rate notes, if a currency swap agreement is then in effect, the remaining outstanding principal balance of the class of reset rate notes, but only to the extent that the required U.S. dollar equivalent amount is received from the issuing entity on such date, using the exchange rate established on the applicable effective date of the currency swap agreement; and

•

with respect to a distribution date that is also a reset date, other than for distribution dates during a reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing, additional interest at the applicable interest rate and in the applicable currency for the related class of reset rate notes from and including the related reset date to, but excluding, the second business day following the related reset date; and

•

on the reset date corresponding to a successful remarketing of the related class of reset rate notes, the currency equivalent of all U.S. dollar secondary market trade proceeds using the exchange rate established on the effective date of the applicable currency swap agreement for that reset date.

In return, each swap counterparty will receive from the issuing entity:

•	on the effective date of such currency swap agreement for the reset date, all secondary market trade proceeds received from purchasers of the class of reset rate notes in the applicable currency;
•	on or before each distribution date,
•

an interest rate of three-month LIBOR plus or minus a spread, as determined from the bidding process described below, multiplied by that swap counterparty's pro rata share, as applicable, of the U.S. dollar equivalent of the outstanding principal balance of the related class of reset rate notes, and

•

that swap counterparty's pro rata share of all payments of principal in U.S. dollars that are allocated to the class of reset rate notes; provided that if so provided in the related prospectus supplement, all principal payments allocated to such notes on any distribution date will be deposited into an accumulation subaccount and paid to each swap counterparty on or about the next reset date (including all amounts required to be paid or allocated to such class of reset rate notes on the related reset date), but excluding all investment earnings thereon; and

•	on the reset date corresponding to a successful remarketing, all U.S. dollar secondary market trade proceeds received:
•	from the remarketing agents that the remarketing agents either received directly from the purchasers of the class of reset rate notes being remarketed, if in U.S. dollars; or
•	from the new swap counterparty or counterparties pursuant to any currency swap agreements for the upcoming reset period, if in a currency other than U.S. dollars.

All such currency swap agreements will terminate, generally, on the earliest to occur of:

•	the next succeeding reset date resulting in a successful remarketing;
•

the distribution date on which the outstanding principal balance of the class of reset rate notes is reduced to zero, excluding for such purpose all amounts on deposit in an accumulation subaccount; or

•	the maturity date of the class of reset rate notes.

No currency swap agreement will terminate solely due to the declaration of a failed remarketing.

The terms of all currency swap agreements must not cause the rating agencies then rating the notes to lower their then-current ratings of the notes. The inability to obtain any required currency swap agreement, either as a result of the failure to obtain confirmation of the existing ratings on the notes or otherwise, will, in the absence of a redemption, result in the declaration of a failed remarketing on the related reset date; provided that, if the remarketing agents, in consultation with the administrator, on or before the remarketing terms determination date, determine that it is unlikely that currency swap agreements satisfying the above criteria will be obtainable on the reset date, the class of reset rate notes must be reset to U.S. dollars on the reset date.

If the class of reset rate notes either is currently in foreign exchange mode or is to be reset into foreign exchange mode, they will be deemed tendered mandatorily by the holders thereof on the reset dates. Affected reset rate noteholders desiring to retain some or all of their reset rate notes will be required to repurchase such reset rate notes through the remarketing agents. Such reset rate noteholders may not be allocated their desired amount of notes as part of the remarketing process. In addition, with respect to reset dates where the related class of reset rate notes are to be reset into the same non-U.S. dollar currency as during the previous period, the aggregate principal balance of the class of reset rate notes following a successful remarketing probably will be higher or lower than it was during the previous reset period. This will occur as a result of fluctuations in the U.S. dollar/applicable non-U.S. dollar currency exchange rates between the rate in effect on the previous reset date and the new exchange rate that will be in effect for the required replacement currency swap agreements.

If a distribution date for any class of reset rate notes denominated in a foreign currency coincides with a reset date, due to time zone differences and for purposes of making payments through Euroclear and Clearstream, all principal payments and any remaining interest payments due from the issuing entity will be made to the related reset rate noteholders on or before the second business day following such distribution date. We sometimes refer to such date as the special reset payment date. Under the currency swap agreement for such reset period, the reset rate noteholders will be entitled to receive such amounts plus approximately two additional business days of interest at the interest rate for the prior reset period in the applicable non-U.S. dollar currency calculated from the period including the reset date to, but excluding, the second business day following such reset date. However, if a currency swap agreement is terminated, the issuing entity will not pay to the noteholders interest for those additional days. In addition, for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or a redemption for that class of reset rate notes as described below, payments of interest and principal to the reset rate noteholders will be made on the special reset payment date without the payment of any additional interest.

In such event, the issuing entity, in consultation with the administrator, will attempt to enter into a substitute currency swap agreement with similar currency exchange terms in order to obtain sufficient funds to provide for an open market purchase of the amount of the applicable currency needed to make the required payments.

In the event no currency swap agreement is in effect on any applicable distribution date or related reset date when payments are required to be made, the issuing entity will be obligated to engage in a spot currency transaction to exchange U.S. dollars at the current exchange rate for the applicable currency in order to make payments of interest and principal on the applicable class of reset rate notes in that currency.

In addition, the indenture will require that, on each reset date that involves a mandatory tender, the issuing entity obtains a favorable opinion of counsel with respect to certain tax related matters; however, prospective purchasers should consult their tax advisors as to the tax consequences to them of purchasing, owning or disposing of a class of reset rate securities.

Tender of Reset Rate Notes; Remarketing Procedures. On the date specified in the prospectus supplement, the issuing entity, the administrator and the remarketing agents named in the prospectus supplement will enter into a remarketing agreement for the remarketing of the reset rate notes by the remarketing agents. The administrator may change the remarketing agents or designate a lead remarketing agent for any class of reset rate notes for any reset period at any time on or before the remarketing terms determination date. In addition, the administrator will appoint one or more additional remarketing agents, if necessary, for a reset date when a class of reset rate notes will be remarketed in a currency other than U.S. dollars. A remarketing agent may resign at any time provided that no resignation may become effective on a date that is later than 15 business days prior to a remarketing terms determination date.

The administrator, not less than fifteen nor more than thirty calendar days prior to any remarketing terms determination date, will:

•

inform DTC, Euroclear and Clearstream, or the applicable foreign equivalent, as applicable, of the identities of the applicable remarketing agents and (1) if the applicable class of reset rate notes is denominated in U.S. dollars in both the then-current and next reset period, that such class of reset rate notes is subject to automatic tender on the reset date unless a holder elects not to tender its particular reset rate notes, or (2) if the applicable class of reset rate notes is then in, or to be reset in, foreign exchange mode, that such class of notes is subject to mandatory tender by all of the holders thereof, and

•

request that DTC, Euroclear and Clearstream, or the applicable foreign equivalent, as applicable, notify its participants of the contents of the notice given to DTC, Euroclear and Clearstream, or the applicable foreign equivalent, as applicable, the notices to be given on the remarketing terms determination date and the spread determination date, and the procedures that must be followed if any beneficial owner of a reset rate note wishes to retain its notes or any procedures to be followed in connection with a mandatory tender of such notes, each as described below.

This will be the only required notice given to holders prior to a remarketing terms determination date and with respect to the procedures for electing not to tender or regarding a mandatory tender of a class of reset rate notes. If DTC, Euroclear and Clearstream, or the applicable foreign equivalent, as applicable, or its respective nominee is no longer the holder of record of the related class of reset rate notes, the administrator will establish procedures for the delivery of any such notice to the related noteholders.

On each remarketing terms determination date, the issuing entity, the administrator and the remarketing agents will enter into a remarketing agency agreement that will set forth certain terms of the remarketing, and on the related spread determination date (unless a failed remarketing is declared, 100% of the related noteholders have delivered a hold notice, or notice of redemption as described in the related prospectus supplement was given with respect to the reset date), such remarketing agency agreement will be supplemented to include all other required terms of the remarketing.

On the reset date that commences each reset period, if the reset rate notes are not subject to mandatory tender, each related reset rate note will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at 100% of its principal amount, unless the holder, by delivery of a hold notice, if applicable, elects not to tender its reset rate notes. If the class of reset rate notes is held in book-entry form, absent a failed remarketing, 100% of the principal amount of such reset rate note will be paid by the remarketing agents in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds, or procedures of Euroclear and Clearstream, or the applicable foreign equivalent, which, due to time zone differences, may be required to provide for payment approximately two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date on which a failed remarketing occurred, up to and including the reset date resulting in a successful remarketing, additional interest at the applicable interest rate and in the applicable non-U.S. dollar currency from and including the reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their reset rate notes through a broker, dealer, commercial bank, trust company or other institution, other than the remarketing agent, may be required to pay fees or commissions to such institution. If a beneficial owner has an account at a remarketing agent and tenders its reset rate notes through that account, the beneficial owner will not be required to pay any fee or commission to the remarketing agent. It is currently anticipated that all reset rate notes so purchased by a remarketing agent will be remarketed by it.

If applicable, the hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker's cut-off time for accepting instructions for that day. Different firms may have different cut-off times for accepting instructions from their customers. Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate notes for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable, but will be subject to a mandatory tender of the applicable reset rate notes pursuant to any redemption. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a reset rate note will be deemed to have elected to tender such reset rate note for purchase by the relevant remarketing agent. All of the reset rate notes of the applicable class, whether or not tendered, will bear interest upon the same terms.

The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate notes of the applicable class at a price equal to 100% of the aggregate principal amount so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal amount of the reset rate notes tendered in a remarketing. The obligations of the remarketing agents will be subject to certain conditions and termination events customary in transactions of this type, including a condition that no material adverse change in the financial condition of the trust estate has occurred between the remarketing terms determination date and the reset date. If the reset rate notes are not redeemed and the remarketing agents are unable to remarket some or all of the tendered reset rate notes and, in their sole discretion, elect not to purchase those notes, then a failed remarketing will be declared by the remarketing agents, all holders will retain their notes, the related reset period will be fixed at three months, and the related interest rate will be set at the failed remarketing rate.

No noteholder or beneficial owner of any reset rate note will have any rights or claims against any remarketing agent as a result of the remarketing agent's not purchasing that reset rate note. The remarketing agents will have the option, but not the obligation, to purchase any reset rate notes tendered that they are not able to remarket.

Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in any class of the notes. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of any class of notes may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the issuing entity, the depositor or the sponsor as freely as if it did not act in any capacity under the remarketing agency agreement.

Each of the remarketing agents will be entitled to receive a fee from amounts on deposit in a remarketing fee subaccount in connection with their services rendered for each reset date. The remarketing agents also will be entitled to reimbursement from the issuing entity, on a subordinated basis, or from the administrator, if there are insufficient funds available on a distribution date, for certain expenses associated with each remarketing. The fees associated with each successful remarketing and certain out-of-pocket expenses with respect to each reset date will be payable generally from amounts on deposit from time to time in a remarketing fee subaccount. Unless otherwise specified in the related prospectus supplement, on each distribution date that is one year or less prior to a reset date, funds will be deposited into a remarketing fee subaccount, prior to the payment of interest on any class of notes, in an amount up to the quarterly funding amount as specified in the related prospectus supplement. If the amount on deposit in the remarketing fee fund, after the payment of any remarketing fees therefrom, exceeds the reset period target amount as specified in the related prospectus supplement such excess will be deposited into the collection account and will be utilized as provided in the related prospectus supplement. In addition, all investments on deposit in the remarketing fee subaccount will be withdrawn on the next distribution date, deposited into the collection account and will be utilized as provided in the related prospectus supplement.

Payments of the Notes

The principal of the notes due at maturity or redemption in whole will be payable at the principal office of the indenture trustee upon presentation and surrender of the notes. Payment of principal on any notes, payments in connection with a partial redemption and all interest payments will be made to the registered owner by check or draft mailed on the interest payment date by the indenture trustee to the registered owner at his address as it last appears on the registration books kept by the indenture trustee at the close of business on the record date for such interest payment date. Payment of principal and interest to a securities depository or its nominee, and to any other registered owner owning at least $1,000,000 principal amount of the notes upon written request delivered to the indenture trustee, will be paid by wire transfer within the United States to the bank account number filed no later than the record date or special record date with the indenture trustee. All payments on the notes will be made in U.S. dollars or such other currency as may be provided in a prospectus supplement.

Redemption Price

Upon redemption, the price to be paid to the holder of a note, other than an original issue discount note, will be an amount equal to the aggregate current principal balance plus accrued interest. If a note is an original issue discount note, the amount payable upon redemption will be the amortized face amount on the redemption date. The amortized face value of an original issue discount note will be equal to the issue price plus that portion of the difference between the issue price and the principal amount of the note that has accrued at the yield to maturity described in the prospectus supplement by the redemption date. The amortized face value of an original issue discount note will never be greater than its principal amount.

DESCRIPTION OF THE CERTIFICATES

General

For each issuing entity, one or more classes of certificates may be issued under the terms of a trust agreement. We have filed the form of the trust agreement as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the certificates and the trust agreement. It does not cover every term of the certificates or the trust agreement and it is subject to all of the provisions of the certificates and the trust agreement.

The certificates will be available for purchase in minimum denominations specified in the related prospectus supplement. Certificates of a given series owned by us or our affiliates will be entitled to equal and proportionate benefits under the applicable trust agreement, except that certificates owned by us or our affiliates will be deemed not to be outstanding for the purpose of disapproving the termination of the related issuing entity upon the occurrence of an insolvency event involving us.

Distributions on the Certificate Balance

The prospectus supplement will describe the timing and priority of distributions, seniority, allocations of losses, certificate rate and amount of or method of determining distributions on the balance of the certificates. Distributions of return on the certificates will be made on each distribution date and will be made before distributions of the certificate balance. Each class of certificates may have a different certificate rate, which may be fixed, variable, adjustable, auction-determined, any combination of the foregoing or a different rate specified in the related prospectus supplement.

The related prospectus supplement will specify the certificate rate for each class of certificates or the method for determining the certificate rate. Distributions on the certificates of a given series may be subordinate to payments on the notes of that series as more fully described in the related prospectus supplement. Distributions in reduction of the certificate balance of any class of certificates will be made on a pro rata basis among all the certificateholders of that class.

Certificates may be entitled to:

•	Principal distributions with disproportionately low, nominal or no interest distributions;
•	Interest distributions with disproportionately low, nominal or no principal distributions;
•	Distributions based on a combination of components; or
•	Distributions limited to collections from a designated portion of assets in the related trust fund.

The related prospectus supplement will specify the timing, sequential order, priority of payment or amount of distributions on the certificate balance for each class.

CERTAIN INFORMATION REGARDING THE SECURITIES

Classes of securities may be entitled to:

•	Principal distributions with disproportionately low, nominal or no interest distributions;
•	Interest distributions with disproportionately low, nominal or no principal distributions;
•	Distributions based on a combination of components; or
•	Distributions limited to collections from a designated portion of assets in the related trust fund.

Distributions

Beginning on the distribution date specified in the related prospectus supplement, the applicable trustee will make distributions of principal and/or interest on each class of securities.

Credit and Cash Flow or other Enhancement or Derivative Arrangements

General. The trust fund may include one or more credit or cash flow enhancement or derivative arrangements, as described in this section. All credit or cash flow enhancement or derivative arrangements included in any trust fund will be used only in a manner that reduces or alters risk resulting from the student loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the student loans or other assets in the pool. The related prospectus supplement will describe the amounts and types of credit or cash flow enhancement or derivative arrangements for each series. If provided in the related prospectus supplement, credit or cash flow enhancement or derivative arrangements may take the form of:

•	Subordination of one or more classes of securities;
•	Reserve accounts;
•	Excess interest on the student loans;
•	Overcollateralization;
•	Letters of credit, or credit or liquidity facilities;
•	Financial insurance;
•	Surety bonds;
•	Guaranty on the student loans together with certain guaranty fees pledged to secure payments of claims on defaulted student loans;
•	Guaranteed investment contracts;
•	Interest rate, currency swaps and cap agreements;
•	Interest rate protection agreements;
•	Repurchase obligations;
•	Yield protection agreements; or
•	Any combination of the foregoing.

The presence of a reserve account and other forms of credit or liquidity enhancement is intended to enhance the likelihood of receipt by the securityholders of the full amount of distributions when due and to decrease the likelihood that the securityholders will experience losses.

Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of all distributions. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

Subordination. If so provided in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the related prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

Reserve Account. If so provided in the related prospectus supplement, a reserve account will be established for each series of securities. The indenture trustee will maintain the reserve account. It will be funded by an initial deposit by the issuing entity. As further described in the related prospectus supplement, the amount on deposit in the reserve account may be increased after the closing date. Any increase will be funded by deposits into the reserve account of some or all of the amount of collections on the related trust student loans remaining on each distribution date after the payment of all other required payments. The related prospectus supplement will describe the circumstances in which amounts in any reserve account will be available to cover shortfalls in payments due on the notes and certain expenses of the issuing entity. The related prospectus supplement will describe the circumstances and manner in which distributions may be made out of the reserve account.

Overcollateralization. If so provided in the related prospectus supplement, interest collections on the student loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve account or applied as a payment of principal or interest on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the student loans, thereby creating overcollateralization and additional protection to the securityholders, as provided in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related student loans.

Letters of credit, credit and liquidity facilities. If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit or line of credit or other liquidity facility, a bank will deliver to the related trustee an irrevocable letter of credit or funding commitment, as applicable. The letter of credit or line of credit or other liquidity facility may provide direct coverage with respect to the student loans. The bank that delivered the letter of credit or line of credit or other liquidity facility, as well as the amount available thereunder with respect to each component of credit enhancement, will be provided in the applicable prospectus supplement. If so provided in the related prospectus supplement, the letter of credit or line of credit or other liquidity facility may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit or line of credit or other liquidity facility will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit or line of credit or other liquidity facility will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

Financial insurance. If so provided in the related prospectus supplement, financial insurance may be obtained and maintained for a class or classes of securities. The insurer with respect to financial insurance will be described in the related prospectus supplement.

The financial insurance will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial insurance will be set forth in the related prospectus supplement. Financial insurance may have limitations and generally will not insure the obligation of the repurchase and reimbursement obligations of MRU Holdings, Inc. and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial insurance.

Surety bonds. If so provided in the related prospectus supplement, a surety bond may be obtained and maintained for a class or classes of securities. The surety bond provider will be described in the related prospectus supplement.

The surety bond will be unconditional and irrevocable and will guarantee to the issuing entity that an amount equal to the full amount of payments due to the issuing entity from a person obligated to make payments to the issuing entity (other than payments on the student loans by the borrowers) will be received by the trustee or its agent on behalf of the issuing entity. The specific terms of any surety bond will be set forth in the related prospectus supplement. The surety bond may have limitations. The surety bond provider will be subrogated to the rights of the issuing entity to the extent the surety bond provider makes payments under the surety bond.

Guaranteed investment contracts. If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

Interest rate, currency swaps and cap agreements. The trust fund may include one or more derivative instruments, including interest rate, currency swaps and cap agreements. All interest rate, currency swaps and cap agreements included in any trust fund will be used only in a manner that reduces or alters risk resulting from the student loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the student loans or other assets in the pool.

The trustee on behalf of a trust fund may enter into interest rate, currency swaps and related caps, floors and collars to minimize the risk to securityholders from adverse changes in interest rates or to provide credit support.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

There can be no assurance that the trustee will be able to enter into or offset interest rate, currency swaps and cap agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the interest rate, currency swaps and cap agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate an interest rate or currency swap or cap agreement when it would be economically advantageous to the trust fund to do so.

Interest rate and yield protection agreements. The trust fund may include one or more derivative instruments, including interest rate protection and yield protection agreements. All interest rate protection and yield protection agreements included in any trust fund will be used only in a manner that reduces or alters risk resulting from the student loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the student loans or other assets in the pool.

The trustee on behalf of a trust fund may enter into interest rate protection and yield protection agreements that do not involve swap agreements or other notional principal contracts, which may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series.

There can be no assurance that the trustee will be able to enter into interest rate protection and yield protection agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the interest rate protection and yield protection agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate an interest rate protection or yield protection agreement when it would be economically advantageous to the trust fund to do so.

Purchase obligations. MRU Holdings, Inc. is obligated to purchase any trust student loan as a result of a breach of any of its representations and warranties contained in the transfer and contribution agreement where the breach materially adversely affects the interests of the securityholders in that trust student loan and is not cured within the applicable cure period. See "Transfer and Administration Agreements — The Transfer and Contribution Agreements."

The Indenture

The following is a summary of some of the provisions of the indenture. This summary is not comprehensive and reference should be made to the indenture for a full and complete statement of its provisions.

Parity and Priority of Lien. The provisions of each issuing entity's indenture are generally for the equal benefit, protection and security of the registered owners of all of the notes issued by that issuing entity. However, a class of senior notes will have priority over a class of subordinated notes with respect to payments of principal and interest.

The revenues and other money, trust student loans and other assets each issuing entity pledges under its indenture will be free and clear of any pledge, lien, charge or encumbrance, other than that created by the indenture. Except as otherwise provided in the indenture, an issuing entity:

•	Will not create or voluntarily permit to be created any debt, charge or other lien on the trust student loans which would be on a parity with, subordinate to, or prior to the lien under the indenture;
•	Will not take any action or fail to take any action that would result in the lien under the indenture, or the priority of that lien for the obligations thereby secured, being lost or impaired; and
•

Will pay or cause to be paid, or will make adequate provisions for the satisfaction and discharge, of all lawful claims and demands which if unpaid might by law be given precedence to or any equality with the indenture as a lien or charge upon the trust student loans.

Representations and Warranties. Each issuing entity will represent and warrant in its indenture that:

•

It is duly authorized as a Delaware statutory trust to create and issue the notes and to execute and deliver the indenture and any derivative product, and to make the pledge to the payment of notes and any company derivative payments under the indenture;

•	All necessary trust action for the creation and issuance of the notes and the execution and delivery of the indenture and any derivative product has been duly and effectively taken; and
•

The notes in the hands of the registered owners of the notes and any derivative product are and will be valid and enforceable special limited obligations of the issuing entity secured by and payable solely from the issuing entity's assets.

Modification of Indenture. With the consent of the noteholders holding a majority of the outstanding amount of the most senior classes of notes then outstanding, the indenture trustee and the issuing entity may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to the notes, or to modify (except as provided below) in any manner the rights of the noteholders. The holders of any class of interest only notes will not be entitled to exercise any voting rights.

However, without the written consent of the holder of each outstanding note affected thereby, no supplemental indenture will:

•

Change the date of payment of any installment of principal of or interest on each class of notes, or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which the note or any interest thereon is payable;

•	Impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;
•

Reduce the percentage of the aggregate amount of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

•	Modify or alter the provisions of the indenture regarding the voting of notes;
•

Reduce the percentage of the aggregate outstanding amount of the notes, the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the trust student loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

•

Decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or certain other related agreements;

•

Modify any of the provisions of the indenture that affect the calculation of the amount of any payment of interest or principal due on any applicable note on any distribution date (including the calculation of any of the individual components of the calculation) or to affect the rights of the holders of the notes to the benefit of any provisions for the mandatory redemption of the notes contained in the indenture; or

•

Permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

The issuing entity and the indenture trustee may also enter into supplemental indentures without obtaining the consent of noteholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture, including changing the auction procedures (such as the bidding process) for the auction rate notes, or of modifying in any manner the rights of noteholders so long as the rating agencies confirm their then outstanding ratings of the notes and the action will not, in the opinion of counsel satisfactory to the indenture trustee, materially affect the interest of any noteholder.

Events of Default; Rights upon Event of Default. With respect to the notes, an "event of default" under the indenture will include the following:

•

A default for three business days or more in the payment of any interest on any note after the same becomes due and payable; provided however, that so long as the senior notes are outstanding, each holder of any subordinate note will be deemed to have consented to the delay in payment of interest on the subordinate note and to have waived its right to institute suit for enforcement of the payment;

•

A default in the payment of the principal of any note other than an interest only note when the same becomes due and payable (but only to the extent of available funds) or on the final maturity date with respect thereto;

•

A default in the observance or performance of any covenant or agreement of the issuing entity made in the transaction documents and the continuation of the default for a period of 30 days after notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 25% in principal amount of any notes then outstanding;

•

Any representation or warranty made by the issuing entity in the transaction documents or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the breach is not cured within 30 days after notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding; or

•	Certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

However, the amount of principal required to be distributed to noteholders under the indenture on any distribution date will generally be limited to amounts available after payment of all prior obligations of the issuing entity. The failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final maturity date for the class of notes.

If an event of default should occur and be continuing with respect to the notes, the indenture trustee at the direction of the noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding, voting as a single class, may declare the principal of all the notes to be immediately due and payable. This declaration may be rescinded at the direction of such noteholders if the issuing entity has paid or deposited with the indenture trustee a sum equal to all amounts then due with respect to the notes (without giving effect to this acceleration) and all events of default, other than the nonpayment of the principal of the notes that has become due solely by this acceleration, have been cured or, under the circumstances described below, waived. If provided in the related prospectus supplement that none of the notes sold will be senior notes, the prospectus supplement will describe the noteholders or other persons who will give direction to the indenture trustee in the event of a default. If the notes have the benefit of financial insurance, the insurer will usually be specified as the "interested party" to give direction to the indenture trustee.

After the occurrence of an event of default or following acceleration of the notes due to a default for three business days or more in the payment of interest on any note after the interest becomes due and payable or a default in the payment of principal, no interest or principal will be paid to the subordinate noteholders until all senior notes have been paid in full.

Upon an event of default under the indenture, the noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding will have the right to exercise remedies on behalf of all the noteholders.

If an event of default shall have occurred and be continuing, the indenture trustee may, or shall at the direction of the noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding, sell the trust student loans, subject to certain conditions set forth in the indenture.

If the notes have been declared to be due and payable following an event of default, the indenture trustee may, in its discretion, exercise remedies as a secured party, require the indenture trustee to sell the trust student loans or elect to have the indenture trustee maintain possession of the trust student loans and continue to apply collections with respect to the trust student loans as if there had been no declaration of acceleration.

However, the indenture trustee is prohibited from selling the trust student loans following an event of default, other than a default in the payment of any principal or a default for three business days or more in the payment of any interest on any note, unless:

•	The holders of all outstanding senior notes consent, in writing, to the sale;
•	The proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of the sale; or
•

The indenture trustee determines that the collections on the trust student loans would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate principal amount of the senior notes then outstanding.

A sale also requires the consent of all the subordinate noteholders unless the proceeds of a sale would be sufficient to discharge all unpaid amounts on the subordinate notes.

Noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding (or if only one class is affected, a majority of the outstanding amount of that class) will have the right in certain cases to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, and the noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

No noteholder will have the right to institute any proceeding with respect to the indenture, unless:

•	The noteholder previously has given to the indenture trustee written notice of a continuing event of default;
•	The holders of not less than 25% in principal amount of the outstanding notes have requested in writing that the indenture trustee institute the proceeding in its own name as indenture trustee;
•	The holder or holders have offered the indenture trustee reasonable indemnity;
•	The indenture trustee has for 60 days failed to institute the proceeding; and
•	No direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding senior notes.

In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against the issuing entity or join in any institution against the issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

With respect to the issuing entity, none of the indenture trustee, the sponsor or, as applicable, the administrator, the back-up administrator, the servicers or any holder of a certificate, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuing entity contained in the indenture.

Certain Covenants. The indenture will provide that the issuing entity may not consolidate with or merge into any other entity, unless:

•	The entity formed by or surviving the consolidation or merger is organized under the laws of the United States of America, any state thereof or the District of Columbia;
•

The entity expressly assumes the issuing entity's obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the issuing entity under the indenture;

•	No event of default will have occurred and be continuing immediately after the merger or consolidation;
•	The issuing entity has been advised that the ratings of the notes would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation; and
•	The issuing entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse federal tax consequence to the issuing entity or to any noteholder.

The issuing entity will not, among other things:

•

Except as expressly permitted or required by the indenture, the transfer and contribution agreement, the deposit agreement or certain related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity;

•

Claim any credit on or make any deduction from the principal and interest payable in respect of the notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended, also referred to as the Code, or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the issuing entity;

•

Permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby; or

•

Permit any charge, excise, claim, security interest, mortgage, encumbrance or other lien to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof, except as expressly permitted by the indenture, the transfer and contribution agreement, the deposit agreement or certain related documents.

The issuing entity may not engage in any activity other than financing, purchasing, owning, selling and servicing student loans and the other assets of the issuing entity, in each case in the manner contemplated by the indenture, the transfer and contribution agreement, the deposit agreement or certain related documents and activities incidental thereto. The issuing entity will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes and the indenture or otherwise in accordance with the transfer and contribution agreement, the deposit agreement or certain related documents.

Statements to Indenture Trustee and Trust. Before each quarterly distribution date, the administrator will provide to the indenture trustee (with a copy to the owner trustee and the rating agencies) for the indenture trustee to forward to each holder of record of the applicable class of notes a statement setting forth at least the following information as to the notes, to the extent applicable:

(a)	The amount of the distribution allocable to principal of each class of notes;

(b) The amount of the distribution allocable to interest on each class of notes, together with the interest rates applicable with respect thereto;

(c)  The pool balance as of the close of business on the last day of the preceding collection period (in the aggregate and stated separately by component), after giving effect to the related payments allocated to principal reported under clause (a) above;

(d) The aggregate outstanding principal balance or notional amount, as applicable, of each class of notes as of the quarterly distribution date, after giving effect to related payments allocated to principal reported under clause (a) above;

(e)  For each quarterly distribution date, the amount of fees and expenses paid to the indenture trustee and the owner trustee; the amount of the servicing fee paid to each servicer; the amount of fees and expenses paid to each broker-dealer and the auction agent, if any; the amount of fees paid to a guaranty agency; the amount of the administration fee paid to the administrator; the amount of the back-up administration fee paid to the back-up administrator, and, in each case, with respect to the collection period, together with the amount, if any, remaining unpaid after giving effect to all payments;

(f)  For each quarterly distribution date, the amount of the aggregate realized losses for the trust student loans, if any, for the collection period and the balance of the trust student loans that are delinquent in each delinquency period as of the end of the collection period;

(g) The balance of the reserve account on the quarterly distribution date, after giving effect to changes therein on the quarterly distribution date;

(h) The amount of any interest and expense withdrawal from the reserve account on the quarterly distribution date; and the amount of any withdrawal from any acquisition fund account to acquire additional student loans;

(i)  For quarterly distribution dates during the acquisition period, any remaining amount on deposit in the acquisition fund account on the quarterly distribution date, after giving effect to changes therein during the related collection period;

(j)  For the first quarterly distribution date on or following the end of any acquisition period, the amount of any remaining amount in the acquisition fund account that has not been used to acquire additional student loans and has been deposited in the collection account;

(k) The distribution, by principal balance, of the trust student loans by payment status as of the end of the collection period;

(l)  The distribution, by principal balance, of the trust student loans by program type as of the end of the collection period;

(m)The ratios of the pool balance plus the amount on deposit in the reserve account to the aggregate outstanding principal balance of (i) the notes and (ii) the senior notes, as of the end of the collection period;

(n) The weighed average annual interest rate of (i) all the trust student loans, (ii) the trust student loans in repayment and (iii) the trust student loans in school, as of the end of the collection period;

(o) whether a trigger, as described in the related prospectus supplement, will be in effect for such quarterly distribution date; and

(p) The amount, if any, of available funds constituting collections from the current (as opposed to the related) collection period.

Before each auction rate note interest payment date, the administrator will provide to the indenture trustee (with a copy to the owner trustee and the rating agencies) for the indenture trustee to forward to each holder of record of the applicable class of notes a statement setting forth the information in clauses (a) and (b) above with respect to the related auction rate notes.

A copy of the statements referred to above may be obtained by any noteholder by a written request to the indenture trustee.

Annual Compliance Statement. The issuing entity will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Satisfaction and Discharge of Indenture. The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all notes.

The Indenture Trustee. The indenture trustee may resign at any time, in which event the administrator will be obligated to appoint a successor indenture trustee. The administrator may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. In these circumstances, the administrator will be obligated to appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee does not become effective until acceptance of the appointment by the successor indenture trustee.

Insolvency Events

If an issuing entity becomes insolvent, the trust student loans will be liquidated and the issuing entity will be terminated after the insolvency event, or as described in the related prospectus supplement. Promptly after the occurrence of an insolvency event, notice must be given to the securityholders. Any failure to give any required notice, however, will not prevent or delay termination of that issuing entity. Upon termination of the issuing entity, the administrator, on behalf of the owner trustee, will direct the indenture trustee promptly to sell the assets of the issuing entity other than the trust accounts in a commercially reasonable manner and on commercially reasonable terms.

The proceeds from any liquidation of the trust student loans will be treated as collections on the loans and will be deposited in the collection account for that issuing entity. If the proceeds and other available assets are not sufficient to pay the securities of that series in full, some or all of the securityholders will incur a loss.

List of Securityholders

Holders of the securities may by written request to the indenture trustee obtain a list of all securityholders for communicating with other securityholders regarding their rights under the indenture or under the securities. The indenture trustee may elect not to give the securityholders access to the list if it agrees to mail the desired communication or proxy, for and at the expense of the requesting securityholders, to all securityholders of that series.

Reports to Securityholders

On each distribution date, the administrator will provide to securityholders of record as of the distribution date a statement containing substantially the same information as is required to be provided on the periodic report to the indenture trustee and the issuing entity under the administration agreement. Those statements will be filed with the Securities and Exchange Commission during the period required by Rule 15d-1 under the Securities Exchange Act of 1934, as amended. The statements provided to securityholders will not constitute financial statements prepared in accordance with generally accepted accounting principles.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the owner trustee will mail to each person, who at any time during that calendar year was a securityholder and who received a payment from that issuing entity, a statement containing certain information to enable it to prepare its federal income tax return.

Weighted Average Lives of Securities

The weighted average lives of the securities of any series generally will depend on the rate at which the principal balances of the related student loans are paid. Payments may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include borrower prepayments in full or in part, including the discharge of trust student loans by consolidation loans, or as a result of:

•	Borrower default, death, disability or bankruptcy;
•	The school's false certification of borrower eligibility;
•	Liquidation of the trust student loan or collection of the related guaranty payments, if any; and
•	Purchase of a trust student loan by the sponsor or us.

All of the trust student loans are prepayable at any time without penalty.

A variety of economic, social, competitive and other factors, including the factors described below, influence the rate at which student loans prepay. In general, the rate of prepayments may tend to increase when cheaper alternative financing becomes available. However, because many student loans bear interest at a rate that is either variable or floating, it is impossible to predict whether changes in prevailing interest rates will correspond to changes in the interest rates on student loans.

On the other hand, scheduled payments on the student loans, as well as their maturities, may be extended due to applicable grace, deferral and forbearance periods, or for other reasons. The rate of defaults resulting in losses on student loans, as well as the severity and timing of those losses, may affect the principal payments and yield on the securities. The rate of default also may affect the ability of the guarantors to make guaranty payments.

Some of the terms of payment offered to borrowers may extend principal payments on the securities. Some borrowers are offered loan payment terms which provide for an interest only period, when no principal payments are required. If trust student loans have these payment terms, principal payments on the related securities could be affected. The majority of the student loans are fully deferred as to all payments until six months after graduation.

In light of the above considerations, we cannot guarantee that principal payments will be made on the securities on any distribution date, since that will depend, in part, on the amount of principal collected on the trust student loans during the applicable period. As an investor, you will bear any reinvestment risk resulting from a faster or slower rate of prepayment of the loans.

BOOK-ENTRY REGISTRATION

General

Except as described below under the caption "Non-U.S. Denominated Notes," investors acquiring beneficial ownership interests in the notes issued in book-entry form may hold their notes in the United States through DTC (as defined under the caption "Depositary Institutions" below) or in Europe through Clearstream or Euroclear (each as defined under the caption "Depositary Institutions" below) if they are participants of such systems, or indirectly through organizations which are participants in such systems. If notes are issued in book-entry form in currencies other than U.S. dollars or Euros, the applicable prospectus supplement will describe the related book-entry system.

Principal and interest payments on the notes are to be made to Cede & Co., the nominee of DTC. DTC's practice is to credit direct participant's accounts upon receipt of funds and corresponding detail information from the issuing entity on the payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and shall be the responsibility of the participant and not of DTC, the indenture trustee or the issuing entities, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the applicable issuing entity, or the indenture trustee. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants. Under a book-entry format, noteholders may experience a delay in their receipt of payments, since payments will be forwarded by the indenture trustee to DTC, which will forward the payments to its participants who will then forward them to indirect participants or noteholders.

Redemption notices shall be sent to DTC. If less than all of a class of the notes of any series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such class to be redeemed.

DTC has advised that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose accounts with DTC the notes are credited. Clearstream and Euroclear will take any action permitted to be taken by a noteholder under the indenture on behalf of a participant only in accordance with their relevant rules and procedures and subject to the ability of the relevant depositary to effect these actions on its behalf through DTC.

Neither DTC nor Cede & Co. will consent or vote with respect to the notes of any series. Under its usual procedures, DTC mails an omnibus proxy to the applicable issuing entity, or the indenture trustee, as appropriate, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date.

None of the issuing entities, MRU Holdings, Inc., any servicer, the indenture trustee or the underwriters will have any responsibility or obligation to any DTC participants, Clearstream participants or Euroclear participants or the persons for whom they act as nominees with respect to the accuracy of any records maintained by DTC, Clearstream or Euroclear or any participant, the payment by DTC, Clearstream or Euroclear or any participant of any amount due to any beneficial owner in respect of the principal amount or interest on the notes, the delivery by any DTC participant, Clearstream participant or Euroclear participant of any notice to any beneficial owner which is required or permitted under the terms of the indenture to be given to noteholders or any other action taken by DTC.

In certain circumstances, an issuing entity may discontinue use of the system of book entry transfers through DTC or a successor securities depository. In that event, note certificates are to be printed and delivered. DTC may discontinue providing its services as securities depository with respect to the notes of any series at any time by giving reasonable notice to the applicable issuing entity or the indenture trustee. In the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.

Form, denomination and trading

The notes will be issued in minimum denominations and additional increments set forth in the related prospectus supplement, and may be held and transferred, and will be offered and sold, in principal balances of not less than their applicable minimum denomination set forth in the related prospectus supplement.

Interests in the notes will be represented by one or more of the following types of global notes:

•	for notes denominated in U.S. dollars, a global note certificate held through DTC (each, a "U.S. global note certificate"); or
•	for notes denominated in a non-U.S. dollar currency, a global note certificate held through a European clearing system (each, a "non-U.S. global note certificate").

On or about the closing date for the issuance of any class of notes, the administrator on behalf of the issuing entity will deposit:

•	a U.S. global note certificate for each class of notes with the applicable DTC custodian, registered in the name of Cede & Co., as nominee of DTC; and
•

one or more corresponding non-U.S. global note certificates with respect to each class of notes with the applicable foreign custodian, as common depositary for Euroclear and Clearstream, registered in the name of a nominee selected by the common depositary for Euroclear and Clearstream.

At all times the global note certificates will represent the outstanding principal balance, in the aggregate, of the related class of notes. At all times, with respect to each class of notes, there will be only one U.S. global note certificate and one non-U.S. global note certificate for such notes.

DTC will record electronically the outstanding principal balance of each class of notes represented by a U.S. global note certificate held within its system. DTC will hold interests in a U.S. global note certificate on behalf of its account holders through customers' securities accounts in DTC's name on the books of its depositary. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's name on the books of its respective depositary which in turn will hold positions in customers' securities accounts in such depositary's name on the books of DTC. Citibank N.A. will act as depositary for Clearstream and JP Morgan Chase will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry note will be entitled to receive a physical certificate representing the notes. Unless and until definitive certificates are issued, it is anticipated that the only holder of notes other than Euro-denominated notes will be Cede & Co., as nominee of DTC.

The European clearing systems will record electronically the outstanding principal balance of each class of notes represented by a non-U.S. global note certificate held within their respective systems. The European clearing systems will hold interests in the non-U.S. global note certificate on behalf of their account holders through customers "securities accounts in the European clearing systems" respective names on the books of their respective depositaries.

Interests in the global note certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC, Euroclear and Clearstream as applicable, and their respective direct and indirect participants. Transfers between participants will occur in accordance with DTC Rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions to the depositaries.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a participant will be received with value on DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Identification numbers and payments to the global certificates

Each issuing entity will apply to DTC for acceptance in its book-entry settlement systems of each class of notes denominated in U.S. dollars and will apply to Euroclear and Clearstream for acceptance in their respective book-entry settlement systems of each class of notes denominated in a currency other than U.S. dollars. Each class of notes will have the CUSIP numbers, ISINs and European Common Codes, as applicable, set forth in the related prospectus supplement. Payments of principal, interest and any other amounts payable under each global note certificate will be made to or to the order of the relevant clearing system's nominee as the registered holder of such global note certificate.

Because of time zone differences, payments to noteholders that hold their positions through a European clearing system will be made on the business day following the applicable distribution date, or for notes denominated in a currency other than U.S. dollars, on the payment date as described in the related prospectus supplement, as the case may be, in accordance with customary practices of the European clearing systems. No payment delay to noteholders holding U.S. dollar denominated notes clearing through DTC will occur on any distribution date or on any reset date, unless, as set forth above, those noteholders' interests are held indirectly through participants in European clearing systems.

Depositary institutions

The Depository Trust Company, or DTC, is a limited-purpose trust company organized under the laws of the State of New York, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between those participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, including Euroclear and Clearstream. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Some direct participants and/or their representatives, own part of The Depositary Trust & Clearing Corporation, the parent of DTC.

In accordance with its normal procedures, DTC is expected to record the positions held by each of its participants in notes issued in book-entry form, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry notes will be subject to the rules, regulations and procedures governing DTC and its participants as in effect from time to time.

Purchases of the notes under the DTC system must be made by or through direct participants, which receive a credit for the notes on DTC's records. The ownership interest of each actual purchaser of each series of notes, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners shall not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners shall not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the series of any notes is discontinued.

To facilitate subsequent transfers, all notes deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of such notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of notes; DTC's records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Clearstream Banking, socitété anonyme, Luxembourg, formerly Cedelbank ("Clearstream"), has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear has advised that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV (the "Euroclear operator"), under contract with Euroclear Clearance System plc., a United Kingdom corporation (the "Cooperative"). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian Bank, it is regulated by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations (see "—Federal Income Tax Consequences" in this prospectus). Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream participant or Euroclear participant only in accordance with the relevant rules and procedures and subject to the relevant Depositary's ability to effect such actions on its behalf through DTC.

Reset Rate Notes

Except as set out herein, book-entry registration of reset rate notes shall generally effect noteholders in the same fashion as holders of notes other than reset rate notes, as described above.

On each reset date, the aggregate outstanding principal balance of that class of reset rate notes will be allocated to one of the global note certificates, any of which may, as of that reset date, be reduced to zero or represent 100% of the aggregate outstanding principal balance of that class of reset rate notes, depending on whether that class of reset rate notes is in U.S. dollars (in which case a U.S. global note certificate is used) or in a currency other than U.S. dollars (in which case a non-U.S. global note certificate is used).

On each related reset date, a schedule setting forth the required terms of the related class of reset rate notes for the immediately following reset period will be deposited with the DTC custodian for any U.S. global note certificate and with the foreign custodian for any non-U.S. global note certificate. The applicable minimum denominations and additional increments can be reset only in circumstances where all holders are deemed to have tendered or have mandatorily tendered their notes.

On or following each reset date (other than a reset date on which the then-current holders of U.S. dollar denominated reset rate notes had the option to retain their reset rate notes, but less than 100% of such noteholders delivered hold notices), on which a successful remarketing has occurred, each clearing system will cancel the then-current identification numbers and assign new identification numbers, which the administrator will obtain for each class of reset rate notes. In addition, each global note certificate will be issued with a schedule attached setting forth the terms of the applicable class of reset rate notes for its initial reset period, which will be replaced on the related reset date to set forth the required terms for the immediately following reset period.

Due to time zone differences and to ensure that a failed remarketing has not occurred, during any reset period when a class of reset rate notes is denominated in a currency other than U.S. dollars, payments required to be made to tendering noteholders on a reset date for which there has been a successful remarketing, in the amount of the aggregate outstanding principal balance of the applicable class of reset rate notes (together with all amounts due from the issuing entity as payments of interest and principal, if any, on the related distribution date), will be made through the European clearing systems on the second business day following the related reset date, together with additional interest at the applicable interest rate and in the applicable non-U.S. dollar currency from and including the related reset date to, but excluding, the second business day following such reset date (but only to the extent such interest payments are actually received from any swap counterparties). Purchasers of such reset rate notes will be credited with their positions on the applicable reset date with respect to positions held through DTC or on the second business day with respect to positions held through the European clearing systems.

Except with respect to a reset date, the issuing entities expect that the nominees, upon receipt of any such payment, will immediately credit the relevant clearing system's participants' accounts with payment amounts proportionate to their respective interests in the principal balance of the relevant global note certificates as shown on the records of such nominee. The issuing entities also expect that payments by clearing system participants to owners of interests in such global note certificates held through such clearing system participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such clearing system participants and none of the issuing entities, the administrator, any registrar, the indenture trustee, any remarketing agent, any transfer agent or any paying agent will have any responsibility or liability for any delay in such payments from participants, except as shown above with respect to reset date payment delays. None of the issuing entity, the administrator, any registrar, the indenture trustee, any remarketing agent, any transfer agent or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of ownership interests in the global note certificates or for maintaining, supervising or reviewing any records relating to such ownership interests.

Non-U.S. Dollar Denominated Notes

We expect to deliver notes denominated in non U.S. dollar currencies in book-entry form through the facilities of Clearstream and Euroclear against payment in immediately available funds in the applicable foreign currency. We will issue the non U.S. dollar denominated notes as one or more global notes registered in the name of a common depositary for Clearstream, and the Euroclear operator. Investors may hold book-entry interests in these global notes through organizations that participate, directly or indirectly, in Clearstream and/or Euroclear. Book-entry interests in non U.S. dollar denominated notes and all transfers relating to such non U.S. dollar denominated notes will be reflected in the book-entry records of Clearstream and Euroclear.

The distribution of non U.S. dollar denominated notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the non U.S. dollar denominated notes will take place through participants in Clearstream and Euroclear and will settle in same-day funds.

Owners of book-entry interests in non U.S. dollar denominated notes will receive payments relating to their notes in the related non U.S. dollar currency. Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among the clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investor's interest in securities held by them. None of the issuing entities, MRU Holdings, Inc., any servicer, the depositor, the indenture trustee or the underwriters have any responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We do not supervise these systems in any way.

Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interests in non U.S. dollar denominated notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture governing the notes, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a non U.S. dollar denominated note must rely on the procedures of the relevant clearing system and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of securities.

We understand that investors that hold their non U.S. dollar denominated notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to eurobonds in registered form. Non U.S. dollar denominated notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving non U.S. dollar denominated notes through Clearstream and Euroclear on business days in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Clearstream and Euroclear will credit payments to the cash accounts of their respective participants in accordance with the relevant system's rules and procedures, to the extent received by the common depositary. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of non U.S. dollar denominated notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

Transfer of Student Loans

MRU Holdings, Inc. intends that the transfer of the student loans by it to us will have the effect of a valid sale and assignment of those loans. We intend that the transfer of the student loans by us to the issuing entity will also have the effect of a valid sale and assignment of those loans. Nevertheless, if the transfer of the student loans by MRU Holdings, Inc. to us, or the transfer of those loans by us to the issuing entity, is deemed to be an assignment of collateral as security, then a security interest in the student loans may be perfected by either taking possession of the credit agreement for promissory note (or a copy of the master credit agreement for promissory note) evidencing the loan or by filing of notice of the security interest in the manner provided by the applicable Uniform Commercial Code, or the UCC as it is commonly known, for perfection of security interests in accounts. Accordingly:

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A financing statement or statements covering the trust student loans naming MRU Holdings, Inc., as debtor, will be filed under the UCC to protect the interest of the issuing entity if the transfer by MRU Holdings, Inc. is deemed to be an assignment of collateral as security; and

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A financing statement or statements covering the trust student loans naming us, as debtor, will also be filed under the UCC to protect the interest of the issuing entity if the transfer by us is deemed to be an assignment of collateral as security.

If the transfer of the student loans is deemed to be an assignment as security for the benefit of an issuing entity or us, there are limited circumstances under the UCC in which prior or subsequent transferees of student loans could have an interest in the student loans with priority over the interest of the issuing entity or us. A tax or other government lien on property of MRU Holdings, Inc. or us arising before the time a student loan comes into existence may also have priority over the interest of MRU Holdings, Inc., the issuing entity or us in the student loan. Under the transfer and contribution agreement and the deposit agreement, however, MRU Holdings, Inc. or we, as applicable, will warrant that it or we have transferred the student loans to us or the issuing entity, as applicable, free and clear of the lien of any third party. In addition, MRU Holdings, Inc. and we will covenant that it or we will not sell, pledge, assign, transfer or grant any lien on any trust student loan held by an issuing entity or any interest in that loan other than to us or the issuing entity, as applicable.

Under each servicing agreement, each servicer as custodian will have custody of any promissory notes, credit agreements or other loan documents evidencing the trust student loans. Our records and the records of MRU Holdings, Inc. and the servicers will be marked to indicate the transfer and MRU Holdings, Inc. will cause UCC financing statements to be filed with the appropriate authorities, and the trust student loans will be physically segregated, to the extent feasible, stamped or otherwise marked to indicate that the trust student loans have been sold to us or to the issuing entity, as applicable. If, through inadvertence or otherwise, any of the trust student loans were sold to another party that:

•	Purchased the trust student loans in the ordinary course of its business;
•	Acquired possession of the trust student loans; and
•	Acquired the trust student loans for new value and without actual knowledge of the interest of us or the issuing entity;

then that purchaser might acquire an interest in the trust student loans superior to the interest of us and the issuing entity.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These requirements may apply to assignees such as the issuing entities and may result in both liability for penalties for violations and a material adverse effect upon the enforceability of the trust student loans. For example, federal law such as the Truth-in-Lending Act can create punitive damage liability for assignees and defenses to enforcement of the trust student loans, if errors were made in disclosures that must accompany all of these loans. Certain state disclosure laws, such as those protecting cosigners, may also affect the enforceability of the trust student loans if appropriate disclosures were not given or records of those disclosures were not retained. If the interest rate on the loans in question exceeds applicable usury laws, that violation can materially adversely affect the enforceability of the loans. If the loans were marketed or serviced in a manner that is unfair or deceptive, or if marketing, origination or servicing violated any applicable law, then state unfair and deceptive practices acts may impose liability on the loan holder, as well as creating defenses to enforcement. Under certain circumstances, the holder of a trust student loan is subject to all claims and defenses that the borrower on that loan could have asserted against the educational institution that received the proceeds of the loan. Many of the trust student loans in question include so-called "risk based pricing," in which borrowers with impaired creditworthiness are charged higher prices. If pricing has an adverse impact on classes protected under the federal Equal Credit Opportunity Act and other similar laws, claims under those acts may be asserted against the originator and, possibly, the loan holder. For a discussion of the issuing entity's rights if the trust student loans were not originated or serviced in all material respects in compliance with applicable laws, see "Transfer and Administration Agreements" in this prospectus.

Student Loans in Bankruptcy

Under current law, private student loans that are guaranteed by non-profit entities or that do not exceed the borrower's cost of attendance, less other financial aid, are generally not dischargeable by a borrower in bankruptcy under the U.S. Bankruptcy Code; however, they can become dischargeable if the borrower proves that keeping the loans non-dischargeable would impose an undue hardship on the debtor and the debtor's dependents. A bill was introduced into the U.S. Senate that would allow private student loans to be discharged after a borrower files for bankruptcy under the U.S. Bankruptcy Code. Any change to the U.S. Bankruptcy Code requires the agreement of the Senate, the House of Representatives and the President. We cannot predict if this bill, or any similar legislation, will be enacted or if other changes to the U.S. Bankruptcy Code will be proposed.

If you own any notes issued by an issuing entity relating to private student loans that do not have the benefit of a guarantee, you will bear any risk of loss resulting from the discharge of any borrower of those private student loans to the extent the amount of the default is not covered by the issuing entity's credit enhancement.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is the opinion of Baker & McKenzie LLP, counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to holders that hold the securities as capital assets within the meaning of section 1221 of the Internal Revenue Code (referred to as the "Code" in this prospectus) and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (referred to as the "IRS" in this prospectus) with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the notes. See "State and Other Tax Consequences."

Taxation of Owners of Notes

On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, tax counsel to each issuing entity designated by the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related indenture, trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness to a noteholder other than the owner of the owner trust certificates and (2) the issuing entity, as created pursuant to the terms and conditions of the trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.

Interest and Original Issue Discount

The following discussion is based in part upon the original issue discount regulations (referred to as the "OID Regulations" in this prospectus). The OID Regulations do not adequately address issues relevant to notes such as the offered notes. In some instances, the OID Regulations provide that they are not applicable to notes such as the offered notes.

Except as otherwise provided in a related prospectus supplement, stated interest on the notes will be taxable to a holder of a note as ordinary interest income as the interest accrues or is paid, in accordance with such holder's method of tax accounting.

A note may be issued with "original issue discount" within the meaning of section 1273(a) of the Code. Any holder of a note issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to that income. In addition, section 1272(a)(6) of the Code provides special rules applicable to notes and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Code requires that a reasonable prepayment assumption be used with respect to student loans held by a trust fund in computing the accrual of original issue discount on notes issued by that trust fund, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (referred to as the "Committee Report" in this prospectus) indicates that the regulations will provide that the prepayment assumption used with respect to a note must be the same as that used in pricing the initial offering of the note. The prepayment assumption used in reporting original issue discount for each series of notes will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, any issuing entity or the indenture trustee will make any representation that the student loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a note will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of notes will be the first cash price at which a substantial amount of notes of that class is sold (excluding sales to note houses, brokers and underwriters). If less than a substantial amount of a particular class of notes is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a note is equal to the total of all payments to be made on the note other than "qualified stated interest." Qualified stated interest is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the note.

In the case of notes bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the notes. If the original issue discount rules apply to the notes in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the notes in that series that bear an adjustable interest rate in preparing information returns to the noteholders and the IRS.

The first interest payment on a note may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the note and accounted for as original issue discount.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a note will reflect the accrued interest. In such cases, information returns to the noteholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the note (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the note. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a noteholder.

Notwithstanding the general definition of original issue discount, original issue discount on a note will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the note multiplied by its weighted average life. For this purpose, the weighted average life of a note is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the note, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the prepayment assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the note. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that note and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the note. The OID Regulations also would permit a noteholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of Notes"Market Discount" below for a description of this election under the OID Regulations.

If original issue discount on a note is in excess of a de minimis amount, the holder of the note must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the note, including the purchase date but excluding the disposition date. In the case of an original holder of a note, the daily portions of original issue discount will be determined as follows.

As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the closing date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the note, if any, in future periods and (b) the distributions made on the note during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the note will be received in future periods based on the student loans being prepaid at a rate equal to the prepayment assumption, (2) using a discount rate equal to the original yield to maturity of the note and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the note will be calculated based on its issue price and assuming that distributions on the note will be made in all accrual periods based on the student loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of the note, increased by the aggregate amount of original issue discount that accrued with respect to the note in prior accrual periods, and reduced by the amount of any distributions made on the note in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a note that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the note. However, each such daily portion will be reduced, if the cost of the note is in excess of its "adjusted issue price," in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the note. The adjusted issue price of a note on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the note at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

Market Discount

A noteholder that purchases a note at a market discount, that is, in the case of a note issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a note issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a noteholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A noteholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount notes acquired by the noteholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a noteholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a note with market discount, the noteholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the noteholder acquires during the taxable year of the election or thereafter. Similarly, a noteholder that made this election for a note that is acquired at a premium would be deemed to have made an election to amortize note premium with respect to all debt instruments having amortizable note premium that the noteholder owns or acquires. See "Taxation of Owners of Notes—Premium" below. Each of these elections to accrue interest, discount and premium with respect to a note on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

However, market discount with respect to a note will be considered to be de minimis for purposes of section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the note multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of Notes—Interest and Original Issue Discount" above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on notes should accrue, at the noteholder's option: (1) on the basis of a constant yield method, (2) in the case of a note issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the note as of the beginning of the accrual period, or (3) in the case of a note issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the note at the beginning of the accrual period. Moreover, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a note purchased at a discount in the secondary market.

To the extent that notes provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a note generally will be required to treat a portion of any gain on the sale or exchange of the note as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under section 1277 of the Code a holder of a note may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a note purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

A note purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a note may elect under section 171 of the Code to amortize the premium under the constant yield method over the life of the note. If made, the election will apply to all debt instruments having amortizable note premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit noteholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the noteholder as having made the election to amortize premium generally. See "Taxation of Owners of Notes—Market Discount" above. The use of an assumption that there will be no prepayments might be required. However, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a prepayment assumption in accruing market discount with respect to notes without regard to whether the notes have original issue discount) will also apply in amortizing note premium under section 171 of the Code.

Auction Rate Notes

Unless otherwise provided in a related prospectus supplement, we intend to treat all stated interest on auction rate notes as described above under "—Interest and Original Issue Discount" In addition, solely for purposes of determining OID, we intend to treat auction rate notes as maturing on each auction date for an amount equal to the face amount of the notes as determined pursuant to the auction procedure, and reissued on the same date for the same amount. However, there are uncertainties regarding the U.S. federal income tax treatment of auction rate notes, and other treatments are possible. In this case, the timing and character of a holder's income, gain, loss, and deduction in respect of such notes could differ from the treatment described above. For example, it is possible that the auction procedures could be treated as modifications of the notes for U.S. federal income tax purposes that cause the notes to be treated as retired and exchanged for new notes on the auction dates. In this case, a holder that retains a note over an auction date may be treated as having sold the note for its fair market value on such date, and may be required to recognize taxable gain, even though the holder did not receive any proceeds. See generally "—Sale of Notes" Alternatively, the notes may be treated as contingent payment debt instruments for U.S. federal income tax purposes ("CPDI"). In this case, a holder would be required to include in income in each year an amount equal to the "comparable yield" of the notes, which is generally equal to the yield at which we would issue a noncontingent debt instrument with terms and conditions similar to the notes, subject to certain adjustments for the actual payments on the notes. Furthermore, any gain realized on the maturity date or upon an earlier sale or exchange of the notes would generally be treated as ordinary income, and all or a portion of any loss realized on the maturity date or upon a sale or other disposition of the notes may be treated as capital loss. Other treatments are possible. Holders should consult their tax advisors as to the U.S. federal income tax consequences to them of auction notes, including possible alternative treatments.

Reset Rate Notes

The following discussion summarizes certain U.S. federal income tax consequences to a holder pertaining to the reset procedure for setting the interest rate, currency and other terms of a class of reset rate notes.

As a general matter, notes that are subject to reset and remarketing provisions are not treated as repurchased and reissued or modified at the time of such reset. Unlike more typical reset rate notes, reset rate notes that are denominated in a currency other than U.S. dollars ("foreign exchange reset rate notes") are subject to a mandatory tender on the subsequent reset date and other unusual remarketing terms facilitated by the related currency swap agreements, both of which are indicative of treatment as newly issued instruments upon such reset date. Accordingly, although not free from doubt, the remarketing of foreign exchange reset rate notes pursuant to the reset procedures likely will constitute a retirement and reissuance of such reset rate notes under applicable Treasury regulations. In contrast, reset rate notes denominated in U.S. dollars ("U.S. dollar reset rate notes") will be subject to more typical reset procedures unless they are reset and remarketed into a currency other than U.S. dollars. Thus, subject to the discussion below regarding the possible alternative treatment of the reset rate notes, a non-tendering holder of a U.S. dollar reset rate security likely will not realize gain or loss if the reset rate note continues to be denominated in U.S. dollars, and such reset rate note will be deemed to remain outstanding until the reset rate note is reset into a currency other than U.S. dollars or until some other termination event (i.e., the stated maturity date is reached or the principal balance of the reset rate notes is reduced to zero). Although not free from doubt, in the event a U.S. dollar reset rate note is reset into a currency other than U.S. dollars (an event triggering a mandatory tender by all existing holders), the security likely will be treated as retired and reissued upon such reset.

Regardless of whether they constitute U.S. dollar reset rate notes or foreign exchange reset rate notes, under applicable Treasury regulations, solely for purposes of determining original issue discount thereon, the reset rate notes will be treated as maturing on each reset date for their principal balance on such date and reissued on the reset date for the principal balance resulting from the reset procedures.

If a failed remarketing occurs, for U.S. federal income tax purposes, the reset rate notes will be deemed to remain outstanding until a reset date on which they are subject to mandatory tender (i.e., in the case of the U.S. dollar reset rate notes, they are successfully remarketed into a currency other than U.S. dollars, or in the case of the foreign exchange reset rate notes, until the subsequent reset date on which a successful remarketing occurs), or until some other termination event (i.e., the stated maturity date is reached or the principal balance of the reset rate notes is reduced to zero).

There can be no assurance that the IRS will agree with the above conclusions as to the expected treatment of the reset rate notes, and it is possible that the IRS could assert another treatment and that such treatment could be sustained by the IRS or a court in a final determination. Contrary to the treatment for U.S. dollar reset rate notes discussed above, it might be contended that a remarketing of U.S. dollar reset rate notes that continue to be denominated in U.S. dollars pursuant to such remarketing would result in the material modification of such notes and would give rise to a new indebtedness for U.S. federal income tax purposes. Given the open-ended nature of the reset mechanism, the possibility that U.S. dollar reset rate notes that continue to be denominated in U.S. dollars upon a reset may be deemed to mature and be reissued on the applicable reset date is somewhat greater than if the reset procedures were merely a device to reset interest rates on a regular basis. Alternatively, even if the reset mechanism did not cause a deemed reissuance of such U.S. dollar reset rate notes, such reset rate notes could be treated as bearing contingent interest under applicable Treasury regulations for purposes of the original issue discount provisions of the Code.

It might also be contended that U.S. dollar reset rate notes that are reset to a currency other than U.S. dollars or foreign exchange reset rate notes that are successfully remarketed should not be treated as maturing on the reset date, and instead should be treated as maturing on their stated maturity date or over their weighted average life for U.S. federal income tax purposes. Even if such reset rate notes were not so treated, applicable Treasury regulations generally treat reset rate notes as maturing on the reset date for purposes of calculating original issue discount. Such regulations probably would apply to the reset rate notes, although a different result cannot be precluded given the unusual features of the reset rate notes. In the event that U.S. dollar reset rate notes that are reset to a currency other than U.S. dollars or foreign exchange reset rate notes that are successfully remarketed were not treated as maturing on the reset date (i.e., such reset rate notes were treated as maturing on their stated maturity date or over their weighted average life for U.S. federal income tax purposes), it might also follow that such reset rate notes should be treated as bearing contingent interest. It is not entirely clear how such an instrument would be treated for tax accounting purposes. Holders should consult their own tax advisors regarding the proper tax accounting for such an instrument under this alternative characterization. Moreover, in this regard, final Treasury regulations were recently issued addressing the treatment of contingent payment debt instruments providing for payments denominated in or by reference to a non-U.S. dollar currency. These regulations generally require holders to compute and accrue original issue discount under the noncontingent bond method applicable to U.S. dollar denominated contingent payment debt instruments, and then to translate such amounts under the foreign currency rules described above. Under the noncontingent bond method, the amount treated as taxable interest to a holder of a reset rate security in each accrual period would be a hypothetical amount based on the issuing entity's current borrowing costs for comparable, noncontingent debt instruments, and a holder of a reset rate security might be required to include interest in income in excess of actual cash payments received for certain taxable periods. In addition, if the reset rate notes were treated as contingent payment debt instruments under these regulations, the characterization of any non-currency gain or loss upon their sale exchange would be affected. Specifically, any non-currency gain (which otherwise generally would be capital gain) would be treated as ordinary gain, and any non-currency loss (which otherwise generally would be capital loss) would be treated as ordinary loss to the extent of the holder's prior ordinary inclusions with respect to the reset rate notes, and the balance generally would be treated as capital loss.

Non-U.S. Dollar Denominated Notes

The following summary applies to "Non-U.S. Dollar Denominated Notes." This summary does not apply to Non-U.S. Dollar Denominated Notes that are denominated in or indexed to a currency that is considered "hyperinflationary," are CPDIs or are dual currency notes. Special U.S. federal income tax considerations applicable to Non-U.S. Dollar Denominated Notes that are denominated in or indexed to a hyperinflationary currency, are CPDIs, or are dual currency notes will be discussed in the related prospectus supplement.

The conversion of U.S. dollars into a foreign currency and the immediate use of that currency to purchase a Non-U.S. Dollar Denominated Note generally will not result in a taxable gain or loss for a holder.

In general, a holder that uses the cash method of accounting and holds a Non-U.S. Dollar Denominated Note will be required to include in income the U.S. dollar value of the interest income received, even if the payment is not received in U.S. dollars or converted into U.S. dollars. The U.S. dollar value of the interest received is the amount of foreign currency interest received, translated into U.S. dollars at the spot rate on the date received. The holder will not have exchange gain or loss on the interest payment itself, but may have exchange gain or loss when it disposes of any foreign currency received.

A holder that uses the accrual method of accounting is generally required to include in income the U.S. dollar value of interest accrued during the accrual period. Accrual basis holders may elect to determine the U.S. dollar value of accrued interest in accordance with either of two methods. Under the first method, the U.S. dollar value of accrued interest is translated at the average rate for the interest accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year). For this purpose, the average rate is the simple average of spot rates of exchange for each business day of such period, or other average exchange rate for the period reasonably derived and consistently applied by the holder. Under the second method, the U.S. dollar value of accrued interest is translated at the spot rate on the last day of the interest accrual period (in the case of a partial accrual period, the last day of the taxable year) or, if the last day of an interest accrual period is within five business days of the receipt, the spot rate on the date of receipt. The election will apply to all debt instruments held by the holder and is irrevocable without the consent of the IRS. An accrual method holder will recognize foreign currency gain or loss, as the case may be, on the receipt of a foreign currency interest payment in an amount equal to the difference between the U.S. dollar value of the foreign currency received, translated at the spot rate on the date received, and the U.S. dollar value of the accrual. The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

A holder accrues OID on a Non-U.S. Dollar Denominated Note in the same manner that an accrual basis holder accrues stated interest on a Non-U.S. Dollar Denominated Note, as described in the preceding paragraph. A holder will recognize foreign currency gain or loss, as the case may be, on the receipt of amounts representing accrued OID, in an amount equal to the difference between the U.S. dollar value of the foreign currency received, translated at the spot rate on the date received, and the U.S. dollar value of the accrual. The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

A holder that does not accrue market discount currently should compute the amount of market discount in the foreign currency and translate that amount into U.S. dollars at the spot rate on the date the Non-U.S. Dollar Denominated Note is retired or otherwise disposed of. A holder that accrues market discount currently is generally required to include in income the U.S. dollar value of the market discount, translated at the average exchange rate in effect during the accrual period. A holder will recognize foreign currency exchange gain or loss, as the case may be, with respect to market discount on the date of the retirement or disposition of the Non-U.S. Dollar Denominated Note in an amount equal to the difference between the U.S. dollar value of the accrued market discount, translated at the spot rate on the date of the retirement or disposition of the Non-U.S. Dollar Denominated Note and the U.S. dollar amount of the accrual. The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

Amortizable bond premium on a Non-U.S. Dollar Denominated Note is determined in the foreign currency and, if the holder elects, reduces interest income in the foreign currency. At the time the amortized bond premium offsets interest income (i.e., the last day of the tax year in which the election is made and the last day of each subsequent tax year), a holder will recognize exchange gain or loss, as the case may be, with respect to amortized bond premium in an amount equal to the difference between the spot rate of the amortizable bond premium at such time and the U.S. dollar value of the amortizable bond premium, translated at the spot rate on the date the Non-U.S. Dollar Denominated Note was acquired or deemed acquired. The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

A holder will recognize foreign currency gain or loss, as the case may be, on the receipt of principal, equal to the difference between the U.S. dollar value of the foreign currency principal amount, translated at the spot rate on the date received or the date of disposition, and the U.S. dollar value of the foreign currency principal amount, translated at the spot rate on the date the Non-U.S. Dollar Denominated Note was acquired, or deemed acquired. The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

Exchange gain or loss computed on accrued interest, OID, market discount and principal is realized only to the extent of total gain or loss on the transaction. Amounts received upon the sale, exchange, retirement or other disposition of a Non-U.S. Dollar Denominated Note will be treated first, as the payment of accrued but unpaid interest (on which exchange gain or loss is recognized as described above); second, accrued but unpaid OID (on which exchange gain or loss is recognized as described above); and, finally, principal.

Realized Losses

Under section 166 of the Code, both corporate holders of the notes and noncorporate holders of the notes that acquire the notes in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their notes become wholly or partially worthless as the result of one or more realized losses on the student loans. However, it appears that a noncorporate holder that does not acquire a note in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until the holder's note becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

Each holder of a note will be required to accrue interest and original issue discount with respect to the note, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the student loans underlying the notes, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a note could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a note eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

Sales of Notes

If a note is sold, the selling noteholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the note. The adjusted basis of a note generally will equal the cost of the note to the noteholder, increased by income reported by the noteholder with respect to the note (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the note received by the noteholder and by any amortized premium. Except as provided in the following three paragraphs, any such gain or loss will be capital gain or loss, provided the note is held as a capital asset (generally, property held for investment) within the meaning of section 1221 of the Code.

Gain recognized on the sale of a note by a seller who purchased the note at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the note was held by the holder, reduced by any market discount included in income under the rules described above under "Taxation of Owners of Notes—Market Discount" and "—Premium."

A portion of any gain from the sale of a note that might otherwise be capital gain may be treated as ordinary income to the extent that the note is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Information Reporting

The indenture trustee is required to furnish or cause to be furnished to each noteholder with each payment a statement setting forth the amount of that payment allocable to principal on the note and to interest thereon. In addition, the indenture trustee is required to furnish or cause to be furnished, within a reasonable time after the end of each calendar year, to each noteholder who was a holder at any time during that year, a report indicating such other customary factual information as the indenture trustee deems necessary to enable holders of notes to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. If the notes are issued with original issue discount, the indenture trustee will provide or cause to be provided to the IRS and, as applicable, to the noteholder information statements with respect to original issue discount as required by the Code or as holders of those notes may reasonably request from time to time. If the notes are issued with original issue discount, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to an initial noteholder which purchased its note at the initial offering price used in preparing those reports. Noteholders should consult their own tax advisors to determine the amount of any original issue discount and market discount includible in income during a calendar year.

As applicable, the note information reports will include a statement of the adjusted issue price of the notes at the beginning of each collection period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the noteholder's purchase price that the indenture trustee will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "Taxation of Owners of Notes"—Market Discount" above.

Backup Withholding with Respect to Notes

Payments of interest and principal, as well as payments of proceeds from the sale of the notes, may be subject to the "backup withholding tax" under section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in Notes

A noteholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a note will not be subject to United States federal income or withholding tax in respect of a distribution on a note, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the noteholder under penalties of perjury, certifying that the noteholder is not a United States person and is the beneficial owner of the note and providing the name and address of the noteholder and provided further that the non-United States person (1) does not own directly or indirectly 10% or more of the voting power of all equity in an issuing entity or in the issuing entity's sole owner, (2) is not a bank that is treated as receiving that interest "on an extension of credit made under a loan agreement entered into in the ordinary course of its trade or business" and (3) is not a "controlled foreign corporation" within the meaning of section 957 of the Code, with respect to which an issuing entity is a "related person" within the meaning of section 881(c)(3)(C) of the Code. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty provided the noteholder supplies at the time of its initial purchase, and at all subsequent times as are required under the Treasury regulations, a properly executed IRS Form W-8BEN to report its eligibility for that reduced rate or exemption.

A noteholder that is not a U.S. person will not be subject to U.S. federal income tax on the gain realized on the sale, exchange or other disposition of the note unless (1) that noteholder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition and certain other conditions are met; (2) the gain is effectively connected with the conduct by the noteholder of a trade or business within the United States and, if an income tax treaty applies, is attributable to a United States permanent establishment of the noteholder; or (3) the noteholder is subject to certain rules applicable to expatriates.

Interest on or gain from the sale, exchange of other disposition of a note received by a noteholder that is not a United States person, which constitutes income that is effectively connected with a United States trade or business carried on by the noteholder, will be subject to United States federal income tax at the graduated rates applicable to U.S. persons, but will not be subject to withholding tax provided the noteholder provides a properly executed IRS Form W-8ECI, certifying that the income is, or is expected to be, effectively connected with the conduct of a trade or business within the United States of that noteholder and that this income is includible in the noteholder's gross income for the taxable year. This statement must include, among other things, the name and address of the noteholder, the noteholder's identifying number and the trade or business with which the income is, or is expected to be, effectively connected.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a note would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, noteholders who are non-resident alien individuals should consult their tax advisors concerning this question.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in "U.S. Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the securities offered under this prospectus and the prospectus supplement. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended, also known as ERISA, and section 4975 of the Code, impose certain fiduciary and prohibited transaction restrictions on:

•	Certain employee benefit plans;
•	Certain other retirement plans and arrangements, including:
(i)	Individual retirement accounts and annuities;
(ii)	Keogh plans; and
(iii)

Collective investment funds and separate accounts and, as applicable, insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and section 4975 of the Code; and

•	Persons who are fiduciaries with respect to the Plans in connection with the investment of plan assets.

The term "Plans" includes the plans and arrangements listed in the first two bullet points above.

Some employee benefit plans, such as governmental plans described in section 3(32) of ERISA, and certain church plans described in section 3(33) of ERISA, are not subject to the prohibited transaction provisions of ERISA and section 4975 of the Code. Accordingly, assets of these plans may, subject to the provisions of any other applicable federal and state law, be invested in the securities without regard to the ERISA considerations described in this prospectus. However, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, the prohibited transaction rules in section 503 of the Code will apply.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that the Plan's investments be made in accordance with the documents governing the Plan. In addition, section 406 of ERISA and section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who are called "Parties in Interest" under ERISA and "Disqualified Persons" under the Code who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under section 4975 of the Code or a penalty imposed under section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in section 406 of ERISA and section 4975 of the Code.

Unless described differently in the related prospectus supplement, generally the notes of each series may be purchased by a Plan while the certificates of each series may not be purchased by a Plan. An issuing entity, the depositor, any underwriter, the indenture trustee, the owner trustee, the servicers, the administrator, the back-up administrator, any provider of credit support or any of their affiliates may be considered to be or may become Parties in Interest with respect to certain Plans. Prohibited transactions under section 406 of ERISA and section 4975 of the Code may arise if any of the securities are acquired by a Plan with respect to which any of the issuing entity, the depositor, any underwriter, the indenture trustee, the owner trustee, the servicers, the administrator, the back-up administrator, any credit support provider or any of their affiliates is a Party in Interest unless the transactions are subject to one or more statutory or administrative exemptions, such as:

•	Prohibited Transaction Class Exemption 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;"
•	Prohibited Transaction Class Exemption 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;
•	Prohibited Transaction Class Exemption 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;
•	Prohibited Transaction Class Exemption 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; or
•	Prohibited Transaction Class Exemption 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager."

In addition, the Pension Protection Act of 2006 provides an exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code from certain prohibited transactions between a Plan and a person who is a Party in Interest solely because it provides services to such Plan (other than a Party in Interest that is a fiduciary (or its affiliate) that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Plan), provided that there is adequate consideration for the transaction.

These exemptions may not apply with respect to any particular Plan's investment in securities and, even if an exemption were deemed to apply, it might not apply to all prohibited transactions that may occur in connection with the investment. Accordingly, before making an investment in the securities, investing Plans should determine whether the applicable issuing entity, the depositor, any underwriter, the indenture trustee, the owner trustee, the servicers, the administrator, the back-up administrator, any provider of credit support or any of their affiliates is a Party in Interest for that Plan and, if so, whether the transaction is subject to one or more statutory, regulatory or administrative exemptions.

A Plan fiduciary considering the purchase of the securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related issuing entity would be considered Plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, considering the overall investment policy of the Plan and the composition of the Plan's investment portfolio, as well as whether the investment is permitted under the Plan's governing instruments.

AVAILABLE INFORMATION

We, as the originator of each issuing entity and the depositor, have filed with the Securities and Exchange Commission a registration statement for the securities under the Securities Act of 1933, as amended. This prospectus and the accompanying prospectus supplement, both of which form part of the registration statement, do not contain all the information contained in the registration statement. You may inspect and copy the registration statement at the public reference facilities maintained by the Securities and Exchange Commission at:

•	100 F Street, N.E., Washington, D.C. 20549;

and at the Securities and Exchange Commission's regional offices at:

•	500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and
•	233 Broadway, New York, New York 10279.

In addition, you may obtain copies of the registration statement from the Public Reference Branch of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549 upon payment of certain prescribed fees. You may obtain information on the operation of the Securities and Exchange Commission's public reference facilities by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The registration statement may also be accessed electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system at the Securities and Exchange Commission's website located at http://www.sec.gov.

REPORTS TO SECURITYHOLDERS

Periodic reports concerning the issuing entities as required under the terms of the applicable agreements will be delivered to the securityholders. Generally, you will receive those reports not from the issuing entity, but through Cede & Co., as nominee of The Depository Trust Company and registered holder of the securities.

Before each quarterly distribution date, the administrator will provide to the indenture trustee for the indenture trustee to forward to each holder of record of the applicable class of securities a statement setting forth the information specifically described in the indenture. See "The Indenture— Statements to Indenture Trustee and Trust."

Each issuing entity will file with the Securities and Exchange Commission periodic reports required under the Securities Exchange Act of 1934, as amended and the rules of the Securities and Exchange Commission including annual reports on Form 10-K (including reports of assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB, attestation reports, and statements of compliance required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports. Annual reports of assessment of compliance, attestation reports and statements of compliance will be provided to holders of record of the applicable class of securities upon request free of charge.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All reports and other documents filed by or for an issuing entity under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of the offering of the securities will be deemed to be incorporated by reference into this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference may be modified or superseded by a subsequently filed document.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to those documents, unless the exhibits are specifically incorporated by reference.

Written requests for copies should be directed to MRU ABS II LLC, in care of MRU Holdings, Inc., 590 Madison Avenue, 13th Floor, Suite 200, New York, New York 10022. Telephone requests for copies should be directed to (646) 467-9261.

UNDERWRITING

The underwriters named in each prospectus supplement and we will enter into an underwriting agreement for the securities of the related series. Under the underwriting and placement agreements, we will agree to cause the related issuing entity to sell to the underwriters, and each of the underwriters will severally agree to purchase, the amount of each class of securities listed in the prospectus supplement.

The underwriters will agree, subject to the terms and conditions of the underwriting agreement, to purchase all the securities described in the underwriting agreement and offered by this prospectus and the related prospectus supplement. In some series, we or an affiliate of ours may offer some or all of the securities for sale directly.

The underwriters or other offerors may offer the securities to potential investors in person, by telephone, over the internet or by other means.

Each prospectus supplement will either:

•	Show the price at which each class of securities is being offered to the public and any concessions that may be offered to dealers participating in the offering; or
•	Specify that the securities will be sold by us or an affiliate or will be sold or resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

After the initial public offering of any securities, the offering prices and concessions may be changed.

Until the distribution of the securities is completed, Securities and Exchange Commission rules may limit the ability of the underwriters and selling group members to bid for and purchase the securities.  As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

If an underwriter creates a short position in the securities in connection with the offering—that is, if it sells more securities than are shown on the cover page of the related prospectus supplement—the underwriter may reduce that short position by purchasing securities in the open market.

An underwriter may also impose a penalty bid on other underwriters and selling group members. This means that if the underwriter purchases securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

Neither the underwriters nor we make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the securities. In addition, neither the underwriters nor we make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

The underwriters may assist in resales of the securities but are not required to do so. The related prospectus supplement will indicate whether any of the underwriters intend to make a secondary market in the securities offered by that prospectus supplement. No underwriter will be obligated to make a secondary market.

Each underwriting agreement will provide that we and MRU Holdings, Inc. will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make on those civil liabilities.

Each issuing entity may, from time to time, invest the funds in its trust accounts in eligible investments acquired from the underwriters.

Under each of the underwriting agreements for a given series of securities, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes.

The place and time of delivery for the securities will appear in the related prospectus supplement.

LEGAL MATTERS

Baker & McKenzie LLP, or such other counsel named in a prospectus supplement, will give opinions on specific matters for the issuing entities, the administrator and us.

Each prospectus supplement will identify the other law firms which will give opinions on additional legal matters for the underwriters and specific U.S. federal matters.

Annex I:

Global Clearance, Settlement and

Tax Documentation Procedures

Except in certain limited circumstances, the globally offered securities (referred to in this annex as the "global securities") will be available only in book-entry form. Investors in the global securities may hold the global securities through any of The Depository Trust Company, Clearstream, Luxembourg or Euroclear. The global securities will be tradable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding global securities through The Depository Trust Company will be conducted according to the rules and procedures applicable to United States corporate debt obligations and prior asset-backed certificates issues.

Secondary, cross-market trading between Clearstream, Luxembourg or Euroclear and participants of The Depository Trust Company holding securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear (in that capacity) and as participants of The Depository Trust Company.

Non-United States holders (as described below) of global securities will be subject to United States withholding taxes unless such holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

Initial Settlement

All global securities will be held in book-entry form by The Depository Trust Company in the name of Cede & Co. as nominee of The Depository Trust Company. Investors' interests in the global securities will be represented through financial institutions acting on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as participants of The Depository Trust Company.

Investors electing to hold their global securities through The Depository Trust Company will follow the settlement practices applicable to prior asset-backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Trading between Participants of The Depository Trust Company. Secondary market trading between participants of The Depository Trust Company will be settled using the procedures applicable to prior student loan asset-backed securities issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between The Depository Trust Company Seller and Clearstream, Luxembourg or Euroclear Purchaser. When global securities are to be transferred from the account of a participant of The Depository Trust Company to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the account of the participant of The Depository Trust Company against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg, or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

Since the settlement is taking place during New York business hours, participants of The Depository Trust Company can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to The Depository Trust Company seller on the settlement date. Thus, to participants of The Depository Trust Company a cross-market transaction will settle no differently than a trade between two participants of The Depository Trust Company.

Trading between Clearstream, Luxembourg or Euroclear Seller and The Depository Trust Company Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred from the respective clearing system, through the respective depositary, to a participant of The Depository Trust Company. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the depositary, as appropriate, to deliver the global securities to the account of the participant of The Depository Trust Company against payment. Payment will include interest accrued on the global securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global securities from participants of The Depository Trust Company for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•

Borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

•

Borrowing the global securities in the United States from a participant of The Depository Trust Company no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

•

Staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the participant of The Depository Trust Company is at least one day prior to the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

Certain United States Federal Income Tax Documentation Requirements

A beneficial owner of global securities holding securities through Clearstream, Luxembourg, or Euroclear (or through The Depository Trust Company if the holder has an address outside the United States) will be subject to the 30% United States withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the United States entity required to withhold tax complies with applicable certification requirements and such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of global securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding Tax). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person including a non-United States corporation or bank with a United States branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or Reduced Rate for non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). Non-U.S. Persons that are security owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (including Part II thereof).

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

United States Federal Income Tax Reporting Procedure. The owner of a global security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third calendar year from the date the form is signed.

The term "U.S. Person" means:

•	A citizen or resident of the United States;
•	A corporation or partnership, or other entity taxable as such, organized in or under the laws of the United States or any state (including the District of Columbia);
•	An estate the income of which is includible in gross income for United States tax purposes, regardless of its source; or
•

A trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

SEC Registration Fee	$29,475.00
Printing and Engraving Expenses	$______*
Trustee Fees and Expenses	$______*
Legal Fees and Expenses	$______*
Blue Sky Fees and Expenses	$______*
Accounting Fees and Expenses	$______*
Rating Agency Fees	$______*
Miscellaneous Fees and Expenses	$______*
$______*

Total Expenses	$______*

*	To be provided by amendment.

Item 15. Indemnification of Directors and Officers

The following applies to MRU ABS II LLC:

The Registrant’s Limited Liability Company Agreement (the “LLC Agreement”) provides in Section 20 that none of MRU Holdings Inc. (the “Member”), the Managers, the Special Members, the Officers or any other employee or agent of the Registrant or any employee, representative, agent or affiliate of the Member, the Managers, the Special Members or the Officers (collectively, the “Covered Persons”) shall be liable to the Registrant or any other person that is a party to or is otherwise bound by the LLC Agreement or who has an interest in or claim against the Registrant for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Registrant and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the LLC Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Registrant for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Registrant and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the LLC Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under Section 20 of the LLC Agreement by the Registrant shall be provided out of and to the extent of the Registrant’s assets only, and the Member, the Managers, the Special Members and the Officers shall not have personal liability on account thereof; and provided further, that so long as any obligation of an issuing entity is outstanding, and for a period of one year and one day thereafter, no indemnity payment from funds of the Registrant (as distinct from funds from other sources, such as insurance) of any indemnity under Section 20 of the LLC Agreement shall be payable from amounts allocable to any other person pursuant to the basic documents governing the terms of the transactions in which the Depositor is involved.

To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Registrant prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Registrant of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in such Section 20.

A Covered Person shall be fully protected in relying in good faith upon the records of the Registrant and upon such information, opinions, reports or statements presented to the Registrant by any Person as to matters the Covered Person reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Registrant, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

To the extent that, at law (whether common or statutory) or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Registrant or to any other Covered Person, a Covered Person acting under the LLC Agreement shall, to the fullest extent permitted by applicable law, not be liable to the Registrant, to any other Covered Person or to any other person that is a party to or is otherwise bound by the LLC Agreement for its good faith reliance on the provisions of the LLC Agreement or any approval or authorization granted by the Registrant or any other Covered person. The provisions of the LLC Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law (whether common or statutory) or in equity, are agreed by the Member, the Managers and the Special Members to replace such other duties and liabilities of such Covered Person.

Item 16. Exhibits.

The following is a complete list of exhibits filed as part of the Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

3.1	Form of Certificate of Trust (included in Exhibit 4.2)*

3.2	Certificate of Formation of MRU ABS II LLC*

3.3	Limited Liability Company Agreement of MRU ABS II LLC*

4.1	Form of Indenture of Trust among the Indenture Trustee and the Trust.*

4.2	Form of Trust Agreement between the Depositor and the Delaware Trustee*

4.3	Form of Note (included in Exhibit 4.1)*

5.1	Opinion of Baker & McKenzie LLP with respect to legality*

8.1	Opinion of Baker & McKenzie LLP regarding tax matters (included in Exhibit 5.1)*

23.1	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)*

25.1	Statement of eligibility of trustee on Form T-1**

99.1	Form of Transfer and Contribution Agreement*

99.2	Form of Deposit Agreement*

99.3	Form of Servicing Agreement*

99.5	Form of Administration Agreement*

99.6	Form of Verification Agent Agreement*

*	Exhibit to be filed by amendment.
**	Exhibit to be filed on a post-effective 8-K.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(a)        To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)       To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(c)        To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) of this section do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

Provided further, however, that paragraphs (1)(a) and (1)(b) do not apply if the Registration Statement is for an offering of asset-backed securities on Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) of the Securities Act of 1933 shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(b)       Each prospectus required to be filed by the registrant pursuant to Rule 424(b)(2), (b)(5), or (b)(7) of the Securities Act of 1933 as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) of the Securities Act of 1933 for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)       The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes that:

(a)        For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(b)       For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)       The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in accordance with the rules and regulations prescribed by the Commission under Section 305(b) (2) of the Trust Indenture Act.

(10)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(11)     The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the Registration Statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on March 17, 2008.

MRU ABS II LLC

By:	/s/ Jonathan A. Coblentz
	Name:	Jonathan A. Coblentz
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edwin J. McGuinn, Jr.	Chief Executive Officer; Manager	March 17, 2008
Name: Edwin J. McGuinn, Jr.	(Principal Executive Officer)

/s/ Vishal Garg	Chief Financial Officer and Secretary; Manager	March 17, 2008
Name: Vishal Garg	(Principal Financial Officer)

/s/ Jonathan A. Coblentz	Treasurer; Manager	March 17, 2008
Name: Jonathan A. Coblentz	(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

3.1	Form of Certificate of Trust (included in Exhibit 4.2)*

3.2	Certificate of Formation of MRU ABS II LLC*

3.3	Limited Liability Company Agreement of MRU ABS II LLC*

4.1	Form of Indenture of Trust among the Indenture Trustee and the Trust*

4.2	Form of Trust Agreement between the Depositor and the Delaware Trustee*

4.3	Form of Note (included in Exhibit 4.1)*

5.1	Opinion of Baker & McKenzie LLP with respect to legality*

8.1	Opinion of Baker & McKenzie LLP regarding tax matters (included in Exhibit 5.1)*

23.1	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)*

25.1	Statement of eligibility of trustee on Form T-1**

99.1	Form of Transfer and Contribution Agreement*

99.2	Form of Deposit Agreement*

99.3	Form of Servicing Agreement*

99.5	Form of Administration Agreement*

99.6	Form of Verification Agent Agreement*

*	Exhibit to be filed by amendment.
**	Exhibit to be filed on a post-effective 8-K.